Prospectus supplement
to prospectus dated December 21, 2000

                 Discover(R) Card Master Trust I, Series 2001-1
               $1,200,000,000 Floating Rate Class A Certificates
                 $63,158,000 Floating Rate Class B Certificates

                          Discover Card Master Trust I
                                     Issuer
                                 Discover Bank
                      Master Servicer, Servicer and Seller
                           -------------------------
The Series 2001-1 Class A Certificates and Class B Certificates represent interests in the Discover Card Master Trust I. The certificates are not obligations of Discover Bank or any of its affiliates, and neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.
                           -------------------------
 Investing in the certificates involves risks. See "Risk Factors" beginning on page S-13 of this prospectus supplement.
                           -------------------------

                                           Class A Certificates         Class B Certificates
                                           --------------------         --------------------
Interest rate                                 LIBOR + 0.22%                LIBOR + 0.55%
Expected interest payment dates             Monthly, beginning           Monthly, beginning
                                            February 15, 2001            February 15, 2001
Expected maturity date                       January 15, 2008            February 15, 2008
Initial credit enhancement               $157,894,750 -- 12.5% of      $94,736,850 -- 7.5% of
                                                  series                       series
Form of credit enhancement               Subordination of Class B     Cash collateral account
                                               Certificates
Expected ratings -- Moody's/S&P/               Aaa/AAA/AAA                    A2/A/A+
  Fitch
Price to public                                    100%                         100%
Underwriting discounts and commissions            0.300%                       0.325%
Proceeds to Discover Bank                     $1,196,400,000               $62,952,736.50

                           -------------------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the certificates to purchasers on January 4, 2001 through the facilities of The Depository Trust Company, the Euroclear System and Clearstream Banking.

Discover Bank will apply to list the certificates on the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange, to facilitate trading in non-U.S. markets.
                           -------------------------
                    Underwriters of the Class A Certificates
MORGAN STANLEY DEAN WITTER
                BANC OF AMERICA SECURITIES LLC
                                 BARCLAYS CAPITAL
                                             DRESDNER KLEINWORT BENSON

                    Underwriter of the Class B Certificates
                           MORGAN STANLEY DEAN WITTER

December 21, 2000

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Series Summary........................   S-5
Risk Factors..........................  S-13
  Investor Risk of Loss...............  S-13
  Limited Credit Enhancement..........  S-13
  Subordination of Class B
     Certificates.....................  S-13
  Rating of the Certificates..........  S-13
  Deteriorations in Trust Performance
     or Receivables Balance Could
     Cause an Amortization Event......  S-13
  Discover Bank May Change Terms of
     the Accounts.....................  S-14
  Interest on the Receivables and
     Interest on the Certificates
     Accrue at Different Rates........  S-14
  Payments, Generation of Receivables
     and Maturity.....................  S-15
  Competition in the Credit Card
     Industry.........................  S-15
  Consumer Protection Laws and
     Regulations......................  S-16
  Effects of an Amortization Event....  S-16
  Limited Ability to Resell
     Certificates.....................  S-16
  Security Interests and Insolvency
     Related Matters..................  S-17
  Litigation..........................  S-17
  Legislation.........................  S-17
  Issuance of Additional Series.......  S-18
  Addition of Accounts................  S-18
  Historical Information..............  S-19
The Discover Card Business............  S-20
  General.............................  S-20
  Credit-Granting Procedures..........  S-21
  Collection Efforts and Charged-Off
     Accounts.........................  S-23
The Accounts..........................  S-23
  General.............................  S-23

                                        PAGE
                                        ----
  Billing and Payments................  S-24
  Effects of the Selection Process....  S-25
  Composition of the Accounts.........  S-25
Composition and Historical Performance
  of the Discover Card Portfolio......  S-27
  General.............................  S-27
  Composition of the Discover Card
     Portfolio........................  S-27
  Timing of Principal Payments........  S-29
The Certificates......................  S-31
  Invested Amounts....................  S-31
  Investor Interests..................  S-31
  Interest Payments...................  S-32
  Principal Payments..................  S-32
  Investor Accounts...................  S-34
  Class Finance Charge Collections....  S-35
  Other Income -- Yield Collections,
     Additional Funds and Investment
     Income...........................  S-35
  Class Principal Collections.........  S-36
  Class Charge-Offs and Investor
     Losses...........................  S-37
  Subordination of the Class B
     Certificates -- Class A Credit
     Enhancement......................  S-37
  The Credit Enhancement Account......  S-38
  Reallocations.......................  S-41
  Cash Flows..........................  S-41
  Amortization Events.................  S-43
  Clean-up Call; Termination of
     Series...........................  S-44
Reports to Investors..................  S-45
Underwriting..........................  S-47
Legal Matters.........................  S-48
Glossary of Terms.....................  S-49
Annex A -- Cash Flows.................  S-65
Annex B -- Other Series...............  S-73

                                   PROSPECTUS

                                        PAGE
                                        ----
Reports to Investors..................    3
Where You Can Find More Information...    3
Prospectus Summary....................    5
The Trust.............................   13
  The Trustee.........................   14
  Indemnification of the Trust and the
     Trustee..........................   14

                                        PAGE
                                        ----
  Sale and Assignment of Receivables
     to the Trust.....................   15
  Addition of Accounts................   15
  Removal of Accounts.................   17
  Termination of the Trust............   17
The Certificates......................   17

                                        PAGE
                                        ----
  General.............................   17
  Interest Payments...................   18
  Principal Payments..................   18
  Issuance of Additional Series.......   19
  Collections.........................   20
  Class Percentages and Seller
     Percentage.......................   21
  Subordination.......................   22
  Adjustments to Receivables..........   22
  Additional Funds....................   22
  Final Payment of Principal;
     Termination of Series............   23
  Credit Enhancement..................   23
  Repurchase of Trust Portfolio.......   24
  Repurchase of Specified
     Receivables......................   25
  Repurchase of a Series..............   26
  Repurchase of Certificates..........   26
  Sale of Seller Interest.............   26
  Reallocation of Series Among
     Groups...........................   27
  Amendments..........................   27
  List of Certificateholders..........   28
  Meetings............................   28
  Book-Entry Registration.............   28
  Definitive Certificates.............   32
Servicing.............................   32
  Master Servicer and Servicer........   32
  Servicing Compensation and Payment
     of Expenses......................   33
  Certain Matters Regarding the Master
     Servicer and the Servicers.......   34
  Master Servicer Termination
     Events...........................   34
  Servicer Termination Events.........   35

                                        PAGE
                                        ----
  Evidence as to Compliance...........   36
The Seller............................   37
  Discover Bank.......................   37
  Insolvency-Related Matters..........   37
Certain Legal Matters Relating to the
  Receivables.........................   38
  Transfer of Receivables.............   38
  Certain UCC Matters.................   39
  Consumer Protection Laws and Debtor
     Relief Laws Applicable to the
     Receivables......................   40
  Claims and Defenses of Cardmembers
     Against the Trust................   40
Use of Proceeds.......................   40
Federal Income Tax Consequences.......   41
  General.............................   41
  Tax Treatment of the Certificates as
     Debt.............................   41
  United States Investors.............   42
  Foreign Investors...................   45
  Backup Withholding and Information
     Reporting........................   46
  Possible Characterization of the
     Certificates.....................   47
State Tax Consequences................   48
ERISA Considerations..................   49
  Discover Bank's Prohibited
     Transaction Exemption............   49
  The DOL Regulation..................   51
Plan of Distribution..................   52
Legal Matters.........................   54
Glossary of Terms.....................   55

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents:

     - this prospectus supplement, which describes the specific terms of your certificates, and

     - the prospectus, which provides detailed information, some of which may not apply to your certificates, about the trust and the certificates issued by the trust.

     We include cross-references in this prospectus supplement and the accompanying prospectus to sections in these materials where you can find related discussions. You can locate the pages on which these sections begin by using the table of contents on page S-2.

     We have included glossaries of the capitalized terms used in this prospectus supplement or the prospectus.

     IT IS IMPORTANT FOR YOU TO READ AND CONSIDER ALL INFORMATION CONTAINED IN BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN MAKING YOUR INVESTMENT DECISION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this prospectus supplement and the accompanying prospectus relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.

                                 SERIES SUMMARY

     The following summary describes the terms of the certificates and certain aspects of the trust generally. The remainder of this prospectus supplement and the prospectus provide much more detailed information about the certificates and the trust. You should review the entire prospectus and prospectus supplement before you decide to invest.

THE CERTIFICATES AND THE
  SERIES...................  Discover Card Master Trust I, Series 2001-1
                             Floating Rate Class A Credit Card Pass-Through Certificates and Series 2001-1 Floating Rate Class B Credit Card Pass-Through Certificates.

                             Together, the Class A Certificates and the Class B Certificates make up this series.

SELLER.....................  Discover Bank. Discover Bank's executive office is located at 12 Read's Way, New Castle, Delaware 19720. Discover Bank was formerly known as Greenwood Trust Company.

MASTER SERVICER AND
SERVICER...................  Discover Bank.

TRUSTEE....................  U.S. Bank National Association.

PRINCIPAL..................  Class A Certificates: $1,200,000,000.

                             Class B Certificates: $63,158,000.

INTEREST RATE..............  Class A Certificates: LIBOR + 0.22% per year.

                             Class B Certificates: LIBOR + 0.55% per year.

                             LIBOR is the London interbank offered rate for one-month United States dollar deposits, determined as described in the glossary of terms in this prospectus supplement.

                             The trustee will calculate interest on the certificates monthly, on the basis of the actual number of days elapsed and a 360-day year.

INTEREST PAYMENT DATES.....  The 15th day of each month, or the next business day, beginning February 2001.

                             The trust will pay your interest on each interest payment date from the funds deposited into the series interest funding account on that date.

EXPECTED MATURITY DATES....  Class A Certificates: January 15, 2008, or the next business day. If an amortization event occurs, the trust will pay principal monthly and the final principal payment may be made before or after January 15, 2008.

                             Class B Certificates: February 15, 2008, or the next business day. If an amortization event occurs, the trust will pay principal monthly and the final principal payment may be made before or after February 15, 2008. The trust must generally pay all Class A principal before it pays any Class B principal.

                             Amortization events are designed to protect investors from certain events that may adversely affect the trust and your investment in the certificates. These may include: Discover

                             Bank's or an additional seller's inability to continue to transfer receivables to the trust; certain breaches of representations, warranties or covenants by Discover Bank or an additional seller; receivables performance that might impair the long-term ability of the trust to make all required payments with respect to a series; or certain events of insolvency with respect to Discover Bank or an additional seller. For some of these events to become amortization events, the trustee or a specified percentage of certificateholders must declare them to be amortization events; others become amortization events automatically when they occur. If an amortization event occurs with respect to this series, the trust becomes obligated to apply principal collections allocated to this series on a monthly basis to repay the remaining principal amount of the certificates.

SERIES CLOSING DATE........  January 4, 2001. The series closing date is the date on which the trust issues the certificates.

REVOLVING PERIOD...........  The revolving period will begin on January 1, 2001.
                             The revolving period is the period from the first day of the calendar month in which the trust issues a series until it begins using principal collections to make principal payments to investors or to accumulate the cash to be used to make later principal payments. In general, during the revolving period, the trust pays principal collections to Discover Bank in exchange for new receivables that cardmembers have generated on the accounts designated as part of the trust.

                             The trust may also use principal collections to pay the principal of other series. The revolving period for this series ends when the accumulation period begins, or when an amortization event occurs.

ACCUMULATION PERIOD........  The trust will begin to accumulate cash in the series principal funding account on February 15, 2007, or the next business day, using collections it receives on or after January 1, 2007, to pay principal at maturity, unless Discover Bank elects to delay this process or an amortization event has occurred. The trust is scheduled to accumulate principal collections in the series principal funding account over several months, so that it will have collections available to make the final payment.

                             Discover Bank may elect to shorten the accumulation period if:

                             - it determines that enough principal collections
                               from other series will be available to make larger deposits into the series principal funding account, and

                             - the required rating agencies have approved the
                               election to shorten the accumulation period.

AMORTIZATION PERIOD........  The amortization period begins when an amortization event occurs and continues until the trust has fully paid the principal of this series or until the series termination date.

SERIES TERMINATION DATE....  The first business day following July 15, 2010, or the second business day following July 15, 2010, if July 15, 2010 is not a business day. The series termination date is the last day on which the trust will pay principal to investors in this series. If the trust owes principal in the month before the series termination date, the trustee will sell receivables, proportionate to this series' remaining interest in the trust, to repay the principal. After the series termination date, the trust will not allocate collections to this series.

CLASSES, ALLOCATIONS AND
    REALLOCATIONS..........  This series has two classes; the Class B
                             Certificates rank junior to the Class A
                             Certificates.

                             The trust allocates collections among the series based on each series' investor interest in receivables. The trust also allocates receivables that Discover Bank has charged off as uncollectible to series based on the investor interest in receivables. The series supplement to the pooling and servicing agreement specifies the percentages of these collections and charged-off receivables that are allocated to each class of this series at each point in time. These percentages vary based on a number of factors, including whether the trust has started to pay principal to investors in this series and whether Discover Bank has made certain choices regarding credit enhancement. The class percentages differ for finance charge collections, principal collections and charged-off amounts. The pooling and servicing agreement determines whether collections are finance charge collections or principal collections. Once this determination is made, finance charge collections and principal collections are generally not interchangeable; each can only be used to fund certain payments, deposits and reimbursements. When Discover Bank charges off a receivable as uncollectible, it reduces the amount of principal receivables in the trust, and allocates a portion of the amount charged off against your interest in principal receivables based on your class percentage. However, the trust typically uses finance charge collections to pay interest and to reimburse you for charged-off receivables that have been allocated to you, reinstating your interest in principal receivables. The trust typically uses principal collections to repay your principal.

                             In general, the trust will use this series' share of collections to make required payments, to pay its share of servicing fees and to reimburse its share of charged-off amounts. If this series has more collections than it needs in any month, the trust may make the excess collections available to other series so those series may make their payments and reimbursements. You will not be entitled to receive these excess collections. If this series does not have enough collections in any month, the trust may use excess collections from other series to make payments and reimbursements for this series.

INVESTOR INTEREST AND
INVESTED AMOUNT............  The trust generally allocates collections and charged-off amounts to you based on your investor interest, which is your interest in the receivables. The trust makes payments to you based on your invested amount, which generally is the principal balance of your certificates. Your investor interest in receivables may decrease over time as principal is paid to you or as principal collections are deposited into the series principal funding account to be paid to you at a later time.

                             Although your investor interest in receivables and your invested amount are related, they diverge under certain circumstances; for instance, as the trustee accumulates principal in the series principal funding account, your investor interest in receivables will decline but your invested amount will not be affected. Your invested amount will shift from an interest entirely in the receivables to an interest in the cash in the series principal funding account and a smaller interest in the receivables.

DISTRIBUTION DATES.........  The distribution date is the date in each month, typically the 15th, on which the trust allocates collections from the preceding calendar month to investors and the trustee deposits them into appropriate accounts.

SUBORDINATION OF CLASS B
  CERTIFICATES -- CLASS A
  CREDIT ENHANCEMENT.......  The Class B Certificates are subordinated to the
                             Class A Certificates up to a specified dollar amount that is the available subordinated amount. This means that the trust may reallocate collections and other assets that it initially allocated to the Class B Certificates to instead make payments, deposits and reimbursements for the Class A Certificates. The available subordinated amount decreases to the extent that the trust reallocates subordinated amounts such as Class B collections and the Class B investor interest in receivables in the trust to the Class A Certificates. As long as the available subordinated amount is greater than zero, the trust will generally make payments, deposits and reimbursements for the Class B Certificates only after it has satisfied the requirements of the Class A Certificates.

                             The initial available subordinated amount is $157,894,750. If the trust uses part of the available subordinated amount in any month, it may increase the available subordinated amount up to its initial level, to the extent that this series has excess finance charge collections and other income in any subsequent month. Discover Bank may also cause the available subordinated amount to increase if it elects to change the way in which the trust allocates finance charge collections during an amortization period. The available subordinated amount may increase if Standard & Poor's withdraws or significantly downgrades Dis-cover Bank's long-term debt or deposit rating. You should review the information under "The Certificates -- Subordination of Class B Certificates" for more information about this amount. If the available subordinated amount declines to zero, the Class A Certificates will lack credit enhancement and will have to rely solely on their own allocations of collections.

CASH COLLATERAL ACCOUNT --
  CLASS B CREDIT
  ENHANCEMENT..............  Discover Bank will arrange to have a cash collateral account funded with $94,736,850. The trustee may withdraw funds from this account

                             - to pay interest or servicing fees for the Class B
                               Certificates, and

                             - to reimburse the Class B investors for amounts
                               that would otherwise reduce the Class B investor interest in receivables.

                             The trustee may not withdraw funds from this account to pay any amounts on the Class A Certificates, but the Class A investors benefit indirectly from this account because the trustee can withdraw funds to protect the Class B investor interest in receivables, and the Class A investors can then use the Class B investor interest in receivables in subsequent months as part of the available subordinated amount.

                             The maximum amount that will be on deposit in this account on any distribution date will initially be $94,736,850, but it may increase under certain circumstances. It will generally decrease during the accumulation period as the series investor interest in receivables declines. If an amortization event occurs, the maximum amount of the account will be the maximum amount immediately before the amortization event occurred. If the trustee withdraws funds from the account, then until those funds have been replaced, the maximum amount of the account will be the maximum amount at the time of the withdrawal. You should review the "Maximum Class B Credit Enhancement Amount" table on pages S-39 and S-40 of this prospectus supplement for more information about this amount.

FORMATION OF THE TRUST;
TRUST ASSETS...............  Discover Bank and the trustee formed the trust in
                             October 1993. Discover Bank has transferred to the trust the credit card receivables generated under certain designated Discover(R) Card accounts. Those receivables included principal receivables -- amounts owed by cardmembers representing the principal balances of cash advances, purchases that cardmembers have made with their Discover Cards and balances transferred by cardmembers to their Discover Card accounts from other credit card accounts. They also included finance charge receivables -- amounts owed by cardmembers representing finance charges accrued on unpaid principal balances, late fees and other service charges. As cardmembers make additional charges and incur additional finance charges and other fees in accounts designated for the trust, Discover Bank also transfers these additional receivables to the trust on an ongoing basis. Discover Bank also may designate additional accounts as trust accounts, and transfer receivables in those accounts to the trust. Even though Discover Bank transfers receivables to the trust, Discover Bank continues to own and service the related accounts.

                             The trust's assets include, or may include, the following:

                             - credit card receivables;

                             - cash payments by cardmembers;

                             - cash recoveries on receivables in the trust that
                               have been charged off as uncollectible and proceeds from the trust's sales of those receivables;

                             - investment income on funds on deposit in investor
                               accounts, if any;

                             - interests in other credit card receivables pools;

                             - credit support or enhancement for each series;

                             - additional funds that Discover Bank may elect to
                               add to the trust;

                             - currency swaps for series denominated in foreign
                               currencies; and

                             - interest rate protection agreements.

                             The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series. The pooling and servicing agreement that created the trust and applies to all series permits the trust to issue additional series without the consent of certificateholders of any outstanding series. Discover Bank and the trust will not request your consent to issue new series.

                             The Class A Certificates and the Class B
                             Certificates represent an interest in the aggregate pool of receivables in the trust, not an interest in any specific receivable or subset of the receivables. That interest reflects your right to receive a portion of the collections paid on the receivables, your share of receivables that Discover Bank has charged off as uncollectible, your share of investment income on funds on deposit in investor accounts, if any, and your right to the benefit of the credit enhancement for this series. Your right to receive any of these amounts is limited to the amount of interest accrued on your certificates and the principal amount of your certificates. Discover Bank and the investors in other series currently outstanding own the remaining interest in the trust.

                             - Discover Bank's interest varies based on the size
                               of the interests of the trust's investors and the total amount of the trust's receivables.

                             - Assuming the aggregate investor interest in
                               receivables stays the same, if in any month the principal collections and charge-offs exceed the amount of new principal receivables created, Discover Bank's interest in the trust declines.

                             - Assuming the aggregate investor interest in
                               receivables stays the same, if in any month the principal collections and charge-offs are less than the amount of new principal receivables created, Discover Bank's interest in the trust increases.

CURRENTLY OUTSTANDING
SERIES.....................  Each series belongs to a group of series for purposes of reallocating collections among series. The trust currently has outstanding thirty-four series of certificates in Group One. Annex B to this prospectus supplement summarizes the terms of these series.

NO SUBORDINATION OF
SERIES.....................  The collections for this series will not be available to other series in any month until the trust has made all payments, deposits and reimbursements for this series.

THE RECEIVABLES............  The receivables in the trust as of December 1, 2000 totaled $33,817,556,119.54.

RATINGS....................  The trust will only issue the certificates if
                             Standard & Poor's has rated the Class A
                             Certificates "AAA" and the Class B Certificates at least "A" and Moody's Investors Service, Inc. has rated the Class A Certificates "Aaa" and has rated the Class B Certificates at least "A2." These ratings reflect the rating agencies' views as to how likely it is that the trust will pay interest on a timely basis and will ultimately repay principal.

TAX CONSEQUENCES...........  Discover Bank will receive an opinion of counsel that, although the matter is not free from doubt, the certificates will be treated as debt for federal income tax purposes. By accepting a certificate, you will agree with Discover Bank to treat the certificate as debt for federal, state and local income and franchise tax purposes.

                             If you are a beneficial owner of a certificate, you should:

                             - include in your gross income all stated interest
                               paid or accrued on your certificate in accordance with your method of tax accounting; and

                             - include in your gross income the portion of any
                               principal payments on your certificate that exceeds your allocable tax basis in your certificate.

                             If you are a United States person, payments on your certificates will generally be exempt from federal backup withholding, provided that you satisfy certain certification requirements. If you are a foreign person, payments on your certificates will generally be exempt from federal income tax and withholding, provided that you satisfy certain certification requirements. See "Federal Income Tax Consequences" and "State Tax Consequences" in the prospectus for information concerning the application of tax laws.

ERISA CONSIDERATIONS.......  In light of an exemption obtained by Discover Bank from the U.S. Department of Labor, Discover Bank believes that many employee benefit plans subject to ERISA may acquire Class A Certificates. The Class B Certificates will not meet the requirements of the exemption, nor will they be considered "publicly offered securities" and therefore employee benefit plans subject to ERISA may not acquire Class B Certificates. See "ERISA Considerations" in the prospectus. Advisors to employee benefit plans should consult their own counsel.

LISTING....................  To facilitate trading in non-U.S. markets, Discover
                             Bank expects to list the certificates on the Luxembourg Stock Exchange, in accordance with the rules of the Luxembourg Stock Exchange.

CLEARANCE AND SETTLEMENT...  You may elect to hold the certificates only through the following clearing organizations:

                             - The Depository Trust Company, or DTC, in the
                               United States;

                             - Clearstream Banking, in Europe; and

                             - Euroclear, in Europe.

                             These organizations permit transfers of securities or interests in securities by computer entries instead of paper transfers. Certificates will not be available in paper form. You may transfer your interests within DTC, Clearstream Banking or Euroclear in accordance with the usual rules and operating procedures of the relevant system. Persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other hand, may effect cross-market transfers through the relevant depositaries of Clearstream Banking and Euroclear.

                                  RISK FACTORS

INVESTOR RISK OF LOSS

     You will only receive payments of interest and principal on your certificates to the extent that the trust has funds available to make these payments. The trust will allocate charged-off receivables to your certificates each month, and will reimburse you for those charge-offs, only to the extent that the trust has funds available to make those reimbursements. You should review the cash flow provisions described in "The Certificates -- Cash Flows" to understand the priority in which the trust allocates its assets to pay interest and principal and to reimburse charge-offs on this series and other series. To the extent the trust cannot fully reimburse your charge-offs, the aggregate amount of principal you ultimately receive will be less than the face amount of your certificates, and the amount of collections allocated to you and interest paid to you in any month may also be reduced.

LIMITED CREDIT ENHANCEMENT

     The credit enhancement for the Class A Certificates is limited by the available subordinated amount. The credit enhancement for the Class B Certificates is limited by the amount on deposit in the cash collateral account and the maximum amount that can be on deposit in that account. If you own a certificate and all of your credit enhancement has been used, you will bear directly the credit and other risks associated with your investment in the trust.

SUBORDINATION OF CLASS B CERTIFICATES

     The Class B Certificates will be subordinated to the Class A Certificates. The trust will generally pay interest on the Class A Certificates before it pays interest on the Class B Certificates, and will not pay Class B principal until it has paid Class A principal in full. The Class B investors will generally absorb losses relating to charged-off receivables and shortfalls in finance charge collections before the Class A investors. If receivables had to be sold, the net proceeds of that sale available to pay principal on the certificates would be paid first to the Class A investors before any remaining net proceeds would be available for payments due to the Class B investors. Accordingly, if you own a Class B Certificate, you are less likely to receive all payments of interest and principal than an investor in the Class A Certificates. For more information about the subordination provisions, see "The Certificates -- Cash Flows" and "Annex A -- Cash Flows."

RATING OF THE CERTIFICATES

     Ratings assigned by a rating agency to the certificates of this series are not a recommendation for you to purchase, hold or sell the certificates. The ratings do not reflect market price or whether the certificates are suitable for your investment. The ratings address timely payment of interest and ultimate payment of principal, but do not address timely payment of principal. The ratings may not remain in effect and the rating agencies may lower or entirely withdraw their ratings at any time if they determine that a reduction or withdrawal of their ratings is appropriate.

DETERIORATIONS IN TRUST PERFORMANCE OR RECEIVABLES BALANCE COULD CAUSE AN AMORTIZATION EVENT

     If the trust's finance charge collections for your series and your group are less than the interest expense, servicing fees, charge-offs and credit enhancement fees for your series and your group, averaged over a three-month period, an amortization event for your series will occur. If the level of receivables in the trust declines because cardmembers generate fewer new receivables on their accounts, and Discover Bank cannot add enough receivables from other accounts or interests in other pools of credit card receivables to maintain the required minimum level of receivables in the trust, an amortization event will also occur. The following five factors could cause trust performance to deteriorate or could cause the receivables balance in the trust to decline:

(1) DISCOVER BANK MAY CHANGE TERMS OF THE ACCOUNTS

     Discover Bank transfers receivables, but not accounts, to the trust. As owner of any account, Discover Bank has the right to determine the rate for periodic finance charges, to alter the account's minimum required monthly payment, to change the account's credit limit and to change various other account terms. If periodic finance charges or other fees decrease, the trust's finance charge collections and the effective yield on the receivables could also decrease. In addition, if Discover Bank increases credit limits on accounts, charged-off amounts might increase and the levels of receivables in the trust and in the Discover Card portfolio might decrease. The Discover Platinum Card, introduced in late December 1998, offers cardmembers credit limits that may be substantially higher, and imposes periodic finance charges that in some cases are lower, than those available with a classic Discover Card. Although the Discover Platinum Card has had a positive impact on the number of Discover Card accounts and the size of revolving balances, Discover Bank cannot assure you that the higher credit limits and lower periodic finance charges of the Discover Platinum Card could not have the effects set forth above in this paragraph.

     Except as described in this paragraph, the pooling and servicing agreement does not restrict Discover Bank's ability to change the terms of accounts or receivables. Discover Bank may decide, because of changes in the market place or applicable laws, or as a prudent business practice, to change the terms of some or all of its Discover Card accounts. Discover Bank may not change the terms governing an account designated for the trust unless it changes the terms of its other accounts of the same general type and as to which the cardmembers reside in a particular affected state or similar jurisdiction. Changes to account terms may not, however, affect the accounts designated for the trust to the same degree as they affect Discover Bank's other accounts. Sellers other than Discover Bank will be able to change account terms in the same circumstances and subject to the same limitations as Discover Bank.

(2) INTEREST ON THE RECEIVABLES AND INTEREST ON THE CERTIFICATES ACCRUE AT DIFFERENT RATES

     Some of the receivables in the trust will accrue periodic finance charges at the prevailing prime rate plus a margin, while the certificates of this series accrue interest at rates that float against LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread between the amount of finance charge collections on the receivables and the amounts of interest payable on your certificates and other amounts required to be funded out of finance charge collections.

     Similarly, some of the receivables in the trust will accrue periodic finance charges at fixed rates, while the certificates of this series accrue interest at rates that float against LIBOR. If LIBOR increases, the interest payments on the certificates and other amounts required to be funded out of finance charge collections will increase, while the amount of finance charge collections on these receivables will remain the same unless and until Discover Bank resets the fixed rates on the accounts.

(3) PAYMENTS, GENERATION OF RECEIVABLES AND MATURITY

     Cardmembers may pay the receivables at any time and in any pattern, and they may decide not to create additional receivables in their accounts. Cardmembers' credit use and payment patterns may change because of many social, legal and economic factors, including the rate of inflation and relative interest rates offered for various types of loans, and legislative change. Discover Bank's ability to compete in the credit card industry at any point in time will affect how cardmembers pay existing receivables and how they generate new receivables that Discover Bank can convey to the trust. In addition, if convenience use increases -- more cardmembers pay their receivables within the grace period to avoid all finance charges on purchases of merchandise and services -- then the effective yield on the receivables in the trust might decrease. Conversely, the terms governing the accounts require only a minimum monthly payment, and if cardmembers repay a smaller percentage of their balances than they currently repay each month, the trust may not be able to make scheduled principal payments to you on a timely basis. Heightened levels of consumer debt, large numbers of personal bankruptcies and a weakened national economy may cause increases in delinquencies in, and charge-offs of, the receivables in the trust. Any delay in the trust's payment of principal with respect to any series will extend the period during which charged-off receivables may be allocated to your certificates.

(4) COMPETITION IN THE CREDIT CARD INDUSTRY

     The credit card industry in which the Discover Card competes is highly competitive. Competition in the credit card industry affects Discover Bank's ability to obtain applicants for Discover Card accounts, to encourage cardmembers to use accounts and, through its arrangements with Discover Financial Services, Inc., to persuade service establishments to accept the Discover Card. If Discover Bank does not compete successfully in these areas, the level of receivables in the trust and in the Discover Card portfolio may decline.

     The competition in the credit card industry focuses on features and financial incentives of credit cards such as annual fees, finance charges, rebates and other enhancement features. The market includes:

     - bank-issued credit cards, including co-branded cards issued by banks in cooperation with industrial, retail or other companies, and affinity cards issued by banks in cooperation with organizations such as universities and professional groups, and

     - charge cards issued by travel and entertainment companies.

Many bank credit card issuers have instituted balance transfer programs that offer a favorable annual percentage rate or other financial incentives for a specified length of time on any portion of account balances transferred from outstanding account balances maintained on another credit card. The vast majority of the bank-issued credit cards bear the Visa or MasterCard service mark and are issued by the many banks that participate in one or both of the national bank card networks operated by Visa U.S.A., Inc. and MasterCard International Incorporated. The Visa and MasterCard associations have been in existence for approximately 30 years. Cards bearing their service marks have worldwide acceptance by merchants of goods and services and recognition by consumers and the general public. Co-branded credit cards, which offer the cardholder certain benefits relating to the industrial, retail or other business of the bank's co-branding partner, such as credits towards purchases of airline tickets or rebates for the purchase of an automobile, and affinity cards, which give cardholders the opportunity to support and affiliate with the affinity partner's organization and often provide other benefits, both currently represent a large segment of the bank-issued credit card market. American Express Company, which has been issuing cards since 1958, issues the majority of travel and entertainment cards. Travel and entertainment cards differ in many cases from bank cards in that they generally have no pre-established credit limits and have limited provisions for repayment in installments. The Discover Card, which Discover Bank introduced nationwide in 1986, competes with general purpose credit cards issued by other banks and with travel and entertainment cards. In late December 1998, Discover Bank introduced the Discover Platinum Card to compete with gold, platinum and other premium credit, travel and entertainment cards of other issuers.

(5) CONSUMER PROTECTION LAWS AND REGULATIONS

     Discover Bank must comply with federal and state consumer protection laws and regulations in connection with making and enforcing consumer loans such as credit card loans, including the loans in the trust. These laws and regulations, including any changes to these laws and regulations, could adversely affect Discover Bank's ability to collect on the receivables in the trust or to maintain previous levels of monthly periodic finance charges. If Discover Bank does not comply with these laws and regulations, it may not be able to collect the receivables. These laws and regulations will also apply to any other servicer of the receivables, with the same possible effects. Discover Bank has agreed that, if:

     - it has not complied in all material respects with the legal requirements that applied to its creation of a receivable included in the trust,

     - it does not cure its noncompliance in a specified period of time, and

     - the noncompliance has a material adverse effect on the trust's interest in all of the receivables in the trust,

Discover Bank will purchase all receivables in the affected accounts. Discover Bank does not anticipate that the trustee will examine the receivables or the records relating to the receivables to determine whether they have legal defects or for any other purpose.

EFFECTS OF AN AMORTIZATION EVENT

     If an amortization event occurs with respect to this series:

     - you may receive payments of principal earlier than you expected;

     - you may not receive all principal payments by the expected maturity date for your certificates;

     - we cannot predict how much principal the trust will pay you in any month or how long it will take to pay your invested amount in full; and

     - the risk that you will not receive full interest payments or that you will not receive an aggregate amount of principal equal to the face amount of your certificates will increase.

LIMITED ABILITY TO RESELL CERTIFICATES

     We anticipate that the underwriters will make a market in the certificates. A secondary market, however, may not develop. If a secondary market does develop, it might not continue until your certificates mature, or it might not be sufficiently liquid to allow you to resell any of your certificates.

SECURITY INTERESTS AND INSOLVENCY RELATED MATTERS

     The trust's interest in the receivables may be impaired if:

     - the transfer of the receivables by Discover Bank to the trust is neither a sale of the receivables to the trust nor a grant to the trust of a security interest in the receivables; or

     - the transfer of the receivables to the trust is a grant of a security interest, but the trustee does not have a perfected security interest in the receivables pursuant to the Uniform Commercial Code in effect in Delaware.

Discover Bank has taken certain actions to perfect the trust's interest in the receivables, including filing notices of the trust's interest with the Secretary of State of Delaware. In general, a security interest in receivables is perfected against Discover Bank if it can be enforced not only against Discover Bank but also against creditors of Discover Bank that might want to claim those receivables. Typically, a security interest in receivables is perfected by notice such as through a filing. Unless the trustee files continuation statements within the time specified in the UCC to continue the perfection of the security interest of the trust in the receivables, the perfection of the security interest will lapse. More than one person can have a perfected security interest in the same receivables, and the person with the higher priority, which is determined by statute, will have the first claim to the property. Because priority is determined by statute, a tax or statutory lien on Discover Bank's property may have priority over the trust's interest in the receivables.

     Discover Bank, as servicer, will receive cash collections each month for the account of the trust and may use those cash collections until it distributes them on the distribution date in the following month. The trust may not have a perfected security interest in any collections that Discover Bank has not deposited in the collections account for the trust.

     Discover Bank may add to the trust receivables in credit accounts other than accounts originated by Discover Bank, in which case the trust may have additional sellers and servicers. The trustee must take certain actions to perfect the trust's interest in these receivables as well, and they will be subject to the same risks as the Discover Bank receivables, namely that the perfection of the security interest will lapse, or that a tax or statutory lien on the seller's property may have priority over the trust's interest. Similarly, the servicers of these receivables may use the cash collections they receive each month in the same manner and subject to the same conditions as Discover Bank. The trust may not have a perfected security interest in any collections that the servicers have not deposited in the collections account for the trust.

LITIGATION

     Discover Bank is involved in various legal proceedings in the ordinary course of its business. Discover Bank does not believe that any of these proceedings will have a material adverse effect on Discover Bank's financial condition or on the receivables in the trust. Discover Bank cannot assure you, however, about the effect of these proceedings.

LEGISLATION

     The Competitive Equality Banking Act of 1987, or CEBA, as amended by the Gramm-Leach-Bliley Financial Modernization Act of 1999, limits the ability of nonbanking companies, such as Morgan Stanley Dean Witter & Co. and NOVUS Credit Services Inc., to own banks. However, CEBA permits any nonbanking company that owned a bank on March 5, 1987 to retain control of the bank. MSDW and NOVUS are permitted to retain control of Discover Bank under CEBA, as amended. CEBA, as amended, provides that if MSDW, NOVUS or

Discover Bank fails to comply with certain statutory restrictions, MSDW and NOVUS will be required to divest control of Discover Bank or to become a bank holding company subject to regulation by the Federal Reserve Board. MSDW and NOVUS may avoid divestiture of Discover Bank or becoming a bank holding company by curing the CEBA violation within 180 days of notice from the Federal Reserve Board of the violation or by submitting a plan to the Federal Reserve Board within 180 days of the notice to cure the CEBA violation in a timely manner, not to exceed one year. Discover Bank believes, however, that in light of the programs it has in place, the limitations of CEBA will not have a material impact on Discover Bank's ability to service, or maintain the level of, the receivables in the trust. In addition, future federal or state legislation, regulation or interpretation of federal or state legislation or regulation could adversely affect the business of Discover Bank or the relationship of MSDW or NOVUS with Discover Bank.

ISSUANCE OF ADDITIONAL SERIES

     The trust may issue additional series of certificates or, if permitted by the series supplements for those series, increase existing series without your consent, and Discover Bank and the trust will not request your consent to issue new series or increase existing series. The trustee will authenticate and deliver a new series of certificates or additional certificates in an existing series only if Standard & Poor's and Moody's have confirmed that they will not reduce or withdraw the rating of any class of any series outstanding at the time of the new issuance because of the new issuance. If the trust does issue one or more additional series or additional certificates in an existing series, those series or certificates may impact the timing and amount of payments you receive on this series.

ADDITION OF ACCOUNTS

     Discover Bank may designate additional accounts, the receivables in which will be transferred to the trust. It may also designate interests in other pools of credit card receivables for inclusion in the trust. The additional accounts may be Discover Card accounts originated by Discover Bank or an affiliate of Discover Bank, and they may be newly originated accounts. If the accounts are not originated by Discover Bank, they may be serviced by their originator, and the risks discussed above under the headings "-- Security Interests and Insolvency Related Matters" and "-- Consumer Protection Laws and Regulations" will apply to the new originator and servicer to the same extent that they apply to Discover Bank. Because any additional accounts or accounts underlying interests in other pools of receivables may not be accounts of the same type as the accounts already included in the trust, the additional accounts:

     - may contain a higher proportion of newly originated accounts,

     - may include accounts originated using criteria different from the criteria Discover Bank used in the accounts already in the trust,

     - may not be of the same credit quality as the accounts already included in the trust,

     - may have different terms than the accounts already included in the trust, including lower periodic finance charges, which may reduce the average yield on the receivables in the trust, and

     - may include accounts for which the cardmembers pay receivables at a slower rate, which could delay principal payments to you.

HISTORICAL INFORMATION

     All of the information describing the composition and historical performance of the Discover Card accounts in this prospectus supplement reflects the composition and historical performance of the Discover Card portfolio and not that of the trust accounts, except as presented under "The
Accounts -- Composition of the Accounts" and where otherwise noted. The historical performance of the Discover Card portfolio may not be representative of its future performance in all material respects.

     The remainder of this prospectus supplement uses some capitalized terms. We have defined these terms in a glossary beginning on page S-49.

                           THE DISCOVER CARD BUSINESS

GENERAL

     Discover Bank has conveyed Receivables to the trust pursuant to the Pooling and Servicing Agreement. These Receivables were generated from transactions made by holders of the Discover(R) Card, a general purpose credit and financial services card. The Receivables conveyed to the trust before the date of this prospectus supplement include only receivables arising under accounts in the Discover Card portfolio, although at a later date Discover Bank may add other receivables to the trust that do not arise under accounts in the Discover Card portfolio. See "The Trust -- Addition of Accounts" in the prospectus. In this prospectus supplement, we present information about both (1) the Discover Card portfolio generally, in which case we refer to "receivables" and the "accounts" in which they arise, and (2) the pool of Receivables that Discover Bank has conveyed to the trust, in which case we refer to "Receivables" and the "Accounts" in which they arise. When we refer to the Discover Card in this section entitled "The Discover Card Business," we are referring to the classic Discover Card and the Discover Platinum Card, both of which are issued by Discover Bank. In addition, except where we specifically refer to classic Discover Card accounts or Discover Platinum Card accounts, references to Discover Card accounts include both of these types of accounts. With the exception of the small number of Discover Card Corporate Cards issued by an affiliate of Discover Bank, Discover Bank is the sole issuer of credit cards bearing the DISCOVER service mark. Discover Bank has also issued, and may from time to time introduce, additional general purpose credit cards.

     Discover Bank first issued the classic Discover Card in regional pilot markets in September 1985, and began distributing the Discover Card nationally in March 1986. In late December 1998, Discover Bank began issuing the Discover Platinum Card, a Discover Card with additional features and benefits. The Discover Card gives cardmembers access to a revolving line of credit. Each cardmember can use his or her Discover Card to purchase merchandise and services from participating service establishments. Holders of the Discover Card can also obtain cash advances at automated teller machines and at certain other locations throughout the United States. Cardmembers can also obtain cash advances by writing checks against their accounts. The number of service establishments that accept the Discover Card has continued to increase. There are currently over 3.8 million merchants and cash advance locations that accept the Discover Card. As of November 30, 2000, there were 38.4 million Discover Card accounts with 48.0 million cardmembers.

     Cardmembers are generally subject to account terms and conditions that are uniform from state to state. See "The Accounts -- Billing and Payments." In all cases, the cardmember agreement governing the terms and conditions of the account permits Discover Bank to change the credit terms, including the rate of the periodic finance charge and the fees imposed on accounts, upon 15 days' prior notice to cardmembers. Discover Bank assigns each Discover Card account a credit limit when it opens the account. After the account is opened, Discover Bank may increase or decrease the credit limit on the account, at Discover Bank's discretion, at any time. The credit limits on classic Discover Card accounts generally range from $1,000 to $10,000, although on a case-by-case basis Discover Bank will consider authorizing higher or lower limits. The credit limits on Discover Platinum Card accounts are a minimum of $5,000 and can range up to $100,000. Currently, Discover Bank will not grant cash advances that exceed, in the aggregate, an amount equal to 50% of the cardmember's credit limit.

     Discover Bank offers various features and services with the Discover Card accounts. One feature is the Cashback Bonus(R), in which Discover Bank annually pays cardmembers a percentage of their purchase amounts, ranging up to one percent, based on their annual purchases. Discover Bank remits this amount to cardmembers in the form of a check or a credit to the cardmember's account, or by giving the cardmember an option to exchange the Cashback Bonus amount for merchandise. No such amounts will be paid from the property of the trust. Discover Bank offers cardmembers holding the Discover Platinum Card additional features and services. These include the ability of cardmembers to double their Cashback Bonus if the bonus is redeemed for merchandise or services with selected merchants, and to obtain car rental insurance coverage and higher travel accident insurance coverage. We also describe certain other features of the Discover Platinum Card elsewhere in "The Discover Card Business" section and in "The Accounts" section below.

     Discover Bank applies variable rates of finance charges to account balances arising from purchases of merchandise and services in some Discover Card accounts, which rates are based on the prevailing prime rate plus a margin, and applies fixed rates to account balances arising from the purchase of merchandise and services in the remainder of the Discover Card accounts. Discover Bank generally applies fixed rates to account balances arising from cash advances for all Discover Card accounts. See "The Accounts -- Billing and Payments." Discover Bank also offers cardmembers money market deposit accounts, called Discover Saver's Accounts, and time deposits, called Discover Card CDs. These deposit products offer competitive rates of interest and are insured by the FDIC. To differentiate the Discover Card in the marketplace, and to increase accounts, balances and cardmember loyalty, Discover Bank from time to time tests and implements new offers, promotions and features of the Discover Card.

     Discover Bank, either through processing arrangements with its affiliate, Discover Financial Services, Inc., or DFS, or through processing agreements with credit card processing facilities of unaffiliated third parties, performs all the functions required to service and operate the Discover Card accounts. These functions include soliciting new accounts, processing applications, issuing new accounts, authorizing and processing transactions, billing cardmembers, processing payments, providing cardmember service and collecting delinquent accounts. Discover Bank and DFS maintain multiple operations centers across the country for servicing cardmembers. DFS also maintains an additional operations center to process accounts that Discover Bank has charged off as uncollectible.

     DFS has made recent enhancements in its customer services. Cardmembers may register their account on-line with the Discover Card Account Center which offers a menu of free e-mail notifications or reminders to regularly inform cardmembers about the status of their accounts through the Discover Inter@ctive feature. Types of notifications include reminders that a cardmember's credit limit is being approached or that a minimum payment is due. In addition, cardmembers may view detailed account information on-line, such as recent transactions and account payments. Cardmembers may pay their Discover Card bills on-line via the SmartCheck(SM) payment option at no cost and receive exclusive discounts and special Cashback Bonus(R) awards by shopping on-line at the Internet ShopCenter(SM). Cardmembers may also use the Discover Desk$hop(SM) virtual credit card to simplify shopping on-line and to access the Discover Card Account Center.

     DFS has established arrangements with service establishments to accept the Discover Card for cash advances and as the means of payment for merchandise and services. Discover Bank contracts with DFS to have cards issued by Discover Bank, including the Discover Card, accepted at those establishments. Discover Bank's ability to generate new receivables requires locations where cardmembers can use their Discover Cards. DFS employs a national sales and service force to maintain and increase the size of its service establishment base. DFS also maintains additional operations centers that are devoted primarily to providing customer service to service establishments. The service establishments that accept the Discover Card encompass a wide variety of businesses, including local and national retail establishments and specialty stores of all types, quick service food establishments, governments, restaurants, medical providers and warehouse clubs, and many leading airlines, car rental companies, hotels, petroleum companies and mail order companies, as well as Internet merchandise and service providers.

     Discover Bank may change its credit granting, servicing and charge-off policies and collection practices over time in accordance with Discover Bank's business judgment and applicable law.

CREDIT-GRANTING PROCEDURES

     Discover Bank solicits accounts for the Discover Card portfolio by various techniques, including (a) by "preselected" direct mail or telemarketing, (b) by "take-one" applications distributed in many service establishments that accept the Discover Card and (c) with various other programs targeting specific segments of the population.

     Discover Bank also uses general broadcast and print media advertising to support these solicitations. All accounts undergo credit review to establish that the cardmembers meet standards of stability and ability and willingness to pay. Discover Bank implements the same credit review process for applications to open both classic Discover Card accounts and Discover Platinum Card accounts. Potential applicants who are sent preselected solicitations have met certain credit criteria relating to their previous payment patterns and longevity of account relationships with other credit grantors. Since September 1987, Discover Bank has prescreened all lists through credit bureaus before mailing. Prescreening is a process by which an independent credit reporting agency evaluates the list of names supplied by Discover Bank against credit-worthiness criteria supplied by Discover Bank that are intended to provide a general indication, based on available information, of the stability and the willingness and ability of these persons to repay their obligations. The credit bureaus return to Discover Bank only the names of those persons meeting these criteria. Discover Bank also subsequently screens the applicants who respond to these preselected solicitations when it receives their completed applications, to ensure that these individuals continue to meet selection and credit criteria. Discover Bank evaluates applications that are not preselected by using a credit-scoring system, which is a statistical evaluation model that assigns point values to credit information regarding applicants. The credit-scoring system used by Discover Bank is based on information reported by cardmembers on their applications and by the credit bureaus. Discover Bank uses information from both of these sources to establish credit-worthiness. Certain applications not approved under the credit-scoring system are reviewed by credit analysts. If a credit analyst recommends that any of these applications be approved, senior bank review analysts in Discover Bank's main office in New Castle, Delaware, review and may approve them.

     As the owner of the Discover Card accounts, Discover Bank has the right to change its credit-scoring criteria and credit-worthiness criteria. Discover Bank regularly reviews and modifies its application procedures and its credit-scoring system to reflect Discover Bank's actual credit experience with Discover Card account applicants and cardmembers as that historical information becomes available. Discover Bank believes that refinements of these procedures and system since the inception of the Discover Card program have helped its analysis and management of credit losses. However, Discover Bank cannot assure you that these refinements will prevent increases in credit losses in the future. Relaxation of credit standards typically results in increases in charged-off amounts, which, under certain circumstances, may result in a decrease in the levels of the receivables in the Discover Card portfolio and the Receivables in the trust. If there is a decrease in the level of Receivables in the trust, and if Discover Bank does not add additional accounts, or interests in other pools of credit card receivables, to the trust, an Amortization Event could result, causing the trust to begin to repay the principal of this series sooner than expected. An increase in the amount of Receivables charged off as uncollectible, without an offsetting increase in Finance Charge Receivables, could also cause an Amortization Event and cause the trust to begin to repay the principal of this series sooner than expected.

COLLECTION EFFORTS AND CHARGED-OFF ACCOUNTS

     Efforts to collect past-due Discover Card accounts receivable are made primarily by collections personnel of DFS or Discover Bank. Under current practice, Discover Bank includes a request for payment of past-due amounts on the monthly billing statements of all accounts with these amounts. Cardmembers owing past-due amounts also receive a written notice of late fee charges on their monthly statements, and then receive an additional request for payment after any monthly statement that includes a past-due amount. Collection personnel generally initiate telephone contact with cardmembers within 30 days after any portion of their balance becomes past due. If initial telephone contacts fail to elicit a payment, Discover Bank continues to contact the cardmember by telephone and by mail. Discover Bank also may enter into arrangements with cardmembers to waive finance charges, late fees and principal due, or extend or otherwise change payment schedules. Discover Bank's current policy is to recognize losses and to charge off an account at the end of the sixth full calendar month after a payment amount is first due, if payment of any portion of that amount has not been received by that time. In certain cases, such as bankruptcy, an uncollectible balance may be charged off earlier. In general, after Discover Bank has charged off an account, collections personnel of DFS or Discover Bank attempt to collect all or a portion of the charged-off account for a period of approximately four months. If those attempts do not succeed, Discover Bank generally places the charged-off account with one or more collection agencies for a period of approximately a year or, alternatively, Discover Bank may commence legal action against the cardmember, including legal action to attach the cardmember's property or bank accounts or to garnish the cardmember's wages. Discover Bank and the trust may also sell their respective interests in charged-off accounts and the related receivables to third parties, either before or after collection efforts have been attempted. In addition, at times a limited number of charged-off accounts may, subject to Rating Agency consent, be removed from the trust. Proceeds from sales of any of these removed accounts and the related receivables will not be included in the assets of the trust.

     Under the terms of the Pooling and Servicing Agreement, the trust's assets include any recoveries received on charged-off Accounts, including the proceeds of the trust's sales of any charged-off receivables. These recoveries are treated as Finance Charge Collections. The level of charged-off Accounts in the trust, and accordingly, the level of recoveries on charged-off Accounts in the trust, were initially lower than the levels of charged-off Accounts and recoveries for the Discover Card portfolio as a whole, because Discover Bank did not select charged-off accounts to include in the trust when it was formed or for account additions. The levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the trust, have increased over time to approximate more closely, and during periods of high portfolio growth to exceed, the levels of charged-off Accounts and recoveries in the Discover Card portfolio as a whole. Discover Bank cannot assure you that these levels for the trust will consistently approximate these levels for the Discover Card portfolio as a whole. Any addition of accounts to the trust will temporarily reduce both the levels of charged-off Accounts and recoveries, each as a percentage of the Receivables in the trust, because no added accounts will be charged-off accounts at the time they are added to the trust.

                                  THE ACCOUNTS

GENERAL

     Discover Bank selected the Accounts in a random manner intended to produce a representative sample of all Discover Card accounts not previously segregated from the Discover Card portfolio. A limited number of accounts that were opened pursuant to credit scoring criteria materially different from the credit scoring criteria generally used for Discover Card accounts were not included in the selection process. See "The Accounts -- Effects of the Selection Process."

     The Receivables in the Accounts as of December 1, 2000 totaled $33,817,556,119.54. The Accounts had an average balance of $1,124 and an average credit limit of $7,569 as of December 1, 2000. For additional information on the composition of the Accounts, see "-- Composition of the Accounts." Discover Bank has no reason to believe that the amount of Receivables in the Accounts, the average balance or the average credit limit as of January 1, 2001, which may be different because of Account activity after December 1, 2000, will be materially different from these amounts.

BILLING AND PAYMENTS

     Discover Card accounts generally have the same billing and payment structure. Discover Bank sends a monthly billing statement to each cardmember who has an outstanding debit or credit balance of one dollar or more. Discover Card accounts are grouped into multiple billing cycles for operational purposes. Each billing cycle has a separate billing date, on which Discover Bank processes and bills to cardmembers all activity that occurred in the related accounts during the period of approximately 28 to 34 days that ends on that date. The Accounts include accounts in all billing cycles.

     Each cardmember with an outstanding debit balance in his or her Discover Card account must generally make a minimum payment equal to the greater of $10 or 1/50th of the new balance on the account at the end of the billing cycle for the account, rounded to the next higher whole dollar amount. If the cardmember's new balance is less than $10, the minimum payment will be the new balance. If a cardmember exceeds his or her credit limit, Discover Bank may require the cardmember to immediately pay the amount that is above the credit limit. From time to time, Discover Bank has offered and may continue to offer cardmembers with accounts in good standing the opportunity to skip the minimum monthly payment, while continuing to accrue periodic finance charges, without being considered to be past due. A cardmember may pay the total amount due at any time. Discover Bank also may enter into arrangements with delinquent cardmembers to extend or otherwise change payment schedules, and to waive finance charges, late fees and/or principal due. Although Discover Bank does not expect these practices to have a material adverse effect on investors, collections may be reduced during any period in which Discover Bank offers cardmembers the opportunity to skip the minimum monthly payment or to extend or change payment schedules.

     Discover Bank applies various rates of finance charges to account balances, as described under "The Discover Card Business -- General." Neither cash advances nor balance transfers are subject to a grace period. Periodic finance charges on purchases are calculated on a daily basis, subject to a grace period that essentially provides that periodic finance charges are not imposed if the cardmember pays his or her entire balance each month. In connection with balance transfers and for other promotional purposes, certain account balances may accrue periodic finance charges at lower fixed rates for varying periods of time.

     In addition to periodic finance charges, Discover Bank may impose other charges and fees on Discover Card accounts. Discover Bank currently charges a cash advance transaction fee equal to 3.0% of each new cash advance, with a minimum fee of $5.00 per transaction. Discover Bank also currently charges a $29.00 late fee each time a cardmember has not made a payment by the required due date, a $29.00 fee for balances exceeding a cardmember's credit limit as of the close of the cardmember's monthly billing cycle, a $29.00 fee for any payment check returned unpaid and a $29.00 fee for Discover Card cash advance, balance transfer or other promotional checks that are returned by Discover Bank due to insufficient credit availability. See "Risk Factors -- Consumer Protection Laws and Regulations," "-- Payments, Generation of Receivables and Maturity" and "-- Discover Bank May Change Terms of the Accounts."

     The yield on the Accounts in the trust -- which consists of the finance charges and fees -- depends on various factors, including changes in interest rates over time, cardmember account usage and payment performance, none of which can be predicted, as well as the extent to which balance transfer offers and special promotion offers are made and accepted, and the extent to which Discover Bank changes the terms of its cardmember agreement. Reductions in the yield could, if large enough, cause the commencement of the Amortization Period or result in insufficient collections to pay interest and principal to investors. Discover Bank cannot assure you about any of these effects. See "Risk
Factors -- Deteriorations in Trust Performance or Receivables Balance Could Cause an Amortization Event," "-- Effect of an Amortization Event" and
"-- Investor Risk of Loss."

EFFECTS OF THE SELECTION PROCESS

     Discover Bank selected the Accounts from accounts serviced at all Discover Bank and DFS operations centers and from accounts of residents of the 50 states, the District of Columbia and the United States' territories and possessions. A limited number of accounts that were opened pursuant to credit scoring criteria materially different from the credit scoring criteria generally used for Discover Card accounts were not included in the selection process. Discover Bank cannot assure you that the use and payment performance of cardmembers on the Accounts will be representative of Discover cardmembers as a whole in all material respects.

COMPOSITION OF THE ACCOUNTS

     We have set forth information below about the Accounts that are part of the trust. We provide additional information about accounts in the Discover Card portfolio as a whole under "Composition and Historical Performance of the Discover Card Portfolio."

     Geographic Distribution. As of December 1, 2000, the following five states had the largest Receivables balances:

                                                               PERCENTAGE OF TOTAL RECEIVABLES
STATE                                                              BALANCE IN THE ACCOUNTS
-----                                                          -------------------------------
California.................................................                 10.9%
Texas......................................................                  9.1%
New York...................................................                  7.0%
Florida....................................................                  6.0%
Illinois...................................................                  5.2%

     Credit Limit Information. As of December 1, 2000, the Accounts had the following credit limits:

                                                                               PERCENTAGE
                                                                RECEIVABLES     OF TOTAL
                                                                OUTSTANDING    RECEIVABLES
CREDIT LIMIT                                                      (000'S)      OUTSTANDING
------------                                                    -----------    -----------
Less than or equal to $1,000.00.............................    $   410,720        1.2%
$1,000.01 to $2,000.00......................................    $ 1,691,856        5.0%
$2,000.01 to $3,000.00......................................    $ 2,014,869        6.0%
Over $3,000.00..............................................    $29,700,111       87.8%
                                                                -----------      ------
          Total.............................................    $33,817,556      100.0%
                                                                ===========      ======

     Seasoning. As of December 1, 2000, 87.9% of the Accounts were at least 24 months old. The ages of Accounts as of December 1, 2000 were distributed as follows:

                                                                PERCENTAGE     PERCENTAGE
AGE OF ACCOUNTS                                                 OF ACCOUNTS    OF BALANCES
---------------                                                 -----------    -----------
Less than 12 Months.........................................        4.6%           5.7%
12 to 23 Months.............................................        7.5%           7.9%
24 to 35 Months.............................................        4.5%           2.8%
36 Months and Greater.......................................       83.4%          83.6%
                                                                  ------         ------
                                                                  100.0%         100.0%
                                                                  ======         ======

     Summary Current Delinquency Information. As of December 1, 2000, the Accounts had the following delinquency statuses:

                                                                 AGGREGATE
                                                                 BALANCES      PERCENTAGE
PAYMENT STATUS                                                    (000'S)      OF BALANCES
--------------                                                  -----------    -----------
Current.....................................................    $29,426,683       87.1%
1 to 29 Days................................................    $ 2,134,340        6.3%
30 to 59 Days...............................................    $   784,060        2.3%
60 to 89 Days...............................................    $   540,743        1.6%
90 to 119 Days..............................................    $   382,037        1.1%
120 to 149 Days.............................................    $   300,479        0.9%
150 to 179 Days.............................................    $   249,214        0.7%
                                                                -----------      ------
                                                                $33,817,556      100.0%
                                                                ===========      ======

                     COMPOSITION AND HISTORICAL PERFORMANCE
                         OF THE DISCOVER CARD PORTFOLIO

GENERAL

     Except to the extent we specifically identify information as relating to the Accounts in the trust, all of the information describing the composition and historical performance of Discover Card accounts in this prospectus supplement reflects the composition and historical performance of the Discover Card portfolio as a whole, and not only that of the Accounts in the trust. Discover Bank opened a limited number of Discover Card accounts using credit scoring criteria materially different from the credit scoring criteria generally used for Discover Card accounts. These accounts were historically segregated from the rest of the Discover Card portfolio. Because these accounts now perform similarly to other Discover Card accounts, they are no longer segregated and, as of December 1, 1999, are reflected in the information contained in this prospectus supplement. None of these accounts is included in the trust. Discover Bank has no statistical or other basis for determining the effects, if any, of the selection process, although Discover Bank believes that the Accounts in the trust are representative of the Discover Card portfolio in all material respects. Discover Bank cannot assure you, however, that the Accounts have performed or will perform similarly to the Discover Card portfolio. Discover Bank also cannot assure you that the historical performance of the Discover Card portfolio will be representative of its performance in the future. See "The Accounts -- Billing and Payments," "Risk Factors -- Basis Risk" and "Risk Factors -- Payments, Generation of Receivables and Maturity."

COMPOSITION OF THE DISCOVER CARD PORTFOLIO

     Geographic Distribution. The Discover Card portfolio is not highly concentrated geographically. As of November 30, 2000, the following five states had the largest receivables balances:

                                                            PERCENTAGE OF TOTAL RECEIVABLES
                                                           BALANCE OF DISCOVER CARD PORTFOLIO
STATE                                                           AS OF NOVEMBER 30, 2000
-----                                                      ----------------------------------
California...............................................                11.4%
Texas....................................................                 8.9%
New York.................................................                 7.2%
Florida..................................................                 6.0%
Illinois.................................................                 5.2%

No other state accounted for more than 5% of the total receivables balance of the Discover Card portfolio as of November 30, 2000.

     Credit Limit Information. As of November 30, 2000, the accounts in the Discover Card portfolio had the following credit limits:

                                                                             PERCENTAGE
                                                              RECEIVABLES     OF TOTAL
                                                              OUTSTANDING    RECEIVABLES
CREDIT LIMIT                                                    (000'S)      OUTSTANDING
------------                                                  -----------    -----------
Less than or equal to $1,000.00.............................  $   633,824        1.5%
$1,000.01 to $2,000.00......................................  $ 2,125,994        4.8%
$2,000.01 to $3,000.00......................................  $ 2,439,934        5.5%
Over $3,000.00..............................................  $38,985,010       88.2%
                                                              -----------      ------
          Total.............................................  $44,184,762      100.0%
                                                              ===========      ======

     Seasoning. As of November 30, 2000, 73.0% of the accounts in the Discover Card portfolio were at least 24 months old. The ages of accounts in the Discover Card portfolio as of November 30, 2000 were distributed as follows:

                                                              PERCENTAGE     PERCENTAGE
AGE OF ACCOUNTS                                               OF ACCOUNTS    OF BALANCES
---------------                                               -----------    -----------
Less than 12 Months.........................................     14.2%          16.8%
12 to 23 Months.............................................     12.8%          13.2%
24 to 35 Months.............................................      3.9%           2.4%
36 Months and Greater.......................................     69.1%          67.6%
                                                                ------         ------
                                                                100.0%         100.0%
                                                                ======         ======

     Summary Yield Information. Discover Bank calculates the monthly yield for the Discover Card portfolio by dividing the monthly finance charges billed by beginning monthly balance. Monthly finance charges include periodic finance charges, cash advance item charges, late fees, and overlimit fees. The aggregate monthly yield is the average of monthly yields annualized for each period shown. The annualized aggregate monthly yield for the Discover Card portfolio is summarized as follows:

                                                                 YEAR ENDED NOVEMBER 30,
                                                              -----------------------------
                                                              2000        1999        1998
                                                              -----       -----       -----
Aggregate Monthly Yields
  Excluding Recoveries......................................  16.34%      17.48%      18.02%
  Including Recoveries......................................  16.97%      18.26%      18.76%

     Recoveries received with respect to Receivables in the trust that have been charged off as uncollectible, including the proceeds of the trust's sales of these Receivables, but excluding proceeds of Discover Bank's sales of charged-off receivables that Discover Bank has removed from the trust, are included in the trust and are treated as Finance Charge Collections. The level of recoveries on accounts that Discover Bank adds to the trust from time to time will initially be lower than the level of recoveries for the Discover Card portfolio because Discover Bank will not include charged-off accounts in the accounts it selects to include in the trust. Discover Bank believes that, over time, the level of recoveries on these added Accounts, as a percentage of the Receivables in the trust, will increase to approximate more closely, and during periods of high portfolio growth to exceed, the level of recoveries on accounts in the Discover Card portfolio as a whole. However, Discover Bank cannot predict the extent of this increase and cannot assure you that the level of recoveries for the trust will consistently approximate the level of recoveries for the Discover Card portfolio as a whole.

     Summary Current Delinquency Information. As of November 30, 2000, the accounts in the Discover Card portfolio had the following delinquency statuses:

                                                               AGGREGATE
                                                               BALANCES      PERCENTAGE
PAYMENT STATUS                                                  (000'S)      OF BALANCES
--------------                                                -----------    -----------
Current.....................................................  $38,944,275       88.1%
1 to 29 Days................................................  $ 2,593,104        5.9%
30 to 59 Days...............................................  $   925,343        2.1%
60 to 89 Days...............................................  $   634,550        1.4%
90 to 119 Days..............................................  $   446,540        1.0%
120 to 149 Days.............................................  $   350,347        0.8%
150 to 179 Days.............................................  $   290,603        0.7%
                                                              -----------      ------
                                                              $44,184,762      100.0%
                                                              ===========      ======

     Summary Historical Delinquency Information. The accounts in the Discover Card portfolio had the following historical delinquency rates:

                                                   AVERAGE OF TWELVE MONTHS ENDED NOVEMBER 30,
                            ------------------------------------------------------------------------------------------
                                       2000                            1999                            1998
                            --------------------------      --------------------------      --------------------------
                            DELINQUENT                      DELINQUENT                      DELINQUENT
                              AMOUNT                          AMOUNT                          AMOUNT
                             (000'S)        PERCENTAGE       (000'S)        PERCENTAGE       (000'S)        PERCENTAGE
                            ----------      ----------      ----------      ----------      ----------      ----------
30-59 Days..............    $  831,836         2.0%         $  791,325         2.6%         $  759,521         2.6%
60-89 Days..............    $  547,193         1.3%         $  471,838         1.5%         $  456,059         1.5%
90-179 Days.............    $  930,066         2.3%         $  815,619         2.6%         $  853,961         2.9%
                            ----------         ----         ----------         ----         ----------         ----
     Total..............    $2,309,095         5.6%         $2,078,782         6.7%         $2,069,541         7.0%
                            ==========         ====         ==========         ====         ==========         ====

     Discover Bank calculates the percentages in the preceding table by dividing the delinquent amount by the average receivables outstanding for each period. The delinquent amount is the average of the monthly ending balances of delinquent accounts during the periods indicated. The average receivables outstanding is the average of the monthly average amount of receivables outstanding during the periods indicated.

     WE DISCUSS THE ECONOMIC FACTORS THAT AFFECT THE PERFORMANCE OF THE DISCOVER CARD PORTFOLIO, INCLUDING DELINQUENCIES, IN "RISK FACTORS -- PAYMENTS, GENERATION OF RECEIVABLES AND MATURITY."

     Summary Charge-Off Information. The accounts in the Discover Card portfolio have had the following historical charge-offs:

                                                                   YEAR ENDED NOVEMBER 30,
                                                          -----------------------------------------
                                                             2000           1999           1998
                                                          -----------    -----------    -----------
                                                                   (DOLLARS IN THOUSANDS)
Average Receivables Outstanding.......................    $41,064,509    $31,554,086    $29,749,158
Gross Charge-offs.....................................    $ 2,059,933    $ 1,955,514    $ 2,215,002
Gross Charge-offs as an Annualized Percentage of
  Average Receivables Outstanding.....................          5.02%          6.20%          7.45%

     Average receivables outstanding in the preceding table is the average of the monthly average amount of receivables outstanding during the periods indicated.

     WE DISCUSS THE ECONOMIC FACTORS THAT AFFECT THE PERFORMANCE OF THE DISCOVER CARD PORTFOLIO, INCLUDING CHARGE-OFFS, IN "RISK FACTORS -- PAYMENTS, GENERATION OF RECEIVABLES AND MATURITY."

     Summary Payment Rate Information. Discover Bank calculates the monthly payment rate by dividing monthly cardmember remittances by the cardmember receivable balance outstanding as of the beginning of the month. Discover Bank calculates the average monthly payment rate for a period by dividing the sum of individual monthly payment rates for the period by the number of months in the period. The accounts in the Discover Card portfolio have had the following historical monthly payment rates:

                                                                    YEAR ENDED NOVEMBER 30,
                                                                --------------------------------
                                                                 2000         1999         1998
                                                                ------       ------       ------
Average Monthly Payment Rate................................    16.24%       16.73%       15.42%
Highest Monthly Payment Rate................................    17.25%       17.83%       17.01%
Lowest Monthly Payment Rate.................................    14.75%       15.19%       13.90%

TIMING OF PRINCIPAL PAYMENTS

     Minimum Monthly Payment Rates. Whether the trust can repay your principal in full at the expected maturity of your certificates will depend on the yield, the charge-off rate and the monthly payment rate for the Receivables in the trust, and certain other factors. The trust will need a minimum monthly payment rate of 9.17% to pay Class A principal in full on January 15, 2008, or the next business day, and a minimum payment rate of 6.33% in January 2008 to pay Class B principal in full on February 15, 2008, or the next business day, assuming:

     - a yield of 16.97% per year, including recoveries;

     - a charge-off rate of 5.02% per year;

     - that the level of Principal Receivables in the trust remains above the minimum levels required by the Pooling and Servicing Agreement;

     - that this series is not receiving collections that were originally allocated to another series;

     - that no Amortization Event occurs; and

     - that the master servicer does not elect to defer the start of the Accumulation Period.

     The Accounts' actual yield, charge-off rate and monthly payment rate, and the amount of outstanding Principal Receivables in the trust, will depend on a variety of factors, including, without limitation, seasonal variations, extensions and other modifications of payment terms, availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Accordingly, Discover Bank cannot assure you that the trust will be able to pay Class A principal in full at maturity or that it will be able to pay Class B principal in full at maturity.

     Economic Early Amortization Events. The Series Supplement provides that an Amortization Event will occur on any distribution date on which:

     - the three-month rolling average Series Excess Spread is less than zero;
       and

     - the three-month rolling average Group Excess Spread is less than zero.

     Series Excess Spread means, generally, for any distribution date with respect to this series:

     - the Class A and Class B Finance Charge Collections and other Class A and Class B income, minus

     - the sum of --

        - Class A and Class B monthly interest;

        - Class A and Class B monthly servicing fees;

        - Class A and Class B monthly charge-offs; and

        - the Credit Enhancement Fee,

in each case for the distribution date. Group Excess Spread for any distribution date is the sum of the Series Excess Spreads for each series in the group. You should review the more precise definition of "Series Excess Spread" in the glossary of terms in this prospectus supplement.

     The three-month rolling average Group Excess Spread Percentage for Group One was 4.60% for the distribution date in December 2000, without giving effect to the issuance of this series. The Group Excess Spread Percentage equals:

     - the Group Excess Spread, multiplied by twelve, divided by

     - the sum of the Series Investor Interests for all series in Group One.

     If this series had been issued and outstanding from September 1, 2000 through November 30, 2000, its three-month rolling average Series Excess Spread for the distribution date in December 2000 as a percentage of the Series Investor Interest would have been lower than the Group Excess Spread Percentage because the interest rates for this series would have been higher than the average interest rates for all series in Group One.

     If an Amortization Event occurs because of declines in Group Excess Spread and in Series Excess Spread, or otherwise, the trust will begin to repay principal on the following distribution date. For a description of other Amortization Events, see "The Certificates -- Amortization Events." Discover Bank cannot predict how much principal the trust will pay to you on any distribution date after an Amortization Event, or when you will receive your final principal payment. If deficiencies in Series Excess Spread cause the Available Subordinated Amount or the Available Class B Credit Enhancement Amount to be reduced to zero, you may not receive all of your interest, or you may lose a portion of your principal.

                                THE CERTIFICATES

     This summary is not a complete description of the terms of the certificates. You should refer to the Pooling and Servicing Agreement and the Series Supplement for a more complete description.

INVESTED AMOUNTS

     Your certificate will initially have an invested amount equal to its face principal amount. Your invested amount will decrease by:

     - the amount of principal the trust pays you,

     - the amount of any investor loss you suffer if the trust cannot fully reimburse the charge-offs allocated to your certificate, including, if you own a Class B Certificate, increased charge-offs because of the way the trust applies the subordination provisions of this series,

     - the amount of any investor loss you suffer if the trust sells Receivables to make its final payment to you and the proceeds from that sale are not sufficient to pay your outstanding principal and interest in full, and

     - the amount of losses of principal on investments of funds on deposit in the Series Principal Funding Account for the benefit of your certificate.

     The Class A Invested Amount will initially be $1,200,000,000, and the Class B Invested Amount will initially be $63,158,000. These Class Invested Amounts will equal the face principal amounts of all certificates in the class. Like the invested amount of your certificate, the Class Invested Amounts will decrease by the amount of principal the trust pays to all investors in the class, by the class's share of investor losses due to unreimbursed charge-offs -- including, for Class B, charge-offs arising by application of the subordination provisions for this series -- or insufficient proceeds from a sale of Receivables, and by the class's share of losses of principal on investments of funds on deposit in the Series Principal Funding Account. The Series Invested Amount equals the sum of the Class A Invested Amount and Class B Invested Amount.

INVESTOR INTERESTS

     Your investor interest is your interest in Principal Receivables in the trust. During the Revolving Period, your investor interest will equal your invested amount. During the Accumulation Period and any Amortization Period, your investor interest will equal your invested amount minus funds on deposit in the Series Principal Funding Account to pay your principal. Accordingly,

     - the Class A Investor Interest equals the Class A Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class A principal;

     - the Class B Investor Interest equals the Class B Invested Amount minus funds on deposit in the Series Principal Funding Account to pay Class B principal, and

     - the Series Investor Interest equals the sum of the Class A Investor Interest and the Class B Investor Interest.

INTEREST PAYMENTS

     The trust will pay you interest on the 15th day of each month, or the next business day, beginning in February 2001.

     Your interest payment for the February 2001 interest payment date will include accrued interest from and including January 4, 2001 to but excluding February 15, 2001. Interest for each other interest payment date will accrue from and including the previous interest payment date to but excluding the current interest payment date. The month-long period before each interest payment date is the interest accrual period for that interest payment date. If any interest payment date is not a business day, the trust will pay interest to you on the following business day. The trust will pay you interest on each interest payment date only to the extent that it has allocated funds for this payment in accordance with the cash flows for this series. See "The Certificates -- Cash Flows" and "Annex A -- Cash Flows."

     The trust will generally pay you interest on your invested amount at the interest rate for your class for the related interest accrual period. The interest rate for your class will be based on one-month LIBOR. The trustee will determine the new interest rate for your certificates two business days before each interest accrual period begins. The new interest rate will apply as of the first day of each interest accrual period. The Glossary of Terms in this prospectus supplement sets out with greater specificity the procedure used by the trustee to determine LIBOR. The trust calculates the monthly interest deposit for each class by multiplying:

     - the Class Invested Amount, by

     - the interest rate for the class -- LIBOR plus 0.22% for Class A and LIBOR plus 0.55% for Class B -- for the related interest accrual period and dividing this amount by

     - 360 divided by the actual number of days in the related interest accrual period.

     The trust will pay your interest on each interest payment date from the funds deposited into the Series Interest Funding Account since the previous interest payment date, or for the first interest payment date, since January 4, 2001.

     In very limited circumstances, your interest payment may include amounts in addition to the amounts described above. You will only receive these additional amounts:

     - if the trust could not make your full interest payment on the prior interest payment date, or

     - if you suffered an investor loss that caused the trust to pay interest to you based on an invested amount that was reduced by the amount of that loss, and the trust subsequently reimbursed that loss.

     These additional amounts, which the trust will pay, to the extent they are available, in the same priority and from the same funds that it pays interest generally, may include penalties and other payments intended to compensate you for the previous interest payment shortfalls.

PRINCIPAL PAYMENTS

     The trust will pay you principal in one payment on the Class A expected maturity date or the Class B expected maturity date, as applicable, subject to the conditions and exceptions set forth below. The trust will not pay principal to Class B investors until it has made the final principal payment to Class A investors. The trust will not pay you principal that exceeds your invested amount.

     Revolving Period. The trust will not pay principal to you during the Revolving Period.

     Accumulation Period. The trustee will deposit funds into the Series Principal Funding Account on each distribution date of the Accumulation Period as set forth in steps (30), (31), (33) and (34) of the cash flows for this series. These funds will generally include:

     - Series Principal Collections, minus

        - Series Yield Collections, which we describe below under "The Certificates -- Other Income -- Yield Collections, Additional Funds and Investment Income"

        - Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the cash flows for this series, and

        - Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the cash flows for this series;

     - all amounts the trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22) and (24) of the cash flows for this series;

     - similar funds from other series; and

     - any similar funds retained in the Collections Account on the previous distribution date in step (38) of the cash flows for this series.

     The trust will pay Class A principal in a lump sum on the Class A expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class A Invested Amount in full on that date, an Amortization Event will occur. If the trust does pay all Class A principal on the Class A expected maturity date, it will pay Class B principal in a lump sum on the Class B expected maturity date using funds from the Series Principal Funding Account. If that account does not have sufficient funds to pay the Class B Invested Amount in full on that date, an Amortization Event will occur. If the expected maturity date for your certificate is not a business day, the trust will pay your principal on the following business day and you will not receive any additional interest because of this delay.

     Amortization Period. The trustee will deposit funds into the Series Principal Funding Account on each distribution date of the Amortization Period as set forth in steps (30), (31) and (33) of the cash flows for this series. These funds will generally include:

     - Series Principal Collections, minus

        - Series Yield Collections, which we describe below under "The Certificates -- Other Income -- Yield Collections, Additional Funds and Investment Income,"

        - Class B Principal Collections used to pay Class A interest and servicing fees in step (6) of the cash flows for this series, and

        - Class B Principal Collections used to reimburse Class A charge-offs in step (7) of the cash flows for this series;

     - all amounts the trust uses to reimburse Class A and Class B charge-offs in steps (4), (5), (7), (12), (13), (15), (18), (22) and (24) of the cash flows for this series; and

     - any similar funds retained in the Collections Account on the previous distribution date in step (38) of the cash flows for this series.

     The trust will pay Class A principal on each distribution date of the Amortization Period using funds from the Series Principal Funding Account, until the Class A Invested Amount has been reduced to zero, and will then use funds from the Series Principal Funding Account to pay Class B principal on each distribution date until the Class B Invested Amount has been reduced to zero.

     Variable Accumulation Period. Discover Bank, as master servicer, may elect to delay the start of the Accumulation Period, and extend the length of the Revolving Period, if:

     - the master servicer has delivered to the trustee a certificate to the effect that the master servicer reasonably believes that delaying the start of the Accumulation Period will not delay payments of Class A principal and Class B principal to investors;

     - Standard & Poor's and Moody's have advised the master servicer that they will not lower or withdraw their ratings on the trust's outstanding certificates because of the delay;

     - the master servicer increases the amount of principal that the trustee will deposit into the Series Principal Funding Account each month, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Class A investors on the distribution date in January 2008;

     - the Accumulation Period will start no later than December 1, 2007; and

     - the master servicer makes this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

     The master servicer may elect to delay the start of the Accumulation Period because it believes that the trust will be able to reallocate principal from other series to this series to make larger monthly principal deposits into the Series Principal Funding Account. However, if an Amortization Event occurs, this series will not be entitled to receive principal reallocated from other series. Accordingly, if the master servicer elects to delay the start of the Accumulation Period and an Amortization Event occurs, you may receive some of your principal later than you would have received it if the start of the Accumulation Period had not been delayed. For an example of other possible consequences of an Amortization Event, see "Composition and Historical Performance of the Discover Card Portfolio -- Timing of Principal
Payments -- Economic Early Amortization Events."

INVESTOR ACCOUNTS

     The trustee has established or will establish the following accounts in the name of the trust:

     - the Collections Account;

     - the Group One Collections Account;

     - the Group One Principal Collections Reallocation Account;

     - the Group One Finance Charge Collections Reallocation Account;

     - the Series Collections Account;

     - the Series Principal Collections Account;

     - the Series Distribution Account;

     - the Series Interest Funding Account; and

     - the Series Principal Funding Account.

     Each of these accounts will be a segregated trust account established with the trustee or a Qualified Institution -- i.e., a bank satisfying certain rating agency criteria, as described in the glossary of terms. The master servicer has the revocable power to instruct the trustee to make withdrawals from any investor account -- with the exception of the Series Principal Funding Account, which will be under the sole dominion and control of the trustee for the benefit of the investors -- to carry out its duties under the Pooling and Servicing Agreement and the Series Supplement. The paying agent, which will initially be the trustee, will have the revocable power to withdraw funds from the Series Distribution Account, the Series Interest Funding Account and the Series Principal Funding Account to make distributions to the investors. A successor paying agent may be appointed in the future.

     The trustee may only invest funds on deposit in any investor account in Permitted Investments. We describe these Permitted Investments in the glossary of terms.

CLASS FINANCE CHARGE COLLECTIONS

     The trust allocates Finance Charge Collections to each class of this series on each distribution date by multiplying the Finance Charge Collections received in the prior calendar month by the Class Percentage for that class:

Class Finance Charge Collections = Class Percentage X Finance Charge Collections

     The Class Percentage for any distribution date will be based on either:

     - in the Revolving Period, in the Accumulation Period and, if Discover Bank has made an Effective Alternative Credit Support Election, in the Amortization Period, the Class Investor Interest as of the first day of the prior calendar month; or

     - in the Amortization Period, if Discover Bank has not made an Effective Alternative Credit Support Election, the Class Investor Interest as of the end of the last business day in the calendar month preceding the month in which an Amortization Event occurred, and will also be affected by either (1) the total amount of Principal Receivables in the trust or (2) the aggregate size of the Class Investor Interests for all outstanding series -- in each case, as of the first day of the prior calendar month -- whichever amount is greater.

     As the trust deposits principal into the Series Principal Funding Account, we expect this series to receive fewer Finance Charge Collections in each month to reflect:

     - its declining interest in the Receivables in the trust,

     - its correspondingly smaller allocation of charge-offs, and

     - the availability of investment income from the Series Principal Funding Account, which the trust will use to pay interest on this series.

     However, if an Amortization Event occurs, unless Discover Bank has made an Effective Alternative Credit Support Election and has increased the credit enhancement for this series, the size of the Class Investor Interest for each class in this series will be deemed to be fixed at the size each was at before the Amortization Event occurred, for purposes of calculating the amount of Finance Charge Collections the trust allocates to each class of this series each month. You should review clauses (iv) and (v) of the definition of "Class Percentage" in the glossary of terms in this prospectus supplement, which describe in more detail how the trust calculates these pro rata shares.

OTHER INCOME -- YIELD COLLECTIONS, ADDITIONAL FUNDS AND INVESTMENT INCOME

     The Series Supplement permits the trust to use funds from other sources in the same way it uses Series Finance Charge Collections. These amounts are:

     Series Yield Collections. The master servicer may recharacterize a percentage of Series Principal Collections as Series Yield Collections. This recharacterization will cause the trust to allocate those collections to pay interest and servicing fees, reimburse charge-offs and increase available credit enhancement, instead of applying them only to pay principal. If the master servicer makes this designation, it may have fewer funds available to deposit scheduled principal or to pay the Series Invested Amount.

     The percentage of Series Principal Collections that the master servicer will recharacterize on each distribution date is the Series Yield Factor. The Series Yield Factor is initially zero. The master servicer may change the Series Yield Factor, subject to the following conditions:

     - the master servicer may not reduce the Series Yield Factor below zero, nor increase it above five percent;

     - the master servicer shall have delivered to the trustee a certificate to the effect that the master servicer reasonably believes that the change will not:

        - delay any principal payments on any series outstanding at the time of the change, or

        - cause an amortization event to occur with respect to any series outstanding at the time of the change; and

     - Standard & Poor's shall have advised the master servicer that it will not, as a result of the change, lower or withdraw the rating of any class of any series outstanding at the time of the change.

     Series Additional Funds. Under limited circumstances, as described in the prospectus, Discover Bank may elect to add funds to the trust on a monthly basis. This series' share of those funds is Series Additional Funds.

     Investment Income. During the Accumulation Period, Discover Bank expects the trust to earn investment income on the funds in the Series Principal Funding Account. The trust will allocate these funds to this series, up to the amount of interest that the trust will pay to investors. The trust will pay any excess investment income to Discover Bank.

CLASS PRINCIPAL COLLECTIONS

     The trust allocates Principal Collections to each class of this series on each distribution date by multiplying the Principal Collections received in the prior calendar month by the Class Percentage for that class:

     Class Principal Collections = Principal Collections X Class Percentage

     The Class Percentage of Principal Collections will generally be based on:

     - the Class Investor Interest on the first day of the calendar month preceding the distribution date, during the Revolving Period and, before a Fixed Principal Allocation Event occurs, during the Accumulation Period; or

     - if a Fixed Principal Allocation Event has occurred, the Class Investor Interest as of the end of the last business day in the calendar month before the Fixed Principal Allocation Event occurred, during the Accumulation Period and the Amortization Period.

     In general, Discover Bank expects this series to receive a smaller allocation of Principal Collections in each month of the Accumulation Period to reflect its declining interest in Principal Receivables in the trust. However, if a Fixed Principal Allocation Event occurs, the size of the Class Investor Interest for each class in this series will be deemed to be fixed at the size each was at before this event occurred, for purposes of calculating the amount of Principal Collections the trust allocates to each class of this series each month. In general, a Fixed Principal Allocation Event may occur:

     - if this series would not be able to make its principal deposits on time even using the amounts from other series that would be available to it;

     - if the master servicer elects to cause a Fixed Principal Allocation Event to occur; or

     - if an Amortization Event occurs.

     You should review clauses (ii) and (iii) of the definition of "Class Percentage" and the definition of "Fixed Principal Allocation Event" in the glossary of terms in this prospectus supplement, which describe in more detail how the trust calculates this series' share of Principal Collections and when a Fixed Principal Allocation Event will occur.

CLASS CHARGE-OFFS AND INVESTOR LOSSES

     The trust allocates charge-offs to each class of this series on each distribution date by multiplying

     - the amount of Receivables in the trust that the servicer charged off as uncollectible during the previous calendar month, minus

        - the cumulative, uncollected amount of these Receivables that related to finance charges, cash advance fees, annual membership fees, overlimit fees and late payment charges, and

        - the amount of these Receivables repurchased by Discover Bank during that month because they were in accounts that contained Receivables that were not Eligible Receivables, by

     - the Class Percentage with respect to the Charged-Off Amount for that class.

     These class charge-offs will equal a pro rata share of the Charged-Off Amount for the trust, based on the Class Investor Interest on the first day of the calendar month preceding the distribution date. You should review clause (i) of the definition of "Class Percentage" in the glossary of terms in this prospectus supplement, which describes in more detail how the trust calculates this pro rata share.

     The Class B charge-offs will also increase by

     - the amount of Class B Principal Collections that the trust uses to pay Class A interest and reimburse Class A charge-offs in steps (6) and (7) of the cash flows for this series, and

     - the amount of the Class B Investor Interest used to reimburse Class A charge-offs in step (13) of the cash flows for this series.

     If the trust cannot reimburse all of the class charge-offs for either class in any month, it will carry forward the amount of unreimbursed charge-offs and will try to reimburse them in the following month. The unreimbursed charge-offs on any distribution date are an investor loss, and the trust reduces the Class Investor Interest and the Class Invested Amount for each class by the amount of its investor loss. To the extent that the trust subsequently reimburses these charge-offs, it will reinstate the Class Investor Interest and the Class Invested Amount. The trust will not reinstate the Class Investor Interest and the Class Invested Amount to exceed the initial Class Investor Interest minus

     - the aggregate amount of principal paid to investors in that class before the distribution date,

     - in the case of the Class Investor Interest, the amount on deposit in the Series Principal Funding Account for that class, and

     - the aggregate amount of losses on investments of principal funds on deposit in the Series Principal Funding Account for that class.

     If the trust reimburses all investor losses, it will also pay interest on those investor losses for the periods in which the interest payments to investors were reduced because of those investor losses. This additional interest will be paid as part of Class A interest in steps (2), (3), (6), (11) and (22) of the cash flows for this series, and as part of Class B interest in steps (8), (9), (14), (17) and (24) of the cash flows for this series. If the Class Investor Interest is reduced to zero on any distribution date, it will not be reinstated.

SUBORDINATION OF THE CLASS B CERTIFICATES -- CLASS A CREDIT ENHANCEMENT

     The Class B Certificates are subordinated to the Class A Certificates up to a specified dollar amount, known as the Available Subordinated Amount. The initial Available Subordinated Amount is

$157,894,750, which is 12.5% of $1,263,158,000. The Available Subordinated Amount will decrease to the extent that:

     - the trust uses Class B Finance Charge Collections, other Class B income and Class B Principal Collections to pay Class A interest and servicing fees in steps (6) and (11) and to reimburse Class A charge-offs in steps
       (7) and (12) of the cash flows for this series; and

     - the trust reallocates Class B Investor Interest to reimburse Class A charge-offs in step (13) of the cash flows for this series.

     The Available Subordinated Amount will increase by:

     - the amount by which

        - Class A Finance Charge Collections and other Class A income exceed Class A interest and servicing fees, and

        - Class B Finance Charge Collections and other Class B income exceed Class B interest and servicing fees;

     - the amount of funds from the Group One Finance Charge Collections Reallocation Account that the trust uses

        - to pay Class B interest in step (23) of the cash flows for this series,

        - to reimburse Class B charge-offs in step (24) of the cash flows for this series, and

        - to increase the Available Class B Credit Enhancement Amount in step
          (27) of the cash flows for this series;

     - $6,315,790 after a Supplemental Credit Enhancement Event, if Discover Bank has not made an Effective Alternative Credit Support Election;

     - $56,842,110 after an Effective Alternative Credit Support Election, if a Supplemental Credit Enhancement Event has occurred; and

     - $63,157,900 after an Effective Alternative Credit Support Election, if a Supplemental Credit Enhancement Event has not occurred.

     However, the Available Subordinated Amount will never exceed:

     - $157,894,750 before Discover Bank has made an Effective Alternative Credit Support Election and before a Supplemental Credit Enhancement Event occurs;

     - $164,210,540 after a Supplemental Credit Enhancement Event occurs but before Discover Bank has made an Effective Alternative Credit Support Election; or

     - $221,052,650 after Discover Bank has made an Effective Alternative Credit Support Election.

     A Supplemental Credit Enhancement Event will occur if Standard & Poor's withdraws or reduces below BBB- the long-term debt or deposit rating of Discover Bank.

THE CREDIT ENHANCEMENT ACCOUNT

     Discover Bank, the trustee and one or more lenders, which we refer to collectively as the Credit Enhancement Provider, will enter into a Credit Enhancement Agreement on the series closing date. The Credit Enhancement Provider will deposit $94,736,850 into a cash collateral account, which we refer to as the Credit Enhancement Account, which the trustee will initially hold in accordance with the Credit Enhancement Agreement. The Credit Enhancement Account may also be moved to a Qualified Institution. The funds on deposit in the Credit Enhancement Account will be held for the direct benefit of the Class B investors of this series and for the benefit of the Credit Enhancement Provider; their respective interests will be set out in the Series Supplement and the Credit Enhancement Agreement. The trustee will act as administrator of the Credit Enhancement Account and will release funds for deposit into the investor accounts pursuant to instructions from the master servicer. The Credit Enhancement Provider will have only those liabilities and obligations expressly imposed on it by the Credit Enhancement Agreement.

     The trustee will invest the amounts on deposit in the Credit Enhancement Account in Permitted Investments selected by Discover Bank that mature on or before the immediately following distribution date. The trustee will pay all earnings on these investments, less investment losses and expenses, in accordance with the Credit Enhancement Agreement.

     On each distribution date, the trustee may withdraw funds from or deposit funds into the Credit Enhancement Account pursuant to the Series Supplement and the Credit Enhancement Agreement. The trustee will make credit enhancement drawings solely as set forth in steps (17) and (18) of the cash flows for this series. The trustee will make these drawings solely from amounts on deposit in the Credit Enhancement Account, and will not use any other assets of the Credit Enhancement Provider. The trustee will deposit funds into the Credit Enhancement Account as set forth in steps (16) and (27) of the cash flows for this series, but only to the extent the Available Class B Credit Enhancement Amount -- i.e., the amount available in the Credit Enhancement Account after giving effect to all deposits and withdrawals -- is less than the Maximum Class B Credit Enhancement Amount.

     The Maximum Class B Credit Enhancement Amount -- i.e., the maximum amount that the trustee may hold in the Credit Enhancement Account for the benefit of the Class B investors and the Credit Enhancement Provider -- may increase if:

     - Discover Bank makes an Effective Alternative Credit Support Election; or

     - a Supplemental Credit Enhancement Event occurs.

     The Maximum Class B Credit Enhancement Amount may also decrease during the Accumulation Period as the Series Investor Interest declines. The following table illustrates the maximum amount that will be available in the Credit Enhancement Account as of any distribution date:

                   MAXIMUM CLASS B CREDIT ENHANCEMENT AMOUNT

Series Closing Date                                     $94,736,850

Revolving Period --

  Before an Effective Alternative Credit                $94,736,850, which is 7.5% of
  Support Election or a Supplemental                    $1,263,158,000
  Credit Enhancement Event

  After a Supplemental Credit                           $101,052,640 which is 8.0% of
  Enhancement Event but before an                       $1,263,158,000
  Effective Alternative Credit Support
  Election

  After an Effective Alternative Credit                 $157,894,750 which is 12.5% of
  Support Election                                      $1,263,158,000

Accumulation Period --

  Before an Effective Alternative Credit                7.5% of the Series Investor Interest as
  Support Election or a Supplemental                    of the end of the preceding month, but
  Credit Enhancement Event                              not less than $12,631,580

  After a Supplemental Credit                           8.0% of the Series Investor Interest as
  Enhancement Event but before an                       of the end of the preceding month, but
  Effective Alternative Credit Support                  not less than $12,631,580
  Election

  After an Effective Alternative Credit                 12.5% of the Series Investor Interest as
  Support Election                                      of the end of the preceding month, but
                                                        not less than $12,631,580

Amortization Period                                     The Maximum Class B Credit Enhancement
                                                        Amount for the distribution date
                                                        immediately preceding the Amortization
                                                        Event

     An Alternative Credit Support Election is an election by Discover Bank to change the way the trust allocates Finance Charge Collections to the series during an Amortization Period. An Effective Alternative Credit Support Election is such an election that has become effective under the Series Supplement. If Discover Bank has not made an Effective Alternative Credit Support Election, the trust will allocate Finance Charge Collections to this series based on the Series Investor Interest at the end of the month before the Amortization Event. Following an Effective Alternative Credit Support Election, the trust will allocate Finance Charge Collections to this series on each distribution date during the Amortization Period based on the Series Investor Interest as of the first day of the month before each distribution date.

     To make an Effective Alternative Credit Support Election, Discover Bank must cause the Additional Credit Support Amount to be paid to the trustee for deposit in the Credit Enhancement Account. If the Alternative Credit Support Election does not become effective in accordance with the requirements of the Series Supplement, the trustee will return some or all of the Additional Credit Support Amount to the entity that funded the deposit, which will be either the holder of the Seller Certificate or the Credit Enhancement Provider.

     Discover Bank as servicer will, within 60 days of notice from Standard & Poor's of a Supplemental Credit Enhancement Event, or a longer period that Standard & Poor's agrees to, arrange to increase the amount on deposit in the Credit Enhancement Account by the Supplemental Credit Enhancement Amount to be paid by a person other than Discover Bank to the trustee as administrator of the Credit Enhancement Account. Discover Bank may also use Series Finance Charge Collections and other income that the trust does not need to pay interest and servicing and to reimburse charge-offs for this series to pay this amount. The trustee will apply the Supplemental Credit Enhancement Amount as provided in the Credit Enhancement Agreement. Discover Bank may determine the form and the provider of the Supplemental Credit Enhancement Amount at the time it is to be paid, provided that Standard & Poor's confirms that it will not withdraw or lower the rating of the certificates because of these arrangements.

     The trustee may terminate the Credit Enhancement Account and the Credit Enhancement Agreement without penalty if

     - the master servicer elects to replace this credit enhancement, and

     - the Rating Agencies agree that they will not lower or withdraw the ratings on the certificates if the master servicer replaces the credit enhancement.

     The replacement credit enhancement may consist of any type of credit enhancement, including without limitation, an irrevocable standby letter of credit, a cash collateral account, a reserve account, a combination of a letter of credit and a reserve account, or a surety.

     If on the business day immediately preceding the distribution date, the Credit Enhancement Provider is unable to pay its debts as they become due, the trustee may not pay to or deposit for the Credit Enhancement Provider any amounts that are measured by reference to --

     - Class Finance Charge Collections and other income that exceed the required payments and reimbursements for that class,

     - Series Finance Charge Collections and other income that exceed the required payments and reimbursements for this series, or

     - the amount on deposit at any time in the Group One Finance Charge Collections Reallocation Account.

     However, if the replacement credit enhancement is funded credit enhancement -- for example, a reserve account or cash collateral account -- then the trustee may pay such amounts regardless of the financial condition of the Credit Enhancement Provider.

REALLOCATIONS

     The series supplements relating to the other outstanding series in Group One provide that, under certain circumstances, collections originally allocated to one series in Group One may be reallocated to other series in Group One. Discover Bank cannot assure you, however, that any funds will be available to be reallocated to this series. Discover Bank also cannot assure you that it will not move any series from its original group to another group.

     Although the series supplements do permit reallocations among series, the trust will use the Finance Charge Collections, other income and Principal Collections allocated to any series to make all payments, deposits and reimbursements for that series before it reallocates them to other series. Accordingly, Series Finance Charge Collections and other income for this series will not be reallocated unless the trust has deposited all Class A and Class B interest and servicing fees, reimbursed all Class A and Class B charge-offs and increased the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. Similarly, the trust will not reallocate to other series any Series Principal Collections or amounts used to reimburse Class A and Class B charge-offs until the trust has made the scheduled principal deposit for this series, during the Accumulation Period, or until the trust has paid the Series Invested Amount in full, during the Amortization Period.

     We describe the reallocation priorities in "-- Cash Flows" below, and you should review those priorities.

CASH FLOWS

     In this section, we describe the manner in which the trust prioritizes the allocation of its funds. We have also included descriptions of the numbered steps of the cash flows for this series in Annex A to this prospectus supplement, and you should review those descriptions.

     Series Finance Charge Collections and other income. In general, the trust uses Series Finance Charge Collections and other income for this series -- including Series Additional Funds, interest on the Series Principal Funding Account and Series Yield Collections -- in the following order of priority on each distribution date, to the extent funds are available:

     - First, to pay Class A interest and servicing fees;

     - Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months;

     - Third, to pay Class B interest and servicing fees;

     - Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months;

     - Fifth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount;

     - Sixth, to pay fees and interest to the Credit Enhancement Provider;

     - Seventh, to pay interest and monthly servicing fees and to reimburse charge-offs for other series in Group One; and

     - Eighth, to pay the Credit Enhancement Provider and then Discover Bank, as the holder of the Seller Certificate, in accordance with the terms of the Credit Enhancement Agreement.

     Series Principal Collections and amounts used to reimburse charge-offs. In general, the trust uses Series Principal Collections and amounts used to reimburse charge-offs, minus Series Yield Collections, in the following order of priority on each Distribution Date:

     - First, to pay shortfalls in Class A interest and servicing fees after Series Finance Charge Collections and other income have been used. In this step, the trust uses Class B Principal Collections only;

     - Second, to reimburse Class A charge-offs after Series Finance Charge Collections and other income have been used. In this step, the trust uses Class B Principal Collections only;

     - Third, to make the scheduled principal deposit into the Series Principal Funding Account, during the Accumulation Period, or to pay the Series Investor Interest, during the Amortization Period;

     - Fourth, to pay the scheduled principal payments or make the scheduled principal deposits for other series in Group One;

     - Fifth, to pay unscheduled principal payments or make unscheduled principal deposits for other series in Group One, except for series in their amortization periods; and

     - Sixth, to pay Discover Bank, up to the amount of the Seller Interest, with remaining amounts to be allocated as Principal Collections in the following month.

     Reallocations of Finance Charge Collections and other income from other series. In general, if the trust cannot make all payments, deposits and reimbursements for this series -- other than principal payments and deposits, which are reallocated as discussed below -- using Series Finance Charge Collections, other income and credit enhancement, it will use similar funds reallocated from other series, to the extent funds are available, in the following order of priority:

     - First, to pay Class A interest and servicing fees;

     - Second, to reimburse Class A charge-offs, including any unreimbursed charge-offs carried forward from prior months;

     - Third, to pay Class B interest and servicing fees;

     - Fourth, to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months;

     - Fifth, to increase the available credit enhancement for series that have Class A cash collateral credit enhancement or shared credit enhancement;

     - Sixth, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount;

     - Seventh, to fund certain other amounts for Series 1993-3; and

     - Eighth, to pay the Credit Enhancement Provider and then Discover Bank, as the holder of the Seller Certificate, in accordance with the terms of the Credit Enhancement Agreement.

     The amount allocated to this series will generally be determined by dividing the shortfall in the amount the trust is trying to fund for this series by the sum of the shortfalls in the amounts the trust is trying to fund for each other series in Group One.

     Reallocations of Principal Collections and amounts used to reimburse charge-offs from other series. In general, if the trust cannot make the scheduled principal deposit using Series Principal Collections and amounts used to reimburse charge-offs for this series, it will use similar funds reallocated from other series. The amount allocated to this series will generally be determined by dividing the shortfall in the amount the trust is trying to fund for this series by the sum of the shortfalls in the amounts the trust is trying to fund for each other series in Group One. However, if the trust is trying to make a scheduled principal deposit for the Class B Certificates, it will only use those funds remaining after principal has been paid or deposited for the Class A certificates of all other series in Group One. During the Amortization Period, if any, the trust will not use any funds reallocated from other series to pay principal for this series.

     Credit Enhancement for each Class. In addition to the payment priorities described above, the trust may use the credit enhancement for this series to make payments, deposits or reimbursements for this series. The trust may:

     - reallocate the Class B Investor Interest to reimburse Class A charge-offs;

     - use the Available Class B Credit Enhancement Amount to pay Class B interest and servicing fees; or

     - use the Available Class B Credit Enhancement Amount to reimburse Class B charge-offs, including any unreimbursed charge-offs carried forward from prior months and any increases in Class B charge-offs from allocations of Class B Principal Collections and the Class B Investor Interest to benefit the Class A Certificates.

AMORTIZATION EVENTS

     An Amortization Period commences only if an Amortization Event occurs. Subject to the notice provisions described in the following paragraphs, an Amortization Event is any of the following:

(a) any seller fails to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement, or within five business days after that date;

(b) any seller fails to perform in any material respect any other material covenant of that seller under the Pooling and Servicing Agreement or the Series Supplement, and does not remedy that failure for 60 days after:

     - written notice to that seller by the trustee; or

     - written notice to that seller and the trustee by holders of certificates that represent at least 25% of the Class Invested Amount of any class materially adversely affected by that seller's failure;

(c) any representation or warranty made by any seller under the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given to the trustee for identifying the Accounts, proves to have been materially inaccurate when made and remains inaccurate for 60 days after written notice of its inaccuracy to that seller by the trustee or to that seller and the trustee by holders of certificates that represent at least 25% of the Class Invested Amount of any class materially adversely affected by the inaccuracy;

(d) certain events of bankruptcy, insolvency or receivership relating to any seller;

(e) Discover Bank as seller becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(f) any seller other than Discover Bank becomes unable to transfer Receivables to the trust in accordance with the Pooling and Servicing Agreement and that inability continues for five business days;

(g) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

(h) any Master Servicer Termination Event or any Servicer Termination Event occurs;

(i) the amount of Principal Receivables in the trust at the end of any month or on any distribution date is less than the Minimum Principal Receivables Balance, and Discover Bank fails to assign Receivables in additional Accounts or interests in other credit card receivables pools to the trust in at least the amount of the deficiency within ten days;

(j) on any distribution date, the three-month rolling average Series Excess Spread is less than zero and the three-month rolling average Group Excess Spread is less than zero;

(k) the trust does not pay all Class A principal on the Class A expected maturity date or all Class B principal on the Class B expected maturity date; or

(l) if a Supplemental Credit Enhancement Event occurs, Discover Bank as servicer fails to arrange for the Supplemental Credit Enhancement Amount as required by the Series Supplement.

     If any event described in clauses (a), (b), (c), (f) or (h) occurs, it will only be an Amortization Event if:

     - the event has a material adverse effect on the certificateholders; and

     - after the applicable grace period described in those clauses, either

        - the trustee declares by written notice to Discover Bank and the master servicer that an Amortization Event has occurred; or

        - certificateholders holding certificates that represent at least 51% of the Class Invested Amount for either class, declare by written notice to Discover Bank, the master servicer and the trustee that an Amortization Event has occurred as of the date of the notice.

     Any event described in clauses (d), (e), (g), (i), (j), (k) or (l) will immediately be an Amortization Event without any notice or other action from the trustee or the certificateholders. The Amortization Period will commence on the date on which an Amortization Event is deemed to have occurred.

     Beginning on the distribution date in the month after an Amortization Event has occurred, the trust will pay Class A principal on each distribution date until the Class A Invested Amount has been reduced to zero and will then pay Class B principal on each distribution date until the Class B Invested Amount has been reduced to zero.

CLEAN-UP CALL; TERMINATION OF SERIES

     Discover Bank may purchase the remaining Series Investor Interest from the trust on any distribution date during the Accumulation Period or the Amortization Period if the Series Investor Interest is less than or equal to $63,157,900 -- which is 5.0% of the initial Series Investor Interest -- after giving effect to required payments, deposits and reimbursements on that distribution date.

     If Discover Bank elects to purchase the Series Investor Interest, on the next distribution date it will deposit an amount equal to the Series Investor Interest as of the last day of the month before the deposit into the Series Principal Funding Account, during the Accumulation Period, or into the Series Distribution Account, during the Amortization Period.

     In any event, the trust will not pay you principal after the first business day following the distribution date in July 2010. If the trust owes you principal after the distribution date in June 2010, the trustee will sell Receivables proportionate to the remaining Series Investor Interest in the trust to repay the principal. If proceeds of that sale are not sufficient to pay the outstanding principal and interest in full, Class B investors will suffer an investor loss and Class A investors may also suffer an investor loss. After the Series Termination Date, the trust will not allocate collections to this series.

                              REPORTS TO INVESTORS

     For each distribution date, the master servicer will prepare a statement for you setting forth:

     - the amount of interest and principal paid to holders of each class of this series on that date per $1,000 of initial Class Investor Interest, the number of days in the interest accrual period and the applicable interest rate;

     - the Series Investor Interest and the Class Investor Interest for each class of this series, as of the end of the prior calendar month;

     - the Aggregate Investor Interest, the Seller Interest and the sum of the Series Investor Interests for each series in the same group as this series, as of the end of the prior calendar month;

     - the amount of Finance Charge Collections, Principal Collections, Additional Funds, if any, and Yield Collections, if any, from the prior calendar month allocated to this series, to each class of this series, to the group of which this series is a member, and to the seller;

     - the amount of Principal Collections, Finance Charge Collections and total collections from the prior calendar month, each as a monthly percentage of Receivables in the trust at the beginning of that month;

     - Series Investment Income since the prior distribution date;

     - the amount deposited into the Series Principal Funding Account on that date, the amount of any shortfall in the scheduled principal deposit, and the total amount on deposit in the Series Principal Funding Account;

     - the amount of charge-offs allocated to each class of this series, to the series, and to the group of which this series is a member for the prior calendar month, and the total amount of unreimbursed charge-offs for each class of this series, for this series, and for the group of which this series is a member, including increases in Class B charge-offs relating to the Class B subordination;

     - the total amount of investor losses for the prior calendar month and the amount of these losses per $1,000 of initial Class Investor Interest, the amount of reimbursements of investor losses for the prior calendar month of the aggregate amount of unreimbursed investor losses as of the end of the prior calendar month, and the amount of these losses per $1,000 of initial Class Investor Interest, in each case for each class of this series, and the sum of those amounts for this series and for the group of which this series is a member;

     - the monthly servicing fee for each class of this series and the sum of those fees for this series and for the group of which this series is a member for the prior calendar month;

     - the Available Subordinated Amount as of the end of the distribution date, and the Available Subordinated Amount as a percentage of the Class A Invested Amount;

     - the amounts of any credit enhancement drawings and the amount of the Credit Enhancement Fee payable on the distribution date and the Maximum Class B Credit Enhancement Amount and Available Class B Credit Enhancement Amount, in each case as of the end of the distribution date;

     - total delinquency information with respect to the Receivables, and delinquency information as a percentage of outstanding Receivables;

     - the Series Excess Spread Percentage for this series and the Group Excess Spread Percentage for the group of which this series is a member; and

     - the total amount of charge-offs and the amount of charge-offs net of recoveries in the prior calendar month, each as an annualized percentage of Principal Receivables at the beginning of that month.

     You may obtain a copy of the statement free of charge by calling 302-323-7434. On or about January 31 of each calendar year, you may also obtain in the same manner a statement prepared by the master servicer aggregating the amount of interest and principal for each class of this series for the preceding calendar year or the applicable portion of that year, together with such other customary information as the trustee or the master servicer deems necessary or desirable to enable you to prepare your tax returns.

                                  UNDERWRITING

     The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement, dated June 9, 2000, and the terms agreement, dated December 21, 2000, to purchase from Discover Bank the respective principal amounts of certificates set forth opposite their names below:

                                                              PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                                 OF CLASS A         OF CLASS B
UNDERWRITERS                                                    CERTIFICATES       CERTIFICATES
------------                                                  ----------------   ----------------
Morgan Stanley & Co. Incorporated...........................   $1,162,500,000     $   63,158,000
Banc of America Securities LLC..............................   $   12,500,000
Barclays Capital Inc. ......................................   $   12,500,000
Dresdner Kleinwort Benson North America LLC.................   $   12,500,000
                                                               --------------     --------------
          Total.............................................   $1,200,000,000     $   63,158,000
                                                               ==============     ==============

     The underwriting agreement provides that the underwriters will only be obligated to purchase the certificates if their legal counsel approves of certain legal matters and if various other conditions are met. The underwriters must purchase all of the certificates if they purchase any.

     The underwriters and Discover Bank have agreed that the closing of the sale of the certificates to the underwriters will occur eight business days after the date of this prospectus supplement or on a later date if they mutually agree.

     Each underwriter of the Class A Certificates has advised Discover Bank that it proposes to offer the Class A Certificates:

     - to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

     - to certain dealers, at the initial public offering price less a concession of up to 0.1800% of the aggregate principal amount of the Class A Certificates.

     The underwriters of the Class A Certificates may allow, and these dealers may reallow, a concession of up to 0.0900% of the aggregate principal amount of the Class A Certificates to certain other dealers.

     The underwriter of the Class B Certificates has advised Discover Bank that it proposes to offer the Class B Certificates:

     - to the public, initially at the offering price and on the terms set forth on the cover page of this prospectus supplement; and

     - to certain dealers, at the initial public offering price less a concession of up to 0.1950% of the aggregate principal amount of the Class B Certificates.

     The underwriter of the Class B Certificates may allow, and these dealers may reallow, a concession of up to .0975% of the aggregate principal amount of the Class B Certificates to certain other dealers.

     After the initial offering of the certificates to the public, the underwriters may vary the offering price and other selling terms of the certificates.

     There currently is no secondary market for the certificates. Although Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Barclays Capital Inc. and Dresdner Kleinwort Benson North America LLC intend to make a market in the certificates, Discover Bank cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will continue until the termination of this series.

     Each underwriter has represented and agreed that:

     - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on;

     - if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

     - it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     Morgan Stanley & Co. Incorporated is an affiliate of Discover Bank. Alexander C. Frank is a director of Discover Bank, an officer of Morgan Stanley & Co. Incorporated and an officer of Morgan Stanley Dean Witter & Co., parent of both Morgan Stanley & Co. Incorporated and Discover Bank.

     Discover Bank's proceeds, as set out on the cover of this prospectus supplement, will be reduced by the amount of its expenses to issue the certificates, which it estimates at $925,000.

     Discover Bank has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     To facilitate the offering of the certificates, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the certificates, including the following:

     - the underwriters may overallot in connection with any offering of certificates, creating a short position in the certificates for their own accounts;

     - the underwriters may bid for, and purchase, the certificates in the open market to cover overallotments or to stabilize the price of the certificates; and

     - in any offering of the certificates through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the certificates in the offering if the syndicate repurchases previously distributed certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise.

     Any of these activities may stabilize or maintain the market price of the certificates above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     Latham & Watkins will give opinions on the legality of the certificates, the tax consequences of issuance of the certificates and certain creditors' rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors' rights matters for Discover Bank.

     Cadwalader, Wickersham & Taft will also give opinions on the legality of the certificates for the underwriters.

                               GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series Supplement. The following glossary of terms is not complete. You should also refer to the prospectus, the Pooling and Servicing Agreement and the Series Supplement for additional definitions. If you send a written request to the trustee at its corporate trust office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules, and the Series Supplement, without exhibits.

     Unless the context requires otherwise, the definitions contained in this glossary of terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue. For terms that apply to both Class A and Class B, we have only included a single definition; for example, we define "Class Additional Funds" instead of both "Class A Additional Funds" and "Class B Additional Funds."

     "ACCOUNT" will mean:

     - a Discover Card account established pursuant to a credit agreement between Discover Bank and any person, receivables under which are transferred to the trust by Discover Bank pursuant to either the Pooling and Servicing Agreement or an Assignment of Additional Accounts;

     - a Discover Card account established pursuant to a credit agreement between an Additional Seller and any person, receivables under which are transferred to the trust by the Additional Seller pursuant to an Assignment of Additional Accounts; and

     - a credit account that is not a Discover Card account, established pursuant to a credit agreement between Discover Bank or an Additional Seller and any person, receivables under which are transferred to the trust by Discover Bank or the Additional Seller pursuant to an Assignment of Additional Accounts.

No Account will be a Charged-Off Account as of the date the Account is selected to be added to the trust. The definition of an Account will include the surviving credit account of a combination of credit accounts if:

     - an Account or another credit account is combined with an Account pursuant to the credit guidelines for the Account; and

     - the surviving credit account was an Account before the accounts were combined.

The term "Account" will be deemed to refer to an additional Account only from and after the addition date for that additional Account. The definition of Account will not include any Account removed from the trust after it has been reassigned to the holder of the Seller Certificate.

     "ACCUMULATION PERIOD" will mean the period beginning on January 1, 2007 and ending on the earlier to occur of:

     - February 15, 2008, or the next business day, and

     - the date on which an Amortization Period begins,

unless Discover Bank elects to delay the start of the Accumulation Period. The first distribution date of the Accumulation Period is scheduled to be February 15, 2007, or the next business day.

     "ADDITIONAL CREDIT SUPPORT AMOUNT" will mean the amount by which the Available Class B Credit Enhancement Amount will be increased as the result of an Effective Alternative Credit Support Election, which amount will equal the lesser of:

     - $63,157,900, before a Supplemental Credit Enhancement Event occurs;

     - $56,842,110, after a Supplemental Credit Enhancement Event occurs; and

     - the difference between the Maximum Class B Credit Enhancement Amount, after giving effect to the Alternative Credit Support Election, and the Available Class B Credit Enhancement Amount, immediately before giving effect to the Alternative Credit Support Election.

     "ADDITIONAL FUNDS" will mean additional funds that the master servicer elects to add to the trust. The initial amount of Additional Funds will be zero.

     "ADDITIONAL SELLER" will mean an affiliate of Discover Bank that is included in the same "affiliated group" as Discover Bank for United States federal income tax purposes and that transfers Receivables in additional Accounts to the trust.

     "AGGREGATE INVESTED AMOUNT" will mean at any time the sum of the series invested amounts of all series of certificates then issued and outstanding.

     "AGGREGATE INVESTOR INTEREST" will mean at any time the sum of the series investor interests of all series of certificates then issued and outstanding.

     "AGGREGATE INVESTOR PERCENTAGE" will mean at any time the sum of the allocation percentages for all series of certificates then issued and outstanding.

     "ALTERNATIVE CREDIT SUPPORT ELECTION" will mean an election made by Discover Bank to change the way Finance Charge Collections are allocated to this series during the Amortization Period. The election will become effective after

     - Discover Bank has notified the Rating Agencies, the trustee and the Credit Enhancement Provider of its election,

     - Discover Bank has arranged for payment of the Additional Credit Support Amount to the trustee as administrator of the credit enhancement, and

     - upon satisfaction of certain other requirements.

     "AMORTIZATION EVENT" will mean an event that may adversely affect the trust and your investment in the certificates, and that may cause the trust to begin to repay the certificates. We describe these events in more detail in "The Certificates -- Amortization Events."

     "AMORTIZATION PERIOD" will mean the period beginning when an Amortization Event occurs and continuing until the trust has fully paid the principal of this series or until the Series Termination Date. The first distribution date of the Amortization Period will be the distribution date in the calendar month following the date on which the Amortization Event occurred.

     "ASSIGNMENT OF ADDITIONAL ACCOUNTS" will mean an assignment entered into between Discover Bank, the trustee, and if applicable an Additional Seller, pursuant to which additional accounts are designated as Accounts for the trust.

     "AVAILABLE CLASS B CREDIT ENHANCEMENT AMOUNT" will mean, with respect to the first distribution date, $94,736,850, and, after the first distribution date, the amount available to be drawn under the credit enhancement for the benefit of the Class B investors from time to time, which on any date of determination will be equal to

     - the Available Class B Credit Enhancement Amount for the immediately preceding distribution date, minus

     - the amount of all credit enhancement drawings with respect to the Available Class B Credit Enhancement Amount on or since that immediately preceding distribution date, plus

     - the amount of all payments made to the trustee as administrator of the credit enhancement with respect to the Available Class B Credit Enhancement Amount pursuant to the Series Supplement, plus

     - following an Effective Alternative Credit Support Election, the Additional Credit Support Amount, plus

     - following a Supplemental Credit Enhancement Event, the Supplemental Credit Enhancement Amount.

     "AVAILABLE SUBORDINATED AMOUNT" will mean, on a distribution date, the sum of:

     - with respect to the first distribution date, $157,894,750, or with respect to any other distribution date, the Available Subordinated Amount after giving effect to all adjustments on the prior distribution date; and

     - the amount of Series Finance Charge Collections, Series Yield Collections, Series Additional Funds and Series Investment Income, as this amount may be:

        - reduced pursuant to the provisions of the Series Supplement to take into account:

           - the amount of these funds used to deposit interest and servicing fees and to reimburse the Class A charge-offs;

           - the amount of the Class B Principal Collections used to deposit Class A interest and servicing fees and to reimburse Class A charge-offs; and

           - the amount of any reduction in the Class B Investor Interest resulting from reimbursement of the Class A charge-offs,

        in each case on that distribution date; and

     - increased pursuant to the provisions of the Series Supplement to take into account the application of amounts on deposit in the Group One Finance Charge Collections Reallocation Account:

        - to deposit Class B interest and servicing fees;

        - to reimburse Class B charge-offs; and

        - to increase the Available Class B Credit Enhancement Amount,

        in each case for that distribution date.

If a Supplemental Credit Enhancement Event occurs before Discover Bank has made an Effective Alternative Credit Support Election, the Available Subordinated Amount will be increased by $6,315,790. If a Supplemental Credit Enhancement Event occurs after Discover Bank has made an Effective Alternative Credit Support Election, the event will have no impact on the Available Subordinated Amount. In addition, on the first distribution date after an Effective Alternative Credit Support Election, the Available Subordinated Amount will be increased by (a) $63,157,900 if a Supplemental Credit Enhancement Event has not occurred, or (b) $56,842,110 if a Supplemental Credit Enhancement Event has occurred. In no event, however, will the Available Subordinated Amount exceed:

     - through the last distribution date before an Effective Alternative Credit Support Election, $157,894,750, if a Supplemental Credit Enhancement Event has not occurred;

     - through the last distribution date before an Effective Alternative Credit Support Election, $164,210,540 if a Supplemental Credit Enhancement Event has occurred; and

     - after the distribution date immediately after an Effective Alternative Credit Support Election, $221,052,650.

     "CEBA" will mean the Competitive Equality Banking Act of 1987.

     "CHARGED-OFF ACCOUNT" will mean each Account with respect to which the servicer has charged off the Receivables in the Account as uncollectible.

     "CHARGED-OFF AMOUNT" will mean, for any distribution date or Trust Distribution Date, the total amount of Receivables in Accounts that became Charged-Off Accounts in the previous calendar month minus:

     - the cumulative, uncollected amount previously billed by the servicers to Accounts that became Charged-Off Accounts during the prior calendar month with respect to finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges, and any other type of charges that the servicer has designated as "Finance Charge Receivables" for Accounts that are not Charged-Off Accounts, and

     - the full amount of any Receivables in these Charged-Off Accounts that Discover Bank repurchased.

     "CLASS ADDITIONAL FUNDS," if applicable, will mean, for any distribution date, an amount equal to:

     - the Class Investor Interest, divided by

     - the Series Investor Interest, multiplied by

     - the amount of Series Additional Funds, in each case for that distribution date.

     "CLASS FINANCE CHARGE COLLECTIONS" will mean, with respect to any day or any distribution date or Trust Distribution Date, as applicable, an amount equal to the product of:

     - the Class Percentage with respect to Finance Charge Collections for the related distribution date; and

     - the amount of Finance Charge Collections for such day or for the prior calendar month, as applicable;

provided, however, that Class Finance Charge Collections for each class will be increased by the lesser of:

     - the amount of Class Investment Shortfall for that class; and

     - an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Discover Bank for the prior calendar month and a fraction the numerator of which is the Class Invested Amount for that class and the denominator of which is the Aggregate Invested Amount;

and provided, further, that notwithstanding the foregoing, Class Finance Charge Collections for each class will not, with respect to any such day, distribution date or Trust Distribution Date during the Accumulation Period, as applicable, exceed the amount that would be available if the Class Percentage with respect to Finance Charge Collections for that class were the percentage equivalent of a fraction the numerator of which is the amount of the Class Investor Interest as of the end of the last business day in the calendar month before the start of the Accumulation Period, and the denominator of which is the greater of:

     - the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

     - the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding, including this series, as of that day, distribution date or Trust Distribution Date, as applicable.

     "CLASS INVESTED AMOUNT" will mean, for any distribution date, an amount equal to the initial principal amount of the certificates of a class minus the sum of:

     - the aggregate amount of principal paid to investors in that class before that distribution date;

     - the aggregate amount of investor losses of that class not reimbursed before that distribution date; and

     - the aggregate amount of losses of principal on investments of funds on deposit for the benefit of that class in the Series Principal Funding Account, if applicable.

     "CLASS INVESTMENT INCOME" will mean, with respect to any class, income from the investment of funds on deposit in the Series Principal Funding Account for the benefit of that class, up to the amount of interest on those funds the trust is required to pay for that class.

     "CLASS INVESTMENT SHORTFALL" will mean, with respect to each class with respect to any distribution date during the Accumulation Period, an amount equal to the positive difference, if any, between:

     - one-twelfth of the product of:

        - the interest rate for the class; and

        - the amount on deposit in the Series Principal Funding Account for the benefit of that class as of the end of the previous distribution date; and

     - Class Investment Income for the prior calendar month.

     "CLASS INVESTOR INTEREST" will mean, on any distribution date, an amount equal to the Class Invested Amount for the class, minus the aggregate amount on deposit in the Series Principal Funding Account for the benefit of the class, other than investment income.

     "CLASS PERCENTAGE" will mean, with respect to any distribution date or any Trust Distribution Date, as applicable:

     (i) when used with respect to the Charged-Off Amount, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

        - the amount of Principal Receivables in the trust; and

        - the Aggregate Investor Interest,

        in each case on the first day of the prior calendar month; or

     (ii) when used with respect to Principal Collections before a Fixed Principal Allocation Event has occurred, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

        - the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

        - the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

     (iii) when used with respect to Principal Collections on and after the date a Fixed Principal Allocation Event has occurred, the percentage equivalent of a fraction, the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Fixed Principal Allocation Event occurred, and the denominator of which will be the greater of:

        - the amount of Principal Receivables in the trust on the first day of the calendar month preceding the distribution date, and

        - the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

     (iv) when used with respect to Finance Charge Collections during the Revolving Period, the Accumulation Period and, provided that an Effective Alternative Credit Support Election has been made, the Amortization Period, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the first day of the prior calendar month and the denominator of which will be the greater of:

        - the amount of Principal Receivables in the trust on the first day of the prior calendar month; and

        - the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable; or

     (v) when used with respect to Finance Charge Collections during the Amortization Period, provided that an Effective Alternative Credit Support Election has not been made, the percentage equivalent of a fraction the numerator of which will be the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event occurred, and the denominator of which will be the greater of:

        - the amount of Principal Receivables in the trust on the first day of the calendar month preceding the distribution date; and

        - the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each series then outstanding as of such distribution date or Trust Distribution Date, as applicable.

     "CLASS PRINCIPAL COLLECTIONS" will mean, with respect to any day or any distribution date or Trust Distribution Date, as applicable, an amount equal to the product of:

     - the Class Percentage with respect to Principal Collections for the related distribution date; and

     - the amount of Principal Collections for that day or for the prior calendar month, as applicable.

     "CLASS YIELD COLLECTIONS" will mean, with respect to any day or any distribution date, as applicable, an amount equal to the product of the Class Yield Percentage and the amount of Series Yield Collections for that day or for the prior calendar month, as applicable.

     "CLASS YIELD PERCENTAGE" will mean, on any distribution date:

     - during the Revolving Period, the Accumulation Period and, if an Effective Alternative Credit Support Election has been made, the Amortization Period, the Class Investor Interest divided by the Series Investor Interest, in each case as of the first day of the prior calendar month; or

     - if an Effective Alternative Credit Support Election has not been made, during the Amortization Period, the amount of the Class Investor Interest on the last day of the calendar month before the Amortization Event occurred divided by the Series Investor Interest on the last day of the calendar month before the Amortization Event occurred.

     "COLLECTIONS ACCOUNT" will mean the non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in the trust.

     "CREDIT ENHANCEMENT ACCOUNT" will mean the non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution with respect to the credit enhancement.

     "CREDIT ENHANCEMENT AGREEMENT" will mean the agreement among the sellers, the master servicer, the trustee and a Credit Enhancement Provider with respect to the credit enhancement.

     "CREDIT ENHANCEMENT FEE" will mean on any distribution date, the sum of all fees and interest payable to the Credit Enhancement Provider or the trustee as administrator of the Credit Enhancement Account for the prior calendar month pursuant to the Credit Enhancement Agreement.

     "CREDIT ENHANCEMENT PROVIDER" will mean, collectively, the one or more lenders that will make a loan to provide the initial funds on deposit in the Credit Enhancement Account.

     "DFS" will mean Discover Financial Services, Inc.

     "EFFECTIVE ALTERNATIVE CREDIT SUPPORT ELECTION" will mean an Alternative Credit Support Election that has become effective in accordance with the Series Supplement.

     "ELIGIBLE RECEIVABLE" will mean each Receivable:

     - which is payable in United States dollars;

     - which was created in compliance, in all material respects, with all requirements of law applicable to the seller and the servicer with respect to that Receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that seller and servicer;

     - as to which, if the Receivable was created before October 27, 1993, or the relevant addition date if the Account was added to the trust after October 27, 1993,

        - at the time the Receivable was created, the seller of the Receivable had good and marketable title to the Receivable free and clear of all liens arising under or through the seller, and

        - at the time the Seller conveyed the Receivable to the trust, the seller had, or the trust will have, good and marketable title to the Receivable free and clear of all liens arising under or through the seller;

     - as to which, if the Receivable was created on or after October 27, 1993 or the relevant addition date if the Account was added to the trust after October 27, 1993, at the time the Receivable was created, the trust will have good and marketable title to the Receivable free and clear of all liens arising under or through the seller with respect to the Receivable; and

     - which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the state in which the chief executive office of the seller of that Receivable is located.

     "ESTIMATED INVESTMENT SHORTFALL" will mean, on any date of determination, the positive difference between:

     - the interest rate for the class for whose benefit the amounts on deposit in the Series Principal Funding Account are held as of the date of determination; and

     - the weighted average yield, expressed as a Money Market Yield, on the investments in the Series Principal Funding Account as of the date of determination.

     "ESTIMATED YIELD" will mean, on any date of determination, the Portfolio Yield for the immediately preceding calendar month, less 2.00%.

     "FINANCE CHARGE COLLECTIONS" for any calendar month will mean the sum of:

     (a) the lesser of:

        - the aggregate amount of Finance Charge Receivables for the preceding calendar month and

        - collections actually received in the applicable calendar month; and

     (b) all amounts received during the calendar month with respect to Receivables in the trust that have previously been charged-off as uncollectible, including all proceeds from sales of those receivables by the trust to third parties pursuant to the Pooling and Servicing Agreement.

     "FINANCE CHARGE RECEIVABLES" will mean, for any Account for any calendar month,

     - the net amount billed by the servicer during that month as periodic finance charges on the Account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges billed during that month to the Account and any other charges that the servicer may designate as "Finance Charge Receivables" from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as "Finance Charge Receivables," minus

     - if the Account becomes a Charged-Off Account during that month, the cumulative, uncollected amount previously billed by the servicer to the Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the servicer has designated as "Finance Charge Receivables" with respect to Accounts that are not Charged-Off Accounts.

     "FIXED PRINCIPAL ALLOCATION EVENT" will mean the earliest of:

     - if the Series Available Principal Amount is less than zero on any distribution date during the Accumulation Period, the first day of the month in which that distribution date occurred;

     - the date on which an Amortization Event occurs; and

     - a date selected by the master servicer, if any.

If the master servicer establishes a date for a Fixed Principal Allocation Event, the master servicer will provide notification of that date to Discover Bank, the trustee, the Credit Enhancement Provider and the Rating Agencies no later than two business days before that date.

     "GROUP AVAILABLE PRINCIPAL AMOUNT" will mean, with respect to each distribution date, the amount remaining on deposit in the Group One Principal Collections Reallocation Account on that distribution date after all withdrawals have been made from that account for the benefit of any series in Group One, but before that amount is withdrawn from the Group One Principal Collections Reallocation Account and deposited into the Collections Account pursuant to the Series Supplement.

     "GROUP EXCESS SPREAD" will mean, for any distribution date, the sum of the Series Excess Spreads for each series that is a member of the same group as this series, in each case for that distribution date.

     "GROUP EXCESS SPREAD PERCENTAGE" will mean, for any distribution date:

     - the Group Excess Spread, multiplied by twelve, divided by

     - the sum of the series investor interests for all series in Group One as of the first day of the prior calendar month.

     "GROUP ONE COLLECTIONS ACCOUNT" will mean the non-interest bearing segregated trust account for collections allocated to Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders in each series that is a member of Group One.

     "GROUP ONE FINANCE CHARGE COLLECTIONS REALLOCATION ACCOUNT" will mean the non-interest bearing segregated trust account for reallocated Finance Charge Collections and other income for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series that is a member of Group One.

     "GROUP ONE PRINCIPAL COLLECTIONS REALLOCATION ACCOUNT" will mean the non-interest bearing segregated trust account for reallocated Principal Collections for Group One established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the certificateholders of each series that is a member of Group One.

     "GROUP PRINCIPAL ALLOCATION EVENT" will mean the first distribution date, if any, on which:

     - the sum of the amount of Series Principal Collections less the amount of Series Yield Collections for each series that is a member of Group One that is not in its amortization period or its early accumulation period, if applicable, is less than

     - the Group Required Principal Amount for that distribution date.

     "GROUP REQUIRED PRINCIPAL AMOUNT" will mean, with respect to Group One, for any distribution date, the sum of the Series Required Principal Amounts for that distribution date for each series that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable.

     "HIGHEST RATING" will mean, for purposes of the definition of Permitted Investments, with respect to Moody's, P-1 or Aaa, and, with respect to Standard & Poor's, A-1+ or AAA, or with respect to either Standard & Poor's or Moody's, any rating category that will not cause the Rating Agency to reduce or withdraw its rating on any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.

     "LIBOR" will mean, for any interest accrual period, the rate determined by the trustee two business days before the beginning of the interest accrual period as follows:

     - If a rate for one-month deposits in United States dollars appears on Telerate Page 3750 as of 11:00 a.m., London time, on that day, then LIBOR will be the applicable rate that appears on that page.

     - If no rate appears on Telerate Page 3750 as described above on that day, the trustee will request the principal London office of four major banks in the London interbank market to provide a quotation of the rate, at approximately 11:00 a.m., London time, on that day, at which it would offer one-month dollar deposits in U.S. dollars to prime banks in the London interbank market.

     - If at least two banks provide the requested quotations, then LIBOR will be the arithmetic mean of the quotations.

     - If fewer than two banks provide the requested quotations as described above, the trustee will request four major banks in New York City to provide a quotation of the rate, at approximately 11:00 a.m., New York City time, on that day, at which it would offer one-month loans in U.S. dollars to leading European banks, and LIBOR will be the arithmetic mean of those quotations.

     "MASTER SERVICER TERMINATION EVENT" will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

     - terminate the master servicer's rights and obligations under the Pooling and Servicing Agreement and any series supplement then outstanding, and

     - cause the trustee to appoint a successor master servicer.

These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail in the prospectus under "Servicing -- Master Servicer Termination Events."

     "MAXIMUM CLASS B CREDIT ENHANCEMENT AMOUNT" will mean:

     - on any distribution date before the master servicer makes an Effective Alternative Credit Support Election, the greater of:

          - $12,631,580;

          - if a Supplemental Credit Enhancement Event has not occurred, an amount equal to 7.5% of the Series Investor Interest as of the last day of the prior calendar month; and

          - if a Supplemental Credit Enhancement Event has occurred, an amount equal to 8.0% of the Series Investor Interest as of the last day of the prior calendar month; or

     - on any distribution date after the master servicer has made an Effective Alternative Credit Support Election, the greater of:

          - $12,631,580; and

          - an amount equal to 12.5% of the Series Investor Interest as of the last day of the prior calendar month;

provided, however, that if an Amortization Event occurs with respect to this series, the Maximum Class B Credit Enhancement Amount for each distribution date after the Amortization Event will equal the Maximum Class B Credit Enhancement Amount for the distribution date immediately before the Amortization Event; and provided, further, that if a credit enhancement drawing has been made, until such time as the Available Class B Credit Enhancement Amount has been reinstated in an amount at least equal to the amount of that credit enhancement drawing, the Maximum Class B Credit Enhancement Amount will be the Maximum Class B Credit Enhancement Amount as of the date of that credit enhancement drawing.

     "MINIMUM PRINCIPAL RECEIVABLES BALANCE" will mean, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each series then outstanding.

     "MONEY MARKET YIELD" will mean a yield -- expressed as a percentage rounded to the nearest one-hundredth of a percent, with five hundred one-thousandths of a percent rounded upwards -- calculated in accordance with the following formula:

                         D x 360 x 100
Money Market Yield   =   -------------
                         360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the related interest accrual period.

     "PERMITTED INVESTMENTS" will mean:

     (i) negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

        (a) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

        (b) time deposits in, or bankers' acceptances issued by, any depository institution or trust company:

           - incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank,

           - subject to supervision and examination by federal or state banking or depository institution authorities; and

           - that has, at the time the trust invests or contractually commits to invest in its time deposits or bankers' acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

        (c) commercial paper or other short-term obligations having the Highest Rating at the time the trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

        (d) investments in money market funds having the Highest Rating;

     (ii) demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in clause (i)(b) above;

     (iii) shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

        (a) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

        (b) seeks to maintain a constant net asset value per share; and

        (c) has aggregate net assets of not less than $100,000,000 on the date the trust purchases those shares.

        These securities will not be represented by an instrument, will be registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the trustee as held for the benefit of the trust or the investors. The trust may only invest in these securities if they will not result in a reduction or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the Rating Agencies;

     (iv) a guaranteed investment contract -- guaranteed as to timely payment -- the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

     (v) repurchase agreements transacted with either

        (a) an entity subject to the United States federal bankruptcy code, provided that:

           (1) the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand,

           (2) the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

           (3) as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

           (4) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

           (5) the failure to maintain the requisite collateral level will obligate the trustee to liquidate the collateral immediately,

           (6) the securities subject to the repurchase agreement are certificates of deposit, bankers acceptances or obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency of the United States of America,

           (7) as evidenced by a certificate of a servicing officer of the master servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

        (b) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp., or SIPC, provided that:

           (1) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

           (2) the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

           (3) as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

           (4) as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and

           (5) failure to maintain the requisite collateral percentage will obligate the trustee to liquidate the collateral.

        At the time the trust invests or contractually commits to invest in any repurchase agreement, the entity or institution must have the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations. Permitted Investments will include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above.

     "POOLING AND SERVICING AGREEMENT" will mean the Pooling and Servicing Agreement dated as of October 1, 1993, by and between Discover Bank, formerly Greenwood Trust Company, as master servicer, servicer and seller, and U.S. Bank National Association, formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association, as trustee, as that agreement may be amended or supplemented from time to time.

     "PORTFOLIO YIELD" will mean, with respect to any calendar month, the annualized percentage equivalent of a fraction, the numerator of which will be the sum of:

     - the amount of Finance Charge Collections received during that month;

     - the amount of Series Yield Collections for each series then outstanding, including this series, for that month; and

     - the amount of Series Additional Funds for each series then outstanding, including this series, for that month;

and the denominator of which will be the total amount of Principal Receivables in the trust as of the first day of that month.

     "PRINCIPAL COLLECTIONS" will mean, for any calendar month, all collections other than Finance Charge Collections.

     "PRINCIPAL RECEIVABLE" will mean each Receivable other than Finance Charge Receivables.

     "QUALIFIED INSTITUTION" will mean a depository institution organized under the laws of the United States of America or any one of the states of the United States of America that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 or better by Moody's, and whose deposits are insured by the FDIC.

     "RATING AGENCY" will mean Moody's or Standard & Poor's, and "Rating Agencies" will mean Moody's and Standard & Poor's.

     "RECEIVABLE" will mean any amounts owing by the obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the date the servicer first records the transaction on the cardmember master file of the accounts maintained by the servicer or on the servicer's behalf, without regard to the effective date of recordation. A Receivable will not include any amount owing under a Charged-Off Account or an Account the

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Receivables in which have been repurchased pursuant to the Pooling and Servicing
Agreement. Reference to a "receivable" will include any amount owing by an Obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.

     "REQUIRED DAILY DEPOSIT" will mean, for any servicer that is required during any month to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows for this series, up to that servicer's proportionate share of the interest and principal expected to be paid to investors in this series on the related distribution date, as more fully specified in the Series Supplement.

     "REVOLVING PERIOD" will mean the period from January 1, 2001 to, but not including, the earliest to occur of:

     - the beginning of the Accumulation Period; or

     - the date an Amortization Event occurs.

     "SELLER CERTIFICATE" will mean:

     - if a seller elects to evidence its interest in the trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the trustee, or

     - an uncertificated interest in the trust as evidenced by a recording in the books and records of the trustee,

in each case representing a residual interest in the assets of the trust not represented by the certificates of any series.

     "SELLER CERTIFICATE OWNERSHIP AGREEMENT" will mean, if applicable, the agreement entered into by Discover Bank, as seller, and any Additional Seller, as that agreement may be amended or supplemented from time to time.

     "SELLER INTEREST" will mean, for any Trust Distribution Date or distribution date, the aggregate amount of Principal Receivables in the Trust at the end of the previous calendar month minus the Aggregate Investor Interest at the end of that day; provided, however, that the Seller Interest will not be less than zero.

     "SELLER PERCENTAGE" will mean, on any date of determination, for any specified category, an amount equal to 100% minus the applicable Aggregate Investor Percentage for that category.

     "SERIES ADDITIONAL FUNDS" will mean this series' share of any Additional Funds in the trust.

     "SERIES AVAILABLE PRINCIPAL AMOUNT" will mean, for any distribution date, if a Group Principal Allocation Event has occurred, for each series that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable, an amount calculated as follows: for each such series, seriatim, beginning with the series with the largest Series Investor Interest for that distribution date -- and if more than one series has the same Series Investor Interest on that distribution date, beginning with whichever of those series has the longest time remaining in its controlled liquidation period or accumulation period, as applicable, assuming that no amortization event or early accumulation event occurs with respect to that series -- an amount equal to:

     - the Group Available Principal Amount; less

     - the Series Required Principal Amount less the amount of such series' scheduled principal payment or deposit, plus prior shortfalls, as applicable, that was funded on that distribution date, including any portion of that amount that was funded by amounts withdrawn from the Group One Principal Collections Reallocation Account pursuant to the Series Supplement for that series.

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For purposes of calculating the Series Available Principal Amount for each other such series, the Group Available Principal Amount will be reduced by the Series Available Principal Amount for the prior series for which the Series Available Principal Amount was calculated.

     "SERIES CLOSING DATE" will mean January 4, 2001.

     "SERIES COLLECTIONS ACCOUNT" will mean the non-interest bearing segregated trust account for collections allocated to this series, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.

     "SERIES DISTRIBUTION ACCOUNT" will mean a non-interest bearing segregated trust account established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors of this series.

     "SERIES EXCESS SPREAD" will mean, for any distribution date, an amount equal to:

     - the sum of Series Finance Charge Collections, Series Yield Collections, Series Additional Funds and any Class Investment Income for any class of this series; minus

     - the sum of:

        - the monthly interest for each class of this series;

        - the monthly servicing fee for each class of this series;

        - the product of the Series Percentage with respect to the Charged-Off Amount and the Charged-Off Amount; and

        - the Credit Enhancement Fee,

in each case for the distribution date.

     "SERIES EXCESS SPREAD PERCENTAGE" will mean, for any distribution date:

     - the Series Excess Spread, multiplied by twelve, divided by

     - the Series Investor Interest as of the first day of the prior calendar month.

     "SERIES FINANCE CHARGE COLLECTIONS" will mean the sum of the amount of Class Finance Charge Collections for each class for any day or, with respect to any distribution date or Trust Distribution Date, for the prior calendar month.

     "SERIES INTEREST FUNDING ACCOUNT" will mean the non-interest bearing segregated trust account for interest to be paid to the investors in this series, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.

     "SERIES INVESTED AMOUNT" will mean, with respect to any distribution date, the sum of the Class A Invested Amount and the Class B Invested Amount on that distribution date.

     "SERIES INVESTMENT INCOME" will mean the Class A Investment Income plus the Class B Investment Income.

     "SERIES INVESTOR INTEREST" will mean, with respect to any distribution date, the sum of the Class A Investor Interest and the Class B Investor Interest on that distribution date. On the Series Closing Date, the Series Investor Interest will be $1,263,158,000.

     "SERIES MINIMUM PRINCIPAL RECEIVABLES BALANCE" will mean, on any date of determination, the sum of:

     - if a Fixed Principal Allocation Event has not occurred, the Series Investor Interest on such date of determination, divided by 0.93; or

     - if a Fixed Principal Allocation Event has occurred, the Series Investor Interest as of the date of the Fixed Principal Allocation Event, divided by 0.93; and

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     - the product of:

        - the sum of (1) the amount on deposit in the Series Principal Funding Account on the date of determination and (2) for any date of determination during the Accumulation Period, the scheduled principal deposit, and any shortfalls from prior months, for the next distribution date; and

        - a fraction the numerator of which is the Estimated Investment Shortfall and the denominator of which is the Estimated Yield, in each case on such date of determination, divided by 0.93;

provided, however, that Discover Bank may, upon 30 days' prior notice to the trustee, the Rating Agencies and the Credit Enhancement Provider, reduce the Series Minimum Principal Receivables Balance by increasing the divisor set forth above -- 0.93 -- subject to the condition that Discover Bank shall have been notified by the Rating Agencies that the Rating Agencies would not lower or withdraw their ratings on any class of any series then outstanding because of the reduction, and provided, further, that Discover Bank may not increase the divisor set forth above to more than 0.98.

     "SERIES PERCENTAGE" will mean, with respect to any specified category described in clauses (i)-(v) of the definition of "Class Percentage," with respect to any distribution date or Trust Distribution Date, as applicable, the sum of the Class A Percentage and the Class B Percentage with respect to that category on that distribution date or Trust Distribution Date, as applicable.

     "SERIES PRINCIPAL COLLECTIONS" will mean the sum of the amount of Class Principal Collections for each class for any day or, with respect to any distribution date or Trust Distribution Date, for the prior calendar month.

     "SERIES PRINCIPAL COLLECTIONS ACCOUNT" will mean a non-interest bearing segregated trust account for this series established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.

     "SERIES PRINCIPAL FUNDING ACCOUNT" will mean the non-interest bearing segregated trust account for principal to be paid to the investors in this series, established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in this series.

     "SERIES REQUIRED PRINCIPAL AMOUNT" will mean, with respect to each distribution date, with respect to each series that is a member of Group One that is in its controlled liquidation period or accumulation period, as applicable:

     - if the distribution date is not in March, 125%; or

     - if the distribution date is in March, 105%,

of the scheduled principal payment or deposit, plus prior shortfalls, as applicable, for the series for that distribution date.

     "SERIES SUPPLEMENT" will mean the Series 2001-1 Supplement to the Pooling and Servicing Agreement, dated as of January 4, 2001 between Discover Bank and the trustee, that establishes each series of certificates.

     "SERIES TERMINATION DATE" will mean the first business day following July 15, 2010 or, if July 15, 2010 is not a business day, the second business day following July 15, 2010.

     "SERIES YIELD COLLECTIONS" will mean those Series Principal Collections that the master servicer has elected to recharacterize as Finance Charge Collections, and will be an amount equal to the product of the Series Yield Factor and the amount of Series Principal Collections for any day or, with respect to any distribution date, for the prior calendar month.

     "SERIES YIELD FACTOR" will initially be zero, but may be increased by the master servicer pursuant to the terms of the Series Supplement for this series.

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     "SERVICER TERMINATION EVENT" will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

     - terminate the servicer's rights and obligations under the Pooling and Servicing Agreement and any series supplement then outstanding, and

     - cause the trustee to appoint a successor servicer.

These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail in the prospectus under "Servicing -- Servicer Termination Events."

     "SUPPLEMENTAL CREDIT ENHANCEMENT AMOUNT" will mean the lesser of:

     - $6,315,790 before an Effective Alternative Credit Support Election; or

     - zero after an Effective Alternative Credit Support Election; and

     - the difference between the Maximum Class B Credit Enhancement Amount, after giving effect to the occurrence of a Supplemental Credit Enhancement Event, and the Available Class B Credit Enhancement Amount, immediately before giving effect to the occurrence of a Supplemental Credit Enhancement Event.

     "SUPPLEMENTAL CREDIT ENHANCEMENT EVENT" will occur the first time the long-term debt or deposit rating of Discover Bank or any Additional Seller is withdrawn or reduced below BBB- by Standard & Poor's.

     "SUPPLEMENTAL SUBORDINATED AMOUNT" will mean:

     - $6,315,790 before an Effective Alternative Credit Support Election; or

     - zero after an Effective Alternative Credit Support Election.

     "TELERATE PAGE 3750" will mean the display page so designated on Bridge Telerate Inc., or any other page that may replace that page on that service or a successor service for the purpose of displaying comparable rates or prices.

     "TRUST DISTRIBUTION DATE" will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if that tenth day is not a business day, the next succeeding business day.

     "YIELD COLLECTIONS" will mean the sum of the series yield collections for each series in the trust.

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                                    ANNEX A
                                   CASH FLOWS

     We have summarized the cash flow provisions for this series and we have used familiar terms in this summary instead of the more complex defined terms that the Series Supplement uses. You should review the complete cash flows in the form of Series Supplement that we filed with the registration statement for these securities. References to interest, servicing fees and charged-off amounts can include amounts that the trust did not fully pay, deposit or reimburse in prior months, and are therefore carried forward. Although the cash flows account for subordinate series, no subordinate series are currently outstanding.

     FUNDS DISTRIBUTED TO THIS SERIES. On or before each distribution date, Discover Bank as master servicer will direct the trustee to deposit into the Series Collections Account an amount equal to:

     - Series Finance Charge Collections for the preceding month; and

     - Series Principal Collections for the preceding month.

The trustee will also deposit into the Series Collections Account:

     - Class A Additional Funds, if any; and

     - Class B Additional Funds, if any.

The trustee will deposit funds into and distribute funds from the Series Collections Account as described below.

     DISTRIBUTION AND APPLICATION OF FUNDS. On or before each distribution date, the master servicer will direct the trustee to allocate funds in the order set forth below, to the extent funds are available:

     (1) INTEREST DEPOSIT. If the trust has earned interest on the Series Principal Funding Account in the prior month, the trustee will deposit the investors' share of this interest into the Series Collections Account.

     (2) CLASS A INTEREST AND SERVICING FEES.  The trust will use

        - Class A Finance Charge Collections and

        - other Class A income, if any, including Class A Additional Funds, interest on the Series Principal Funding Account and Class A Yield Collections

     to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

     (3) CLASS A INTEREST AND SERVICING FEES. If the trust cannot deposit Class A interest and servicing fees in full in step (2), it will also use

        - funds available from a subordinate series, if any, to pay the shortfall to deposit Class A interest and servicing fees. (To the Series Distribution Account.)

     (4) CLASS A CHARGE-OFFS.  The trust will use

        - Class A Finance Charge Collections remaining after step (2), and

        - other Class A income, if any, remaining after step (2)

     to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

     (5) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in step (4), it also will use

        - funds available to reimburse the shortfall from a subordinate series, if any,

     to reimburse Class A charge-offs. (To the Series Principal Collections Account.)

     (6) CLASS A INTEREST AND SERVICING FEES. If the trust cannot deposit Class A interest and servicing fees in full in steps (2) and (3), it will also use

        - Class B Finance Charge Collections,

        - other Class B income, including Class B Additional Funds and Class B Yield Collections, if any, and

        - Class B Principal Collections

     to deposit Class A interest and servicing fees. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees, and the trust will only use these Class B amounts, including Class B Principal Collections, up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

     (7) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (4) and (5), it will also use

        - Class B Finance Charge Collections remaining after step (6),

        - other Class B income remaining after step (6), and

        - Class B Principal Collections remaining after step (6)

     to reimburse Class A charge-offs. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount of monthly Class B interest and servicing fees minus the amount used in step (6), and the trust will only use Class B amounts, including Class B Principal Collections, up to the Available Subordinated Amount. The Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

     (8) CLASS B INTEREST AND SERVICING FEES.  The trust will use

        - Class B Finance Charge Collections remaining after steps (6) and (7), and

        - other Class B income remaining after steps (6) and (7)

     to deposit Class B interest and servicing fees. In this step, the trust will only use Class B Finance Charge Collections and other Class B income up to the amount equal to:

        - the Class B interest and servicing fees, minus

        - the amount used in steps (6) and (7).

     (To the Series Distribution Account.)

     (9) CLASS B INTEREST AND SERVICING FEES. If the trust cannot deposit Class B interest and servicing fees in full in step (8), it will also use

        - funds remaining available after steps (3) and (5) to pay the shortfall from a subordinate series, if any to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

     (10) CLASS B CHARGE-OFFS.  The trust will use

        - funds remaining available to reimburse charge-offs after steps (3),
          (5) and (9) from a subordinate series, if any,

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

     (11) CLASS A INTEREST AND SERVICING FEES. If the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), and (6), it will also use

        - Class B Finance Charge Collections remaining after step (8), and

        - other Class B income remaining after step (8) to deposit Class A interest and servicing fees. The trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Distribution Account.)

     (12) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5) and (7), it will also use

        - Class B Finance Charge Collections remaining after step (11), and

        - other Class B income remaining after step (11)

     to reimburse Class A charge-offs. The trust will only use these Class B amounts up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

     (13) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7) and (12), it will reallocate

        - the Class B Investor Interest

     to reimburse Class A charge-offs. The trust will only reallocate the Class B Investor Interest up to the Available Subordinated Amount; the Available Subordinated Amount will decline by the amount used in this step. (To the Series Principal Collections Account.)

     (14) CLASS B INTEREST AND SERVICING FEES. If the trust cannot deposit Class B interest and servicing fees in full in steps (8) and (9), it will also use

        - Class A Finance Charge Collections remaining after step (4),

        - other Class A income remaining after step (4),

        - Class B Finance Charge collections remaining after step (12), and

        - other Class B income remaining after step (12)

     to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

     (15) CLASS B CHARGE-OFFS. If the trust cannot reimburse Class B charge-offs in full in step (10), it will also use

        - Class A Finance Charge Collections remaining after step (14),

        - other Class A income remaining after step (14),

        - Class B Finance Charge Collections remaining after step (14), and

        - other Class B income remaining after step (14)

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

     (16) CREDIT ENHANCEMENT.  The trust will use

        - Class A Finance Charge Collections remaining after step (15),

        - other Class A income remaining after step (15),

        - Class B Finance Charge Collections remaining after step (15), and

        - other Class B income remaining after step (15)

     to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. The Available Subordinated Amount will increase by the amount deposited in this step. (To the Credit Enhancement Account.)

     (17) CLASS B INTEREST AND SERVICING FEES. If the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9) and (14), it will also use

        - the Available Class B Credit Enhancement Amount

     to deposit Class B interest and servicing fees. (To the Series Distribution Account.)

     (18) CLASS B CHARGE-OFFS. If the trust cannot reimburse Class B charge-offs in full in steps (10) and (15), it will also use

        - the Available Class B Credit Enhancement Amount remaining after step
          (17)

     to reimburse Class B charge-offs. (To the Series Principal Collections Account.)

     (19) CREDIT ENHANCEMENT FEE.  The trust will use

        - Class A Finance Charge Collections remaining after step (16),

        - other Class A income remaining after step (16),

        - Class B Finance Charge Collections remaining after step (16), and

        - other Class B income remaining after step (16)

     to pay fees and interest to the Credit Enhancement Provider. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.)

     (20) REALLOCATION TO OTHER SERIES.  The trust will reallocate

        - Class A Finance Charge Collections remaining after step (19),

        - other Class A income remaining after step (19),

        - Class B Finance Charge Collections remaining after step (19), and

        - other Class B income remaining after step (19)

     to pay or deposit interest and servicing fees and to reimburse charge-offs for other series in Group One. (To the Group One Finance Charge Collections Reallocation Account.)

     (21) CLASS A INTEREST AND SERVICING FEES. If the trust cannot deposit Class A interest and servicing fees in full in steps (2), (3), (6) and
     (11), it will also use

        - a pro rata share of funds from other series in the Group One Finance Charge Collections Reallocation Account

     to deposit Class A interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

        - the amount of Class A interest and servicing fees not deposited after step (11), divided by

        - the amount of Class A interest and servicing fees not deposited for all series in Group One after step (11) of the cash flows for each series, or an equivalent step.

     (22) CLASS A CHARGE-OFFS. If the trust cannot reimburse Class A charge-offs in full in steps (4), (5), (7), (12) and (13), it will also use

        - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (21) for each series, or an equivalent step,

     to reimburse Class A charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

        - the amount of Class A charge-offs unreimbursed after step (13), divided by

        - the amount of Class A charge-offs unreimbursed for all series in Group One after step (13) of the cash flows for each series, or an equivalent step.

     (23) CLASS B INTEREST AND SERVICING FEES. If the trust cannot deposit Class B interest and servicing fees in full in steps (8), (9), (14) and
     (17), it will also use:

        - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (22) of the cash flows for each series, or an equivalent step, to deposit Class B interest and servicing fees. (To the Series Distribution Account.) The pro rata share equals:

        - the amount of Class B interest and servicing fees not deposited after step (17), divided by

        - the amount of Class B interest and servicing fees not deposited for all series in Group One after step (17) of the cash flows for each series, or an equivalent step.

     The Available Subordinated Amount will be increased by the amount deposited in this step.

     (24) CLASS B CHARGE-OFFS. If the trust cannot reimburse Class B charge-offs in full in steps (10), (15), and (18), it will also use

        - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (23) of the cash flows for each series, or an equivalent step, to reimburse Class B charge-offs. (To the Series Principal Collections Account.) The pro rata share equals:

        - the amount of Class B charge-offs unreimbursed after step (18), divided by

        - the amount of Class B charge-offs unreimbursed for all series in Group One after step (18) of the cash flows for each series, or an equivalent step.

     The Available Subordinated Amount will be increased by the amount deposited in this step.

     (25) INTEREST, SERVICING FEES AND CHARGE-OFFS FOR OTHER SERIES. If the trust cannot deposit the interest and servicing fees, or reimburse the charge-offs, for junior classes -- such as Class C, if any -- of all other series in Group One in accordance with earlier cash flows steps for those series, the trust will use

        - funds remaining in the Group One Finance Charge Collections Reallocation Account after step (24) of the cash flows for each series, or an equivalent step,

     to deposit the interest and servicing fees, and reimburse the charge-offs, for those junior classes in accordance with the cash flow provisions for those series.

     (26) CREDIT ENHANCEMENT FOR OTHER SERIES. If the available Class A credit enhancement amount is less than the maximum Class A credit enhancement amount, or the available shared credit enhancement amount is less than maximum shared credit enhancement amount for any other series in Group One, the trust will use funds remaining in the Group One Finance Charge Collections Reallocation Account after step (25) of the cash flows for each series, or an equivalent step, to increase the available Class A credit enhancement amount or the available shared credit enhancement amount, as applicable, to the maximum Class A credit enhancement or the maximum shared credit enhancement amount, as applicable, for each such series.

     (27) CREDIT ENHANCEMENT. If the Available Class B Credit Enhancement Amount is less than the Maximum Class B Credit Enhancement Amount after steps (16), (17) and (18), the trust will use

        - a pro rata share of funds from other series remaining in the Group One Finance Charge Collections Reallocation Account after step (26) of the cash flows for each series, or an equivalent step, to increase the Available Class B Credit Enhancement Amount to the Maximum Class B Credit Enhancement Amount. (To the Credit Enhancement Account.) The pro rata share equals:

        - the difference between the Maximum Class B Credit Enhancement Amount and the Available Class B Credit Enhancement Amount after step (18), divided by

        - the sum of this difference for all series in Group One after step (18) of the cash flows for each series, or an equivalent step.

     The Available Subordinated Amount will increase by the amount deposited in this step.

     (28) PAYMENTS TO DISCOVER BANK AND THE CREDIT ENHANCEMENT PROVIDER. The trust will use

        - a pro rata share of funds from this series and other series remaining in the Group One Finance Charge Collections Reallocation Account after step (27) for each series, or an equivalent step,

     to pay Discover Bank and the Credit Enhancement Provider in accordance with the Credit Enhancement Agreement. (To the trustee; to be applied in accordance with the Credit Enhancement Agreement.) The pro rata share equals:

        - the Series Investor Interest, divided by

        - the series investor interests for all series in Group One.

     (29) PRINCIPAL COLLECTIONS.  The trustee will deposit

        - funds remaining in the Series Collections Account after step (20)

     into the Series Principal Collections Account. (To the Series Principal Collections Account.)

     (30) PRINCIPAL.  The trust will use

        - funds in the Series Principal Collections Account

     to make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, to pay the Series Investor Interest. (To the Series Principal Funding Account.)

     (31) PRINCIPAL. If the trust cannot make the scheduled principal deposit during the Accumulation Period or, in the Amortization Period, pay the Series Investor Interest in full in step (30), it will also use

        - funds available to pay the shortfall from a subordinate series, if any to make the scheduled principal deposit or pay the Series Investor Interest. (To the Series Principal Funding Account.)

     (32) REALLOCATION TO OTHER SERIES.  The trust will reallocate

        - funds remaining in the Series Principal Collections Account to pay the scheduled principal payment or make the scheduled principal deposit for other series in Group One. (To the Group One Principal Collections Reallocation Account.)

     (33) CLASS A PRINCIPAL. During the Accumulation Period only, if the trust cannot make the scheduled principal deposit for Class A in full in steps
     (30) and (31), it will also use

        - a pro rata share of funds from other series in the Group One Principal Collections Reallocation Account

     to make the scheduled principal deposit for Class A. (To the Series Principal Funding Account.) The pro rata share equals:

        - the amount of the scheduled principal deposit for Class A that the trust did not deposit in steps (30) and (31), divided by

        - the amount of the scheduled principal deposits or payments for Class A of all series in Group One in their accumulation periods or controlled liquidation periods, or in any period treated as an accumulation period or controlled liquidation period for purposes of an equivalent step of the cash flow provisions of the applicable other series, that the trust did not pay or deposit in steps (30) and (31) of the cash flows for each series in Group One, or equivalent steps.

     (34) CLASS B PRINCIPAL. During the Accumulation Period only, if the trust cannot make the scheduled principal deposit for Class B in full in steps
     (30) and (31), it will also use

        - a pro rata share of funds from other series remaining in the Group One Principal Collections Reallocation Account after step (33) for each series in Group One, or an equivalent step,

     to make the scheduled principal deposit for Class B. (To the Series Principal Funding Account.) The pro rata share equals

        - the amount of the scheduled principal deposit for Class B that the trust did not deposit in steps (30) and (31), divided by

        - the amount of the scheduled principal deposits or payments for Class B of all series in Group One in their accumulation periods or controlled liquidation periods, or in any period treated as an accumulation period or controlled liquidation period for purposes of an equivalent step of the cash flow provisions of the applicable other series, that the trust did not pay or deposit in steps (30) and (31) of the cash flows for each series in Group One, or equivalent steps.

     (35) PRINCIPAL FOR OTHER SERIES. If the trust cannot pay or deposit the scheduled principal payment or deposit for junior classes -- such as Class C, if any -- of all other series in Group One in their accumulation periods or controlled liquidation periods in accordance with earlier cash flow steps for those series, the trust will use

        - funds remaining in the Group One Principal Collections Reallocation Account after step (34), or an equivalent step,

     to pay or deposit the scheduled principal payment or deposit for those junior classes in accordance with the cash flow provisions for those series.

     (36) PRINCIPAL FOR OTHER SERIES. If the cash flow provisions for any other series in Group One permit those series to use funds in the Group One Principal Collections Reallocation Account to make unscheduled principal payments or deposits, the trust will use funds remaining in the Group One Principal Collections Reallocation Account after step (35), or an equivalent step, to pay or deposit the unscheduled principal payment or deposit for each of those series in accordance with the cash flow provisions of those series.

     (37) DEPOSIT TO THE COLLECTIONS ACCOUNT. The trustee will deposit

        - funds remaining in the Group One Principal Collections Reallocation Account after step (36) of the cash flows for each series in Group One, or the steps described in step (36), or an equivalent step, into the Collections Account. (To the Collections Account.)

     (38) PAYMENT TO THE HOLDER OF THE SELLER CERTIFICATE. After the trust has made all allocations for all of its series, it will use

        - funds on deposit in the Collections Account to pay Discover Bank, as the holder of the Seller Certificate, the amount of the Seller Interest.

     Any funds that remain in the Collections Account after this payment will remain there until the next Trust Distribution Date, when the trust will allocate them as Principal Collections.

PAYMENTS

     Interest and Servicing Fees. On or before each distribution date, after the trustee applies the funds as described in "Cash Flows," the trustee, acting on the master servicer's directions, will make the following deposits and payments in the order set forth below, to the extent funds are available:

     (1) CLASS A INTEREST. The trust will use:

        - funds deposited into the Series Distribution Account for Class A to deposit Class A interest. (To the Series Interest Funding Account.)

     (2) CLASS A SERVICING FEES. The trust will use:

        - funds remaining in the Series Distribution Account for Class A after step (1)

     to pay Class A servicing fees. (To the master servicer.)

     (3) CLASS B INTEREST. The trust will use:

        - funds deposited into the Series Distribution Account for Class B to deposit Class B interest. (To the Series Interest Funding Account.)

     (4) CLASS B SERVICING FEES. The trust will use:

        - funds remaining in the Series Distribution Account for Class B after step (3)

     to pay Class B servicing fees. (To the master servicer.)

On each interest payment date the trustee will pay to Class A investors the Class A interest deposited into the Series Interest Funding Account since the last interest payment date, or, on the first interest payment date, since the date the trust issued the certificates. On each interest payment date, the trustee will also pay to Class B investors the Class B interest deposited into the Series Interest Funding Account since the last interest payment date, or, on the first interest payment date, since the date the trust issued the certificates.

     Principal. Unless an Amortization Event has occurred:

        - on January 15, 2008, or, if not a business day, the next business day, the trustee will withdraw all amounts on deposit in the Series Principal Funding Account, up to the Class A Invested Amount, and pay them to the Class A investors; and

        - on February 15, 2008, or, if not a business day, the next business day, the trustee will withdraw all funds remaining on deposit in the Series Principal Funding Account, up to the Class B Invested Amount, and pay them to the Class B investors.

     If an Amortization Event has occurred, on each distribution date the trustee will withdraw all funds from the Series Principal Funding Account and pay them:

        - first, to the Class A investors until the Class A Invested Amount is reduced to zero; and then

        - to the Class B investors until the Class B Invested Amount is reduced to zero.

     The trustee will not pay more than the Class A Invested Amount to the Class A investors or more than the Class B Invested Amount to the Class B investors from the funds in the account. The trustee will not pay any principal to the Class B investors until it has paid the Class A investors the full amount of their principal investment.

                                                                         ANNEX B

                                  OTHER SERIES

     The table below sets forth the principal characteristics of the Class A and Class B certificates of all of the series the trust has issued that are currently outstanding. All series are in Group One. For more specific information with respect to any series, you should contact the master servicer at (302) 323-7434. The master servicer will provide you, without charge, a copy of the prospectus, prospectus supplement, if applicable, and Series Supplement, without exhibits, for any publicly issued series.


SERIES                             1993-3             1994-2               1995-1                1995-3              1996-1
---------------------------  ------------------  -----------------  ---------------------  ------------------  ------------------
Initial Investor Interest
 Class A...................     $350,000,000       $850,000,000         $600,000,000          $500,000,000       $1,000,000,000
 Class B...................     $16,493,000         $44,737,000          $31,579,000          $26,316,000         $52,632,000
Interest Rate
 Class A...................        6.20%           LIBOR + 0.35%        LIBOR + 0.28%        LIBOR + 0.21%       LIBOR + 0.17%
 Class B...................        6.45%               8.05%            LIBOR + 0.45%        LIBOR + 0.33%       LIBOR + 0.30%
Initial Credit
 Enhancement(1)
 Class A...................        6.50%              10.00%               11.00%                11.00%              10.00%
 Class B...................        4.00%               5.00%                6.00%                6.00%               5.50%
Closing Date...............  November 23, 1993   October 14, 1994      April 19, 1995      September 28, 1995   January 18, 1996
Expected Maturity Date
 Class A...................  November 17, 2003    April 15, 2002       August 16, 2004     September 16, 2002   January 15, 2001
 Class B...................  December 15, 2003     May 15, 2002      September 15, 2004     October 15, 2002   February 15, 2001
Type of Principal
 Payment(2)
 Class A...................        Bullet           Cont Liq(3)            Bullet                Bullet              Bullet
 Class B...................        Bullet             Bullet               Bullet                Bullet              Bullet
Series Termination Date....     May 16, 2006     October 16, 2004     February 16, 2007      March 16, 2005      July 16, 2003


SERIES                                 1996-2             1996-3             1996-4              1997-1              1997-2
-------------------------------  ------------------  -----------------  -----------------  ------------------  ------------------
Initial Investor Interest
 Class A.......................     $900,000,000       $600,000,000      $1,000,000,000       $750,000,000        $500,000,000
 Class B.......................     $47,369,000         $31,579,000        $52,632,000        $39,474,000         $26,316,000
Interest Rate
 Class A.......................    LIBOR + 0.22%           6.05%         LIBOR + 0.375%      LIBOR + 0.09%           6.792%
 Class B.......................    LIBOR + 0.36%           6.25%          LIBOR + 0.55%      LIBOR + 0.27%       LIBOR + 0.40%
Initial Credit Enhancement(1)
 Class A.......................        11.00%              6.00%             11.00%              12.50%              9.00%
 Class B.......................        6.00%               3.00%              6.00%              7.50%               4.00%
Closing Date...................   January 29, 1996   February 21, 1996   April 30, 1996     August 26, 1997     October 15, 1997
Expected Maturity Date
 Class A.......................   January 15, 2003   February 15, 2006   April 15, 2011     August 15, 2002     October 15, 2007
 Class B.......................  February 17, 2003    March 15, 2006      May 16, 2011     September 16, 2002  November 15, 2007
Type of Principal Payment(2)
 Class A.......................        Bullet             Bullet             Bullet              Bullet           Cont Liq(4)
 Class B.......................        Bullet             Bullet             Bullet              Bullet              Bullet
Series Termination Date........    July 18, 2005      August 18, 2008   October 16, 2013   February 16, 2005     April 16, 2010

-------------------------

(1) Expressed as a percentage of the initial Series Investor Interest.

(2) "Cont Liq" means that the trust is scheduled to repay principal in monthly payments. "Bullet" means that the trust is scheduled to repay principal in one payment.

(3) The trust is scheduled to repay principal in 12 equal monthly payments.

(4) The controlled liquidation period for Series 1997-2 has a variable length of up to 90 months. The amount of principal repaid each month is based on an index.


           SERIES                    1997-3              1998-1              1998-2              1998-3              1998-4
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Initial Investor Interest
 Class A.....................     $650,000,000        $350,000,000        $500,000,000        $750,000,000        $500,000,000
 Class B.....................     $34,211,000         $18,422,000         $26,316,000         $39,474,000         $26,316,000
Interest Rate
 Class A.....................    LIBOR + 0.13%       LIBOR + 0.09%           5.80%           LIBOR + 0.125%          5.75%
 Class B.....................    LIBOR + 0.31%       LIBOR + 0.27%           5.95%           LIBOR + 0.29%           5.90%
Initial Credit Enhancement(1)
 Class A.....................        12.50%              12.50%              8.50%               12.50%              8.50%
 Class B.....................        7.50%               7.50%               4.00%               7.50%               4.00%
Closing Date.................   October 23, 1997    January 14, 1998     March 4, 1998       March 25, 1998      April 9, 1998
Expected Maturity Date
 Class A.....................   October 15, 2004   February 15, 2001     March 15, 2001      March 17, 2003      April 16, 2001
 Class B.....................  November 15, 2004     March 15, 2001      April 16, 2001      April 15, 2003       May 15, 2001
Type of Principal Payment(2)
 Class A.....................        Bullet              Bullet              Bullet              Bullet              Bullet
 Class B.....................        Bullet              Bullet              Bullet              Bullet              Bullet
Series Termination Date......    April 17, 2007     August 18, 2003    September 16, 2003  September 16, 2005   October 16, 2003


           SERIES                    1998-5              1998-6              1998-7              1999-1              1999-2
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Initial Investor Interest
 Class A.....................     $671,980,000        $500,000,000       $1,000,000,000       $500,000,000        $500,000,000
 Class B.....................     $35,368,000         $26,316,000         $52,632,000         $26,316,000         $26,316,000
Interest Rate
 Class A.....................    LIBOR - 0.125%          5.85%               5.60%               5.30%               5.90%
 Class B.....................    LIBOR + 0.33%           6.05%               5.90%               5.55%               6.10%
Initial Credit Enhancement(1)
 Class A.....................        12.50%              8.50%               8.50%               8.50%               8.50%
 Class B.....................        7.50%               4.00%               4.00%               4.00%               4.00%
Closing Date.................    June 12, 1998       July 30, 1998     November 12, 1998    February 9, 1999     March 10, 1999
Expected Maturity Date
 Class A.....................    June 16, 2008       July 15, 2003     November 17, 2003   February 15, 2002     April 15, 2002
 Class B.....................    July 15, 2008      August 15, 2003    December 15, 2003     March 15, 2002       May 15, 2002
Type of Principal Payment(2)
 Class A.....................        Bullet              Bullet              Bullet              Bullet              Bullet
 Class B.....................        Bullet              Bullet              Bullet              Bullet              Bullet
Series Termination Date......  December 16, 2010    January 18, 2006      May 16, 2006      August 16, 2004     October 18, 2004


SERIES                               1999-3              1999-4              1999-5              1999-6              2000-1
-----------------------------  ------------------  ------------------  ------------------  ------------------  ------------------
Initial Investor Interest
 Class A.....................     $500,000,000        $850,000,000        $500,000,000        $750,000,000        $500,000,000
 Class B.....................     $26,316,000         $44,737,000         $26,316,000         $39,474,000         $26,316,000
Interest Rate
 Class A.....................    LIBOR + 0.11%           5.65%           LIBOR + 0.18%           6.85%           LIBOR + 0.17%
 Class B.....................    LIBOR + 0.31%           5.85%           LIBOR + 0.41%           7.10%           LIBOR + 0.37%
Initial Credit Enhancement(1)
 Class A.....................        12.50%              8.50%               12.50%              8.50%               12.50%
 Class B.....................        7.50%               4.00%               7.50%               4.00%               7.50%
Closing Date.................    April 6, 1999       April 27, 1999      June 15, 1999     December 14, 1999    January 27, 2000
Expected Maturity Date
 Class A.....................    March 15, 2002       May 15, 2002       June 15, 2004      January 18, 2005   February 15, 2005
 Class B.....................    April 15, 2002      June 17, 2002       July 15, 2004     February 15, 2005     March 15, 2005
Type of Principal Payment(2)
 Class A.....................        Bullet              Bullet              Bullet              Bullet              Bullet
 Class B.....................        Bullet              Bullet              Bullet              Bullet              Bullet
Series Termination Date......  September 16, 2004  November 16, 2004   December 18, 2006     July 17, 2007      August 16, 2007


SERIES                                 2000-2             2000-3             2000-4              2000-A              2000-5
--------------------------------  -----------------  -----------------  -----------------  ------------------  ------------------
Initial Investor Interest
 Class A........................    $750,000,000       $500,000,000       $650,000,000       $4,000,000,000      $1,200,000,000
 Class B........................     $39,474,000        $26,316,000        $34,211,000            N/A             $63,158,000
Interest Rate
 Class A........................    LIBOR + 0.18%      LIBOR + 0.12%      LIBOR + 0.21%       Variable(5)        LIBOR + 0.18%
 Class B........................    LIBOR + 0.37%      LIBOR + 0.30%      LIBOR + 0.45%           N/A            LIBOR + 0.41%
Initial Credit Enhancement(1)
 Class A........................       12.50%             12.50%             12.50%              8.00%               12.50%
 Class B........................        7.50%              7.50%              7.50%               N/A                7.50%
Closing Date....................   March 14, 2000      April 4, 2000      May 10, 2000        May 22, 2000        June 6, 2000
Expected Maturity Date
 Class A........................   March 15, 2005     March 17, 2003      May 15, 2007        Variable(5)         May 16, 2005
 Class B........................   April 15, 2005     April 15, 2003      June 15, 2007           N/A            June 15, 2005
Type of Principal Payment(2)
 Class A........................       Bullet             Bullet             Bullet         Bullet/Amort.(5)         Bullet
 Class B........................       Bullet             Bullet             Bullet               N/A                Bullet
                                    September 18,      September 16,
Series Termination Date.........        2007               2005         November 17, 2009   May 18, 2010(5)    November 16, 2007


SERIES                                 2000-6             2000-7             2000-8              2000-9
--------------------------------  -----------------  -----------------  -----------------  ------------------
Initial Investor Interest
 Class A........................    $700,000,000       $850,000,000      $1,000,000,000       $500,000,000
 Class B........................     $36,843,000        $44,737,000        $52,632,000        $26,316,000
Interest Rate
 Class A........................    LIBOR + 0.13%     LIBOR + 0.1725%     LIBOR + 0.10%          6.35%
 Class B........................    LIBOR + 0.36%     LIBOR + 0.4125%     LIBOR + 0.34%      LIBOR + 0.42%
Initial Credit Enhancement(1)
 Class A........................       12.50%             12.50%             12.50%              9.00%
 Class B........................        7.50%              7.50%              7.50%              5.50%
Closing Date....................    June 19, 2000      June 20, 2000    October 24, 2000   December 19, 2000
Expected Maturity Date
 Class A........................    July 15, 2005      June 15, 2007    October 15, 2003    January 17, 2006
 Class B........................    July 15, 2005      June 15, 2007    October 15, 2003   February 15, 2006
Type of Principal Payment(2)
 Class A........................       Bullet             Bullet             Bullet              Bullet
 Class B........................       Bullet             Bullet             Bullet              Bullet
Series Termination Date.........  January 16, 2008   December 16, 2009   April 18, 2006      July 16, 2008

-------------------------

(5) Series 2000-A consists of discount certificates with expected maturities of 1 to 94 days, which may become amortizing, interest-bearing extended certificates with final maturities of 397 days, and may include amortizing, interest-bearing maturity certificates. The series termination date may vary depending on the type of certificates then outstanding in Series 2000-A, and may be extended. Series 2000-A certificates were issued only to qualified institutional buyers and are not publicly available.

Prospectus

                        Discover(R) Card Master Trust I
                                     Issuer

                     Credit Card Pass-Through Certificates

                                 Discover Bank
                      Master Servicer, Servicer and Seller

                              -------------------

Discover Bank intends to sell up to $10,026,319,000 aggregate principal amount of certificates in one or more series from time to time, representing interests in the Discover Card Master Trust I. The trust's assets consist primarily of credit card receivables arising under selected Discover Card accounts and the cash payments of those receivables. The certificates are not obligations of Discover Bank or any of its affiliates, and neither the certificates nor the underlying credit card receivables are insured or guaranteed by any governmental agency.

The trust will pay interest and principal on each series of certificates as specified in the prospectus supplement for the series.

                              -------------------

Investing in the certificates involves risks. See "Risk Factors" beginning on page S-13 in the prospectus supplement.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT FOR A PARTICULAR SERIES MUST BE USED TO CONFIRM SALES OF CERTIFICATES OF THAT SERIES.

THE PROSPECTUS SUPPLEMENT FOR ANY SERIES USING UNDERWRITERS OR AGENTS WILL DISCLOSE THE NAME OF THE MANAGING UNDERWRITER OR UNDERWRITERS OR THE AGENTS AND ANY DISCOUNTS OR COMMISSIONS.

                           MORGAN STANLEY DEAN WITTER

December 21, 2000

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                        PAGE
                                        ----
Reports to Investors..................    3
Where You Can Find More Information...    3
Prospectus Summary....................    5
The Trust.............................   13
  The Trustee.........................   14
  Indemnification of the Trust and the
     Trustee..........................   14
  Sale and Assignment of Receivables
     to the Trust.....................   15
  Addition of Accounts................   15
  Removal of Accounts.................   17
  Termination of the Trust............   17
The Certificates......................   17
  General.............................   17
  Interest Payments...................   18
  Principal Payments..................   18
  Issuance of Additional Series.......   19
  Collections.........................   20
  Class Percentages and Seller
     Percentage.......................   21
  Subordination.......................   22
  Adjustments to Receivables..........   22
  Additional Funds....................   22
  Final Payment of Principal;
     Termination of Series............   23
  Credit Enhancement..................   23
  Repurchase of Trust Portfolio.......   24
  Repurchase of Specified
     Receivables......................   25
  Repurchase of a Series..............   26
  Repurchase of Certificates..........   26
  Sale of Seller Interest.............   26
  Reallocation of Series Among
     Groups...........................   27
  Amendments..........................   27
  List of Certificateholders..........   28
  Meetings............................   28
  Book-Entry Registration.............   28
  Definitive Certificates.............   32
Servicing.............................   32
  Master Servicer and Servicer........   32

                                        PAGE
                                        ----
  Servicing Compensation and Payment
     of Expenses......................   33
  Certain Matters Regarding the Master
     Servicer and the Servicers.......   34
  Master Servicer Termination
     Events...........................   34
  Servicer Termination Events.........   35
  Evidence as to Compliance...........   36
The Seller............................   37
  Discover Bank.......................   37
  Insolvency-Related Matters..........   37
Certain Legal Matters Relating to the
  Receivables.........................   38
  Transfer of Receivables.............   38
  Certain UCC Matters.................   39
  Consumer Protection Laws and Debtor
     Relief Laws Applicable to the
     Receivables......................   40
  Claims and Defenses of Cardmembers
     Against the Trust................   40
Use of Proceeds.......................   40
Federal Income Tax Consequences.......   41
  General.............................   41
  Tax Treatment of the Certificates as
     Debt.............................   41
  United States Investors.............   42
  Foreign Investors...................   45
  Backup Withholding and Information
     Reporting........................   46
  Possible Characterization of the
     Certificates.....................   47
State Tax Consequences................   48
ERISA Considerations..................   49
  Discover Bank's Prohibited
     Transaction Exemption............   49
  The DOL Regulation..................   51
Plan of Distribution..................   52
Legal Matters.........................   54
Glossary of Terms.....................   55

                       IMPORTANT NOTICE ABOUT INFORMATION
                          PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents:

     - this prospectus, which provides detailed information, some of which may not apply to your certificates, about the trust and the certificates issued by the trust, and

     - the prospectus supplement, which describes the specific terms of your certificates.

     We include cross-references in this prospectus and the accompanying prospectus supplement to sections in these materials where you can find related discussions. You can locate the pages on which these sections begin by using the table of contents on page 2.

     We have included glossaries of the capitalized terms used in this prospectus or the prospectus supplement.

     IT IS IMPORTANT FOR YOU TO READ AND CONSIDER ALL INFORMATION CONTAINED IN BOTH THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IN MAKING YOUR INVESTMENT DECISION.

     The SEC allows us to incorporate by reference information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement for any series. We incorporate by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the trust with the SEC until we terminate our offering of the certificates.

     You should rely on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

     We are not offering to sell or soliciting offers to buy any securities other than the certificates to which this prospectus and the accompanying prospectus supplement relate, nor are we offering to sell or soliciting offers to buy certificates in any jurisdiction where the offer is not permitted.

                              REPORTS TO INVESTORS

     Discover Bank, as master servicer, will prepare monthly and annual reports for each outstanding series of certificates containing information about the trust and that series. You may obtain a copy of each report free of charge by calling 302-323-7434. See "Reports to Investors" in the related prospectus supplement. The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Discover Bank does not intend to send you any of its financial reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     Discover Bank, as originator of the trust, and the trust have filed a registration statement with the SEC on behalf of the trust relating to the certificates offered by this prospectus and any prospectus supplement accompanying this prospectus. Discover Bank was formerly known as Greenwood Trust Company.

     You may read and copy any reports, statements or other information that Discover Bank or the trust files at the SEC's public reference rooms at:

     - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

     - 7 World Trade Center, Suite 1300, New York, New York 10048; and

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. SEC filings relating to the trust are also available to the public on the SEC Internet site (http://www.sec.gov). The trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with that act, Discover Bank, on behalf of the trust, files reports and other information with the SEC.

     We incorporated by reference the following reports and documents filed by Discover Bank on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

     (1) the trust's Annual Reports on Form 10-K for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, the trust's Transition Report on Form 10-K for the transition period from January 1, 1998 through November 30, 1998, and the trust's Annual Report on Form 10-K for the year ended November 30, 1999; and

     (2) Current Reports on Form 8-K filed since January 1, 1995.

     All reports and other documents filed by Discover Bank on behalf of the trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of the offering of the certificates will be deemed to be incorporated by reference into this prospectus and to be a part of it.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by calling Discover Bank, as master servicer at (302) 323-7434.

                               PROSPECTUS SUMMARY

     The following summary describes certain aspects of the trust generally, including the typical provisions of each series of certificates. The remainder of this prospectus and the accompanying prospectus supplement provide much more detailed information about the certificates and the trust. You should review the entire prospectus and prospectus supplement before you decide to invest.

SELLER...............................      Discover Bank. Discover Bank's
                                           executive office is located at 12
                                           Read's Way, New Castle, Delaware
                                           19720.

MASTER SERVICER AND SERVICER.........      Discover Bank.

TRUSTEE..............................      U.S. Bank National Association.

FORMATION OF THE TRUST; TRUST
ASSETS...............................      Discover Bank and the trustee formed
                                           the trust in October 1993. Discover
                                           Bank has transferred to the trust the
                                           credit card receivables generated
                                           under certain designated Discover(R)
                                           Card accounts. Those receivables
                                           included principal
                                           receivables--amounts owed by
                                           cardmembers representing the
                                           principal balances of cash advances,
                                           purchases that cardmembers have made
                                           with their Discover Cards and
                                           balances transferred by cardmembers
                                           to their Discover Card accounts from
                                           other credit card accounts. They also
                                           included finance charge
                                           receivables--amounts owed by
                                           cardmembers representing finance
                                           charges accrued on unpaid principal
                                           balances, late fees and other service
                                           charges. As cardmembers make
                                           additional charges and incur
                                           additional finance charges and other
                                           fees in accounts designated for the
                                           trust, Discover Bank also transfers
                                           these additional receivables to the
                                           trust on an ongoing basis. Discover
                                           Bank also may designate additional
                                           accounts as trust accounts, and
                                           transfer receivables in those
                                           accounts to the trust. Even though
                                           Discover Bank transfers receivables
                                           to the trust, Discover Bank continues
                                           to own and service the related
                                           accounts.

                                           The trust's assets include, or may
                                           include, the following:

                                           - credit card receivables;

                                           - cash payments by cardmembers;

                                           - cash recoveries on receivables in
                                             the trust that have been charged
                                             off as uncollectible and proceeds
                                             from the trust's sales of those
                                             receivables;

                                           - investment income on funds on
                                             deposit in investor accounts, if
                                             any;

                                           - interests in other credit card
                                             receivables pools;

                                           - credit support or enhancement for
                                             each series;

                                           - additional funds that Discover Bank
                                             may elect to add to the trust;

                                           - currency swaps for series
                                             denominated in foreign currencies;
                                             and

                                           - interest rate protection
                                             agreements.

                                           The trust has issued many series of
                                           certificates, and Discover Bank
                                           expects that the trust will issue
                                           additional series. The pooling and
                                           servicing agreement that created the
                                           trust and applies to all series
                                           permits the trust to issue additional
                                           series without the consent of
                                           certificateholders of any outstanding
                                           series. Discover Bank and the trust
                                           will not request your consent to
                                           issue new series.

                                           The certificates of each series
                                           represent an interest in the
                                           aggregate pool of receivables in the
                                           trust, not an interest in any
                                           specific receivable or subset of the
                                           receivables. That interest reflects
                                           your right to receive a portion of
                                           the collections paid on the
                                           receivables, your share of
                                           receivables that Discover Bank has
                                           charged off as uncollectible, your
                                           share of investment income on funds
                                           on deposit in investor accounts, if
                                           any, your right to the benefit of the
                                           credit enhancement established for
                                           the series and your right to the
                                           benefit of any currency swap or
                                           interest rate protection agreements
                                           for the series. Your right to receive
                                           any of these amounts will be limited
                                           to the amount of interest accrued on
                                           your certificates and the principal
                                           amount of your certificates. Discover
                                           Bank and the investors in other
                                           series currently outstanding own the
                                           remaining interest in the trust.

                                           - Discover Bank's interest varies
                                             based on the size of the interests
                                             of the trust's investors and the
                                             total amount of the trust's
                                             receivables.

                                           - Assuming the aggregate investor
                                             interest in receivables stays the
                                             same, if in any month the principal
                                             collections and charge-offs exceed
                                             the amount of new principal
                                             receivables created, Discover
                                             Bank's interest in the trust
                                             declines.

                                           - Assuming the aggregate investor
                                             interest in receivables stays the
                                             same, if in any month the principal
                                             collections and charge-offs are
                                             less than the amount of new
                                             principal receiv-
                                            ables created, Discover Bank's
                                            interest in the trust increases.

                                           Each series has a particular set of
                                           terms that we will describe in a
                                           series supplement to the pooling and
                                           servicing agreement. The series
                                           supplement for each series will
                                           specify, among other things, the
                                           classes in the series, its size and
                                           payment terms, the group to which the
                                           series belongs, the methods for
                                           allocating collections and
                                           charged-off receivables to it, the
                                           kind and size of credit enhancement
                                           for the series and any applicable
                                           amendments to the pooling and
                                           servicing agreement.

CLASSES, ALLOCATIONS AND
REALLOCATIONS........................      Each series will have one or more
                                           classes; typically Class B
                                           certificates rank junior to Class A
                                           certificates.

                                           The trust allocates collections among
                                           the series based on each series'
                                           investor interest in receivables. The
                                           trust also allocates receivables that
                                           Discover Bank has charged off as
                                           uncollectible to series based on the
                                           investor interest in receivables.
                                           Each series supplement to the pooling
                                           and servicing agreement specifies the
                                           percentages of these collections and
                                           charged-off receivables that are
                                           allocated to each class of the series
                                           at each point in time. These
                                           percentages vary based on a number of
                                           factors, including whether the trust
                                           has started to pay principal to
                                           investors in the series and whether
                                           Discover Bank has made certain
                                           choices regarding credit enhancement.
                                           The class percentages may differ for
                                           finance charge collections, principal
                                           collections and charged-off amounts.
                                           The pooling and servicing agreement
                                           determines whether collections are
                                           finance charge collections or
                                           principal collections. Once this
                                           determination is made, finance charge
                                           and principal collections are
                                           generally not interchangeable; each
                                           can only be used to fund certain
                                           payments, deposits and
                                           reimbursements. When Discover Bank
                                           charges off a receivable as
                                           uncollectible, it reduces the amount
                                           of principal receivables in the
                                           trust, and allocates a portion of the
                                           amount charged off against your
                                           interest in principal receivables
                                           based on your class percentage.
                                           However, the trust typically uses
                                           finance charge collections to pay
                                           interest and to reimburse you for
                                           charged-off receivables that have
                                           been allocated to you, reinstating
                                           your interest in principal
                                           receivables. The trust typically uses
                                           principal collections to repay your
                                           principal.

                                           In general, the trust will use each
                                           series' share of collections to make
                                           required payments, to pay its share
                                           of servicing fees and to reimburse
                                           its share of charged-off amounts. If
                                           a series has more collections than it
                                           needs in any month, the trust may
                                           make the excess collections available
                                           to other series so those series may
                                           make their payments and
                                           reimbursements. You will not be
                                           entitled to receive these excess
                                           collections. If a series does not
                                           have enough collections in any month,
                                           the trust may use excess collections
                                           from other series to make payments
                                           and reimbursements for that series.
                                           Each prospectus supplement describes
                                           how the trust uses collections to
                                           make payments, deposits and
                                           reimbursements for a particular
                                           series.

INVESTOR INTEREST AND INVESTED
AMOUNT...............................      The trust generally allocates
                                           collections and charged-off amounts
                                           to you based on your investor
                                           interest, which is your interest in
                                           the receivables. The trust makes
                                           payments to you based on your
                                           invested amount, which generally is
                                           the principal balance of your
                                           certificates. Your investor interest
                                           in receivables may decrease over time
                                           as principal is paid to you or as
                                           principal collections are deposited
                                           into the series principal funding
                                           account to be paid to you at a later
                                           time.

                                           Although your investor interest in
                                           receivables and your invested amount
                                           are related, they diverge under
                                           certain circumstances. For instance,
                                           if your series has an accumulation
                                           period, as the trustee accumulates
                                           principal in the series principal
                                           funding account, your investor
                                           interest in receivables will decline
                                           but your invested amount will not be
                                           affected. Your invested amount will
                                           shift from an interest entirely in
                                           the receivables to an interest in the
                                           cash in the series principal funding
                                           account and a smaller interest in the
                                           receivables.

DISTRIBUTION DATES...................      The distribution date is the date in
                                           each month, typically the 15th, on
                                           which the trust allocates collections
                                           from the preceding calendar month to
                                           investors and the trustee deposits
                                           them into appropriate accounts. A
                                           distribution date may also be a date
                                           the trust pays principal or interest
                                           to investors, but it will not always
                                           be a payment date. For example, a
                                           series that pays interest
                                           semiannually will have twelve
                                           distribution dates each year but only
                                           two interest payment dates; the trust
                                           will set aside funds on each
                                           distribution date to make the next
                                           interest payment.

INTEREST.............................      The certificates accrue interest at
                                           the rates specified in or determined
                                           in accordance with the prospectus
                                           supplement.

PRINCIPAL............................      The trust will be scheduled to pay
                                           principal on each class of a series
                                           in a single payment on a specified
                                           date or in monthly payments beginning
                                           on a specified date, as set forth in
                                           the prospectus supplement. Under
                                           certain circumstances, the trust may
                                           be unable to meet the schedule.

                                           Amortization events are designed to
                                           protect investors from certain events
                                           that may adversely affect the trust
                                           and your investment in the
                                           certificates. These may include:
                                           Discover Bank's or an additional
                                           seller's inability to continue to
                                           transfer receivables to the trust;
                                           certain breaches of representations,
                                           warranties or covenants by Discover
                                           Bank or an additional seller;
                                           receivables performance that might
                                           impair the long-term ability of the
                                           trust to make all required payments
                                           with respect to a series; or certain
                                           events of insolvency with respect to
                                           Discover Bank or an additional
                                           seller. For some of these events to
                                           become amortization events, the
                                           trustee or a specified percentage of
                                           certificateholders must declare them
                                           to be amortization events; others
                                           become amortization events
                                           automatically when they occur. If an
                                           amortization event occurs with
                                           respect to a series, the trust
                                           becomes obligated to apply principal
                                           collections allocated to that series
                                           on a monthly basis to repay the
                                           remaining principal amount of the
                                           certificates of that series.

                                           Each series of certificates will have
                                           two types of maturity dates, an
                                           expected maturity date, which may be
                                           different for different classes, and
                                           a series termination date. The
                                           expected maturity date is the date
                                           Discover Bank believes the trust will
                                           make the final principal payment to
                                           investors in that class of
                                           certificates unless an amortization
                                           event occurs. The series termination
                                           date is always later than the
                                           expected maturity date, and is the
                                           last day on which the trust will pay
                                           principal to investors in a series.
                                           If the trust owes principal in the
                                           month before the series termination
                                           date, the trustee will sell
                                           receivables, proportionate to the
                                           series' remaining interest in the
                                           trust, to repay the principal. After
                                           the series termination date, the
                                           trustee will not allocate collections
                                           to the series.

REVOLVING PERIOD.....................      The revolving period is the period
                                           from the first day of the calendar
                                           month in which the trust issues a
                                           series until the trust begins using
                                           principal collections to make
                                           principal payments to investors or to
                                           accumulate the cash to be used to
                                           make later principal payments. In
                                           general, during the revolving period,
                                           the trust pays principal collections
                                           to Discover Bank in exchange for new
                                           receivables that cardmembers have
                                           generated on the accounts designated
                                           as part of the trust.

                                           The trust may also use principal
                                           collections to pay the principal of
                                           other series. The revolving period
                                           for a series ends when the controlled
                                           liquidation period or the
                                           accumulation period begins, or when
                                           an amortization event or an early
                                           accumulation event occurs.

CONTROLLED LIQUIDATION PERIOD........      If a series provides that the
                                           principal on its certificates will be
                                           repaid in scheduled monthly payments,
                                           the series will have a controlled
                                           liquidation period. During the
                                           controlled liquidation period, the
                                           trust will apply principal
                                           collections allocated to the series
                                           to pay principal on the certificates,
                                           up to the amount of the scheduled
                                           monthly principal payment. The
                                           controlled liquidation period will
                                           begin on the first day of the month
                                           immediately preceding the month in
                                           which the trust will make the first
                                           principal payment for the series and
                                           continue until the principal of the
                                           series has been repaid in full, until
                                           an amortization event or an early
                                           accumulation event has occurred or
                                           until the series termination date.

ACCUMULATION PERIOD..................      If a series provides that its
                                           principal will be repaid in a single
                                           payment, it will have an accumulation
                                           period. During the accumulation
                                           period, the trust will accumulate
                                           cash in the series principal funding
                                           account using collections it
                                           receives, to pay principal at
                                           maturity, unless Discover Bank elects
                                           to delay this process or an
                                           amortization event or an early
                                           accumulation event has occurred. The
                                           trust generally is scheduled to
                                           accumulate principal collections in
                                           the series principal funding account
                                           over several months, so that it will
                                           have collections available to make
                                           the final payment.

                                           Discover Bank may elect to shorten
                                           the accumulation period if:

                                           - it determines that enough principal
                                             collections from other series will
                                             be available to
                                            make larger deposits into the series
                                            principal funding account, and

                                           - the required rating agencies have
                                             approved the election to shorten
                                             the accumulation period.

                                           Typically, the accumulation period
                                           will begin on a date specified in the
                                           prospectus supplement, or on a later
                                           date if Discover Bank elects to
                                           shorten the accumulation period, and
                                           will continue until the principal of
                                           the series has been repaid in full,
                                           until an amortization event or an
                                           early accumulation event has occurred
                                           or until the series termination date.

AMORTIZATION PERIOD..................      The amortization period begins when
                                           an amortization event occurs and
                                           continues until the trust has fully
                                           paid the principal of the series or
                                           until the series termination date.

EARLY ACCUMULATION EVENTS............      Certain events that the series
                                           supplement would typically designate
                                           as amortization events may instead be
                                           designated as early accumulation
                                           events for a particular series. If an
                                           early accumulation event occurs with
                                           respect to a series, the trust
                                           becomes obligated to accumulate
                                           principal collections allocated to
                                           the series on a monthly basis in the
                                           series principal funding account. In
                                           general, the trust would make
                                           principal payments to investors after
                                           an early accumulation event in
                                           accordance with its original
                                           schedule, to the extent it has funds
                                           available, unless an amortization
                                           event subsequently occurs.

CREDIT ENHANCEMENT...................      A series may have credit enhancement
                                           that provides the trust with an
                                           additional source of funds if the
                                           trust does not receive sufficient
                                           collections on receivables to make
                                           all required payments, deposits and
                                           reimbursements with respect to that
                                           series in any month. The credit
                                           enhancement may include:

                                           - cash collateral accounts or reserve
                                             funds,

                                           - letters of credit,

                                           - surety bonds, or

                                           - insurance policies

                                           The prospectus supplement may also
                                           identify other forms of credit
                                           enhancement. Series or classes of
                                           series may have credit enhancement
                                           that is also provided by
                                           subordination provisions in other
                                           classes or series. These
                                           subordination provisions may require
                                           the trust to reallocate collections
                                           and other assets that it initially
                                           allocated to a junior class or a
                                           junior series to
                                           instead make payments, deposits and
                                           reimbursements for a senior class or
                                           a senior series. The trust would
                                           generally make payments, deposits and
                                           reimbursements for a junior class or
                                           a junior series only after it had
                                           satisfied the requirements of each
                                           applicable senior class or senior
                                           series.

CLEARANCE AND SETTLEMENT.............      You may elect to hold the
                                           certificates only through the
                                           following clearing organizations:

                                           - The Depository Trust Company, or
                                             DTC, in the United States;

                                           - Clearstream Banking, in Europe; and

                                           - Euroclear, in Europe

                                           These organizations permit transfers
                                           of securities or interests in
                                           securities by computer entries
                                           instead of paper transfers.
                                           Certificates will not be available in
                                           paper form.

                                           You may transfer your interests
                                           within DTC, Clearstream Banking or
                                           Euroclear in accordance with the
                                           usual rules and operating procedures
                                           of the relevant system. Persons
                                           holding directly or indirectly
                                           through DTC, on the one hand, and
                                           counterparties holding directly or
                                           indirectly through Clearstream
                                           Banking or Euroclear, on the other
                                           hand, may effect cross-market
                                           transfers through the relevant
                                           depositaries of Clearstream Banking
                                           and Euroclear.

     The remainder of this prospectus uses some capitalized terms. We have defined these terms in a glossary beginning on page 55.

                                   THE TRUST

     Discover Bank and the trustee formed the trust in October 1993 pursuant to the Pooling and Servicing Agreement. Discover Bank has transferred Discover Card receivables existing as of specified dates in designated accounts to the trust. As cardmembers make additional charges and incur additional finance charges and other fees with respect to these accounts, Discover Bank is also obligated to transfer these additional Receivables to the trust on a daily basis until the trust terminates. If we refer to the pool of receivables in the trust, we refer to "Receivables" and the "Accounts" in which they arise. If we refer to the Discover Card portfolio generally, we refer to "receivables" and the "accounts" in which they arise.

     In exchange for the transfer of Receivables, Discover Bank received the Seller Certificate. As Discover Bank transfers additional Receivables, the Seller Interest increases. Discover Bank also receives the net cash proceeds from each sale of certificates of a series.

     The trust's assets include, or may include, the following:

     - the Receivables;

     - all monies due or to become due under the Receivables;

     - all proceeds of the Receivables, including collections that Discover Bank or any other servicer may use for its own benefit before each distribution date;

     - all monies on deposit in the investor accounts;

     - cash recoveries on Receivables charged off as uncollectible and proceeds from the trust's sale of those Receivables;

     - investment income on funds on deposit in investor accounts, if any;

     - interests in other credit card receivables pools;

     - credit support or enhancement for each series;

     - additional funds that Discover Bank may elect to add to the trust;

     - currency swaps for series denominated in foreign currencies; and

     - interest rate protection agreements.

Discover Bank has the right, and in some circumstances the obligation, to designate additional Accounts, which may be Discover Card accounts or other credit accounts originated by Discover Bank or an affiliate of Discover Bank, to be included as Accounts, or to add interests in other credit card receivables pools to the trust, subject to conditions that we describe in "--Addition of Accounts." In addition, Discover Bank has the right to designate Accounts for removal from the trust, subject to conditions that we describe in "--Removal of Accounts."

     Discover Bank formed the trust to issue certificates of various series pursuant to the Pooling and Servicing Agreement and a Series Supplement for each series. The trust has issued many series of certificates, and Discover Bank expects that the trust will issue additional series from time to time and will continue as a trust after the Series Termination Date of any particular series. The trust will not engage in any business activity other than:

     - acquiring and holding the Receivables and the proceeds from the Receivables;

     - issuing certificates and the Seller Certificate;

     - making payments on certificates and the Seller Certificate;

     - selling receivables in Charged-Off Accounts;

     - investing funds on deposit in the investor accounts;

     - entering into interest rate swap, currency swap or interest rate cap or other rate protection agreements; and

     - entering into other agreements with third parties for the benefit of the investors of one or more series.

As a consequence, Discover Bank does not expect the trust to need additional capital resources except for the Receivables in additional Accounts or interests in other credit card receivables pools, if applicable.

THE TRUSTEE

     U.S. Bank National Association is the trustee. Discover Bank and its affiliates may enter into normal banking and trustee relationships with the trustee from time to time. The trustee and its affiliates may own certificates in their own names. In addition, the trustee may appoint a co-trustee or separate trustees of all or any part of the trust to meet the legal requirements of a local jurisdiction. If the trustee does appoint a co-trustee or separate trustee, that separate trustee or co-trustee will be jointly subject, with the trustee, to all rights, powers, duties and obligations conferred on the trustee by the Pooling and Servicing Agreement or any Series Supplement. In any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will be singly subject to all of these rights, powers, duties and obligations. Any separate trustee or co-trustee will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor trustee. The master servicer may also remove the trustee if the trustee is no longer eligible to continue as trustee under the Pooling and Servicing Agreement or if the trustee becomes insolvent. In those circumstances, the master servicer may be obligated to appoint a successor trustee. Until the successor trustee accepts its appointment, the resignation or removal of the trustee will not become effective.

INDEMNIFICATION OF THE TRUST AND THE TRUSTEE

     Discover Bank as seller, and any Additional Sellers, generally will indemnify the trust and the trustee against losses arising out of the sellers' activities in connection with the trust or the trustee. However, the sellers will not indemnify:

     - the trustee for liabilities resulting from fraud, negligence, breach of fiduciary duty or misconduct by the trustee in performing its duties as trustee;

     - the trust or the investors for liabilities arising from actions taken by the trustee at the investors' request; or

     - the trust or the investors for any taxes, or any related interest or penalties, required to be paid by the trust or the investors.

This indemnification will be only from the assets of the related seller and will be subordinate to the trust's security interest in the Receivables. This indemnification will not constitute a claim against any seller in an amount that exceeds the lesser of:

     - that seller's available assets; or

     - the full amount of the claim multiplied by the percentage of the Principal Receivables in the trust that have been transferred to the trust by that seller.

SALE AND ASSIGNMENT OF RECEIVABLES TO THE TRUST

     On October 27, 1993 and on various subsequent dates, Discover Bank sold and transferred to the trust all of its right, title and interest in and to:

     - all Receivables existing in the accounts designated as Accounts on each such date, and

     - all Receivables created in those Accounts after each such date, on a daily basis as they arise, until the trust terminates.

In exchange for these transfers, Discover Bank has received the Seller Certificate, the right to direct the issuance of new series of certificates, and the proceeds from the sale of each new series. See "--Formation of the Trust."

     Discover Bank has indicated in its computer files that it has transferred the Receivables to the trust. In addition, Discover Bank has provided to the trustee a computer file containing a complete list of each Account identified by account number, and will provide a similar computer file each time it designates additional Accounts. Discover Bank will not:

     - deliver to the trustee any other records or agreements relating to the Accounts and the Receivables;

     - segregate the records and agreements that it maintains relating to the Accounts and the Receivables from records and agreements relating to other credit accounts and receivables; or

     - otherwise mark these records or agreements to reflect the sale of the Receivables to the trust, except for any electronic or other indicators necessary to service the Accounts in accordance with the Pooling and Servicing Agreement and any Series Supplement.

The trustee will have reasonable access to these records and agreements as required by applicable law and to enforce the rights of investors. The trustee filed a UCC-1 financing statement in accordance with applicable state law to perfect the trust's interest in the Receivables, and will file continuation statements as needed to maintain that perfection. See "Certain Legal Matters Relating to the Receivables."

ADDITION OF ACCOUNTS

     Discover Bank may, in its sole discretion:

     - designate credit accounts originated by Discover Bank or its affiliates as additional Accounts, and cause the receivables in those accounts to be transferred to the trust; or

     - convey interests in other credit card receivables pools to the trust.

In addition, Discover Bank will be required to designate additional Accounts or convey interests in other credit card receivables pools to the trust if the aggregate amount of Principal Receivables in the trust on the last day of any month is less than the Minimum Principal Receivables Balance.

     Additional Accounts may consist of additional Discover Card accounts originated by Discover Bank or other credit accounts originated by Discover Bank or an affiliate of Discover Bank. These Accounts may include newly originated accounts.

     Discover Bank may only assign additional Accounts to the trust if:

     - Discover Bank and the trustee execute and deliver a written assignment;

     - Discover Bank causes its legal counsel to deliver an opinion to the trustee relating to the trust's security interest in the Receivables in the additional Accounts and insolvency and related matters;

     - an authorized officer of the servicer delivers a certificate regarding the selection criteria used to select the additional Accounts; and

     - either

      - each of the Rating Agencies confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of certificates, or

      - the proposed assignment complies with any limitations established by the Rating Agencies on Discover Bank's ability to designate additional Accounts.

An assignment will comply with current Rating Agency limits, and Discover Bank may designate additional Accounts without Rating Agency approval, if:

     - in any calendar year, Discover Bank assigns not more than 20% of the number of Accounts or the amount of Principal Receivables in the trust as of the first day of the calendar year, and

     - in any period of three calendar months, Discover Bank assigns not more than 15% of the number of Accounts or the amount of Principal Receivables in the trust as of the first day of the three-month period.

     The servicer for any additional Accounts must select those Accounts on the basis of selection criteria that the servicer does not believe to be materially adverse to the interests of investors in any outstanding class of any series of certificates or any credit enhancement provider.

     The trust will receive all collections of Receivables in additional Accounts in the same manner as it receives other collections. The servicer may, however, estimate the amount of Finance Charge Receivables billed on the Receivables in the additional Accounts for the month in which the Accounts were added to the trust.

     Although the Pooling and Servicing Agreement must be amended to add interests in other pools of credit card receivables to the trust, this amendment will not require investor consent. Discover Bank may only add interests in other pools of credit card receivables to the trust if:

     - Discover Bank delivers a certificate to the trustee stating that Discover Bank reasonably believes that the addition will not be materially adverse to the interests of investors in any outstanding class of any series or any credit enhancement provider;

     - Discover Bank causes its legal counsel to deliver an opinion to the trustee relating to the trust's security interest in these added interests and insolvency and related matters; and

     - each of the Rating Agencies confirms that the proposed assignment will not cause it to lower or withdraw its ratings on any outstanding class of any series of certificates.

     Additional Accounts or accounts underlying interests in pools of credit card receivables:

     - need not be Discover Card accounts or accounts originated by Discover
       Bank;

     - may have different terms than the terms governing the Accounts initially included in the trust, including the possibility of lower periodic finance charges or fees;

     - may be composed entirely of newly originated accounts;

     - may contain a higher percentage of newly originated accounts than the Accounts currently included in the trust; and

     - may contain accounts originated using criteria different from those applied to the Accounts currently included in the trust.

Accordingly, we cannot assure you that any additional Accounts or accounts underlying the added interests in pools of credit card receivables will be of the same credit quality as the Accounts currently included in the trust or that inclusion of these Accounts or the interests in pools of credit card receivables will not reduce the percentage of Finance Charge Collections relative to Principal Collections.

REMOVAL OF ACCOUNTS

     Discover Bank may, but is not obligated to, designate Accounts for removal from the trust. Any removal will be effective on the last day of the calendar month during which Discover Bank designated the Accounts to be removed.

     For Discover Bank to remove Accounts, it must deliver an officer's certificate confirming that:

     - the aggregate amount of Principal Receivables in the trust minus the aggregate amount of Principal Receivables in the removed Accounts is not less than the Minimum Principal Receivables Balance;

     - Discover Bank reasonably believes that removing the Accounts will not cause an Amortization Event to occur for any outstanding series;

     - Discover Bank reasonably believes that removing the Accounts will not prevent the trust from making any scheduled principal payment or deposit for any series in full;

     - Discover Bank did not select the Accounts to be removed using procedures that it believed to be materially adverse to the investors; and

     - the Rating Agencies have advised Discover Bank that the removal will not cause them to lower or withdraw their ratings on any class of any outstanding series of certificates.

TERMINATION OF THE TRUST

     The trust is scheduled to terminate twenty-one years after the death of the last survivor of Queen Elizabeth II of the United Kingdom of Great Britain and her descendants living on October 1, 1993. In addition, the sellers may elect to terminate the trust on the day after the distribution date on which the trust has deposited funds into the appropriate investor accounts sufficient to pay in full the Aggregate Investor Interest plus all accrued and unpaid interest on all series then outstanding.

                                THE CERTIFICATES

     This summary is not a complete description of the terms of the certificates of a series. You should refer to the applicable prospectus supplement, the Pooling and Servicing Agreement and the applicable Series Supplement for a more complete description. If you write to the trustee at its principal corporate trust office, the trustee will provide you a free copy of the Pooling and Servicing Agreement, without exhibits or schedules, and the applicable Series Supplement, without exhibits.

GENERAL

     Each series will be issued pursuant to the Pooling and Servicing Agreement and a Series Supplement. The Series Supplement will consist of two parts, a series term sheet and an annex. The series term sheet will set forth the basic terms of a series. The annex will constitute the bulk of the Series Supplement and will contain the detailed provisions regarding allocations of collections and payments to the investors of the series. The annex is designed to be used for a variety of different types of series, and, accordingly, contains some provisions that will not apply to all series. The series term sheet, in conjunction with the annex, will set forth all of the specific terms of the series.

     Each series will consist of one or more classes of certificates. Each certificate will represent a fractional undivided interest in the trust, including the right to a percentage of all collections on the Receivables in the trust. See "--Class Percentages and Seller Percentage." Each certificate of a series will represent the right to receive interest payments on interest payment dates, at the applicable interest rate, on the invested amount of the certificate. If a series has a controlled liquidation period, each certificate of that series will represent the right to receive monthly payments of principal on scheduled principal payment dates and during the Amortization Period, if any, for that series. If a series has an accumulation period, each certificate of that series will represent the right to receive repayment of principal on an applicable expected maturity date and monthly payments of principal during the Amortization Period, if any, for that series. See "The Certificates--Interest Payments" and "--Principal Payments" in this prospectus and in the related prospectus supplement.

     If a series has one or more classes of subordinated certificates, the rights of investors in each junior class to receive payments will be subordinated to the rights of the investors in each senior class of that series to the extent described in the related prospectus supplement. See "The Certificates--Cash Flows--Subordination of Class B Certificates" in this prospectus and "The Certificates--Subordination of the Class B
Certificates--Class A Credit Enhancement" in the related prospectus supplement.

     Discover Bank owns the interest in the Principal Receivables in the trust that is not represented by outstanding certificates of any series at any given time. This interest is an undivided interest in the Principal Receivables, including the right to a varying percentage, the Seller Percentage, of all collections on the Receivables in the trust. See "--Class Percentages and Seller Percentage."

     Discover Bank's interest varies based on the size of the interests of the trust's investors and the total amount of the trust's Principal Receivables. The amount of Principal Receivables in the trust will vary each day as cardmembers create new Principal Receivables and pay others.

     - If in any month the amount of collections of Principal Receivables and the Charged-Off Amount exceed the amount of new Principal Receivables created, Discover Bank's interest in the trust declines.

     - If in any month the amount of collections of Principal Receivables and the Charged-Off Amount are less than the amount of new Principal Receivables created, Discover Bank's interest in the trust increases.

Discover Bank's interest also declines when the trust issues additional series, and when Discover Bank causes the Receivables in designated Accounts to be removed from the trust. Discover Bank's interest also increases when the investor interest in receivables for any series declines as principal is paid to investors or deposited in the series principal funding account for the benefit of investors, and when Discover Bank causes the Receivables in additional Accounts to be added to the trust.

INTEREST PAYMENTS

     The trust will pay interest on the certificates of a class or series as specified in the applicable prospectus supplement. The trust will only pay this interest to the extent that it has allocated funds for this payment in accordance with the cash flows for the series, as described in the applicable prospectus supplement. In general, the trust will only use Finance Charge Collections and certain other amounts allocated to investors in a series--and if the cash flow provisions permit reallocations, similar funds from other series to the extent available to the applicable series under those cash flow provisions--to make these interest payments. If necessary, the trust may also use credit enhancement to make these interest payments. If the interest payment dates for a series or class occur less frequently than monthly, the trust will allocate funds for the next interest payment on each distribution date and will deposit these funds into the applicable series interest funding account to be used to pay interest on the next interest payment date. If a series has more than one class of certificates, each class may have a separate interest funding account. The trustee will invest funds on deposit in a series interest funding account in Permitted Investments. Except as otherwise specified in the applicable prospectus supplement, the trustee will pay any earnings on these investments, net of losses and investment expenses, to Discover Bank or at Discover Bank's direction.

PRINCIPAL PAYMENTS

     The trust will pay principal on a series on the dates and in the amounts set forth in or determined in accordance with the applicable prospectus supplement, and may make monthly deposits into a series principal funding account before these principal payments begin, as described in the prospectus supplement, in each case subject to any conditions and exceptions set forth in the prospectus supplement. The trust will only pay or deposit this principal to the extent that it has allocated funds for this payment or deposit in accordance with the cash flow provisions for the series, as described in the applicable prospectus supplement. In general, the trust will only use Principal Collections and amounts used to reimburse charge-offs allocated to investors in a series--and if the cash flow provisions permit reallocation, similar amounts reallocated from other series to the applicable series to the extent available to the applicable series under those cash flow provisions--to make these principal payments or deposits. Unless the prospectus supplement for a series specifies otherwise, the trust will not reallocate funds to make a principal payment or deposit for any series during the Amortization Period or Early Accumulation Period for that series.

     The following section describes generally how the trust pays principal during the different periods of the series. Each series will not have all of these periods. If an Amortization Event or an Early Accumulation Event occurs during the revolving period, accumulation period or controlled liquidation period for a series, that period will end and an Amortization Period or Early Accumulation Period will begin.

     Revolving Period. Unless otherwise specified in the related prospectus supplement, the trust will not pay any principal on the certificates of a series during the revolving period for that series.

     Accumulation Period. If a series has an accumulation period, the trustee will deposit funds into the series principal funding account for that series on each distribution date of the accumulation period in accordance with the cash flow provisions of that series. The trust will pay principal in a lump sum on the expected maturity date for each class of the series, using funds from the series principal funding account. If that account does not have sufficient funds to pay principal of a class on the expected maturity date for that class, an Amortization Event will occur.

     Controlled Liquidation Period. If a series has a controlled liquidation period, the trust will pay principal on certificates of that series on the dates and in the amounts set forth in or determined in accordance with the applicable prospectus supplement, using funds available for those principal payments in accordance with the cash flow provisions of that series. Unless otherwise specified in the prospectus supplement, if the trust has not fully paid the principal on a class of certificates in a series by the expected final payment date for that class, an Amortization Event will occur.

     Early Accumulation Period. If an Early Accumulation Event occurs for a series, the trust will deposit funds into the Series Principal Funding Account for that series on each distribution date of the Early Accumulation Period until the series investor interest in receivables is zero or until the Series Termination Date. To the extent funds are available, the trust will pay principal on the date or dates and in the amounts it otherwise would have paid principal had the Early Accumulation Event not occurred. Under certain circumstances, an Amortization Event may occur after an Early Accumulation Event, in which case an Amortization Period will begin.

     Amortization Period. If an Amortization Event occurs for a series, the trust will pay principal on certificates of that series on each distribution date of the Amortization Period, using funds available to pay that principal, until the series invested amount has been reduced to zero or until the Series Termination Date.

     Other Periods. The trust may issue series that pay or deposit principal in different ways than those described above, including series that require the trust to pay or deposit principal for some period of time, after which the series may re-enter a revolving period in which the trust does not make principal payments or deposits. If your series has any of these additional periods, we will describe them in the applicable prospectus supplement.

ISSUANCE OF ADDITIONAL SERIES

     Discover Bank may from time to time direct the trustee to issue additional series of certificates. Each new issuance will be pursuant to the Pooling and Servicing Agreement and a Series Supplement. Unless otherwise specified in the related prospectus supplement, each new issuance will reduce the amount of the Seller Interest by an amount equal to the initial investor interest in Receivables for the new series.

     Discover Bank will designate the terms of any new issuance including, but not limited to:

     - the initial series investor interest in Receivables,

     - the number of classes,

     - the initial investor interest in Receivables for each class,

     - the interest rate for each class,

     - the payment dates for each class,

     - the Series Termination Date, and

     - the group to which the series will belong.

     The Pooling and Servicing Agreement does not require the consent of investors of any series to issue a new series. Discover Bank, any Additional Sellers, the master servicer, the servicer and the trustee do not intend to seek the consent of investors of any series to issue a new series.

     Discover Bank and any Additional Seller may offer any series for sale under a prospectus or other disclosure document for transactions either registered under the Securities Act of 1933, as amended, or exempt from registration. These offerings may be direct, through one or more underwriters or placement agents, in fixed price offerings, in negotiated transactions or otherwise.

     Any series may be issued in fully registered form, in book-entry form, or if offered outside the United States, in bearer form, in minimum denominations determined by the sellers. Discover Bank intends to offer additional series periodically, but it is under no obligation to do so. See "Plan of Distribution."

COLLECTIONS

     The trustee has established and maintains, in the name of the trust a Collections Account and, for each group of series, a Group Collections Account. Each of the Collections Account and each Group Collections Account is a segregated trust account established with the trustee or a Qualified Institution. A Qualified Institution is a depository institution:

     - organized under the laws of the United States or any individual state;

     - that at all times has a short-term certificate of deposit rating of A-1/P-1 or better from the Rating Agencies; and

     - whose deposits are insured by the FDIC.

The trustee invests funds on deposit in the Collections Account or any Group Collections Account in Permitted Investments pursuant to the Pooling and Servicing Agreement. The master servicer has the revocable power to instruct the trustee to make withdrawals from the Collections Account and each Group Collections Account to carry out its duties under the Pooling and Servicing Agreement and any Series Supplement.

     Discover Bank generally uses for its own benefit any collections with respect to its Discover Card Accounts until the distribution date on which those collections are to be allocated to investors. However, if Discover Bank's short-term debt rating falls below a specified level, Discover Bank, as servicer, will be required to deposit from collections for any day directly into the Collections Account an amount equal to the sum of the Required Daily Deposits for each series then outstanding. Discover Bank will deposit these collections within two business days after the date Discover Bank records its receipt of those collections on its cardmember master file. The Rating Agencies may from time to time change the specified levels below which Discover Bank will be required to make these daily deposits.

     If there are additional servicers, each additional servicer will also be required to deposit from collections for any day directly into the Collections Account an amount equal to the sum of its Required Daily Deposits for each series then outstanding unless its short-term debt rating equals or exceeds the specified level. Each additional servicer will deposit these collections within two business days after the date it records its receipt of those collections on its cardmember master file. The Rating Agencies may from time to time change the specified levels below which an additional servicer will have to make these daily deposits.

     Net Payments. Discover Bank may aggregate all payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on any Trust Distribution Date or distribution date on which Discover Bank is the master servicer, between the master servicer or the holder of the Seller Certificate and the investor accounts. Therefore, Discover Bank, acting as master servicer and as agent of the holder of the Seller Certificate, may make only one payment to each account to satisfy all payments of the master servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement. Discover Bank will only make a payment to each account on each Trust Distribution Date or distribution date to the extent that the amount of its payment obligation exceeds the amount to be paid out of that account to the master servicer and the holder of the Seller Certificate on that Trust Distribution Date or distribution date.

     If the master servicer delivers the monthly master servicer statement and the information required to be included in the monthly investors' statement for each outstanding series to the trustee before the distribution date, then allocations to investor accounts may be deemed made, and the trustee may pay the holder of the Seller Certificate or the master servicer, on the date of delivery.

     Allocations Among Groups. On or before each distribution date for each group, Discover Bank as master servicer will direct the trustee:

     - to withdraw from the Collections Account that portion of collections allocable to the Seller Interest on that distribution date;

     - to pay the amount of that withdrawal to the holder of the Seller Certificate; and

     - to withdraw all remaining collections from the Collections Account and deposit those collections in each Group Collections Account, on or before the distribution date for that group, in an amount equal to

      - the sum of the Finance Charge Collections allocated to each series in the group, and

      - the sum of the Principal Collections allocated to each series in the group.

     Allocations Among Series. The trust will allocate collections among the series within each group as set forth in the Series Supplements for each series within that group. The trustee will then apply the collections for each series in accordance with the cash flow provisions for that series.

     Earnings. The trustee will pay any earnings, net of losses and investment expenses, on funds on deposit in the Collections Account or any Group Collections Account to the holder of the Seller Certificate.

CLASS PERCENTAGES AND SELLER PERCENTAGE

     The master servicer will allocate all Finance Charge Collections, all Principal Collections and the Charged-Off Amount among the investor interests in Receivables for each class of each series then outstanding, the Seller Interest, and any other interests in Receivables, such as the CCA Investor Interest for Series 1993-3. The master servicer will make each allocation by multiplying the amount of Finance Charge Collections, Principal Collections and the Charged-Off Amount by the applicable Class Percentage, Seller Percentage or other percentage.

     For convenience, this prospectus refers to the Class Percentage for each class, and certain other percentages for outstanding series, with respect to Finance Charge Collections, Principal Collections and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages and other percentages, however, may vary. The method of calculating Class Percentages and other percentages for each series of certificates will be set forth in the applicable prospectus supplement. The Seller

Percentage will always equal 100% minus the sum of the Class Percentages for each class of each series then outstanding.

SUBORDINATION

     Subordinate Series. The trust may issue series of certificates that are subordinated in right of payment, in whole or in part, to other series. Unless otherwise specified in the related prospectus supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related prospectus supplement, the Series Supplement for each series will provide for the possibility that a future series may, however, be subordinate to that existing series. The seller is under no obligation to cause the trust to issue a subordinate series. The extent to which a subordinate series will be subordinate to one or more series will be set forth in the Series Supplement for that subordinate series.

     Subordination of Class B Certificates. Unless otherwise specified in the related prospectus supplement, if the trust issues a series with two classes, the Class B certificates will be subordinate to the Class A certificates. To the extent necessary, certain amounts originally allocable to the Class B certificates may be reallocated to fund certain amounts for the Class A certificates. If the Trust cannot reimburse these reallocations, the investor interest in Receivables for the Class B certificates will be reduced. If applicable, see "The Certificates--Subordination of the Class B Certificates--Class A Credit Enhancement" in the related prospectus supplement.

ADJUSTMENTS TO RECEIVABLES

     The aggregate amount of Receivables will increase or decrease, as applicable, to the extent the applicable servicer adjusts any Receivable without payment by or on behalf of a cardmember. Each servicer may adjust any Receivable that was created as a result of a fraudulent or counterfeit charge or any Receivable that was created in respect of merchandise returned by the cardmember, and may otherwise adjust, increase, reduce, modify or cancel a Receivable in accordance with its credit guidelines.

     If excluding the amount of an adjustment from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, Discover Bank is obligated to deposit into the Collections Account an amount equal to the amount by which the adjustment exceeds the Seller Interest. Discover Bank must make this deposit, in immediately available funds, no later than the business day following the last day of the calendar month during which the adjustment is made.

     In addition, under certain limited circumstances, a credit account that is not an Account may be combined with an Account. That combination may increase or decrease the amount of Receivables, depending on whether the Account is the account surviving the combination. Discover Bank has no reason to believe these account combinations will have a material effect on the aggregate amount of Receivables in the trust.

ADDITIONAL FUNDS

     Discover Bank may, from time to time, elect to add funds to the trust by delivering a written notice of the election to the trustee, the master servicer and the Rating Agencies. The written notice must specify the method of calculating the amount of the funds to be added to the trust as of any distribution date and the source of those funds. No election will become effective until Standard & Poor's has advised the master servicer and Discover Bank that the election will not cause Standard & Poor's to lower or withdraw its rating on any class of any outstanding series. During any time that additional funds are being added to the trust, the master servicer will cause these funds to be allocated among each outstanding series on a pro rata basis.

     The trust will further allocate the amount of additional funds allocated to each series in accordance with the provisions of each Series Supplement. Unless otherwise specified in the related prospectus supplement, the Series Supplement for each series specifies that any additional funds allocated to that series will be further allocated between the classes of that series based on the investor interest in

Receivables of each class as of the relevant distribution date. Unless otherwise specified in the related prospectus supplement, no additional funds have been added to the trust as of the date the trust issues any series, and Discover Bank is under no obligation to add additional funds to the trust at any time in the future.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     The final payment of principal and interest on certificates of a series will be due and payable no later than the Series Termination Date specified in the related prospectus supplement.

     The final payment of principal and interest on any certificate will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice from the trustee to the certificateholders regarding the final distribution. The trustee will provide that notice to the certificateholders not later than the tenth day of the month of the final distribution.

     Each series will terminate on the earlier of:

     - the Series Termination Date for that series; and

     - the day after the distribution date on which the trust makes the final payment of principal to the investors in that series.

     If, as of the distribution date in the month before the Series Termination Date for a series, after giving effect to all transfers, withdrawals and deposits to occur on that distribution date, the investor interest in Receivables for the series would be greater than zero, then the trustee will sell Receivables or interests in Receivables in an amount sufficient to yield proceeds equal to the series investor interest in Receivables plus any accrued but unpaid interest. However, the amount of Receivables to be sold will not exceed:

     - the aggregate amount of Receivables in the trust; multiplied by

     - the series investor interest in Receivables, divided by

     - the Aggregate Investor Interest,

in each case as of the distribution date in the month preceding the Series Termination Date.

     The Receivables selected to be sold will not differ materially from the Receivables remaining in the trust as of that distribution date. The trustee will deposit the proceeds from this sale into the applicable investor account and pay them to the investors in the series on the distribution date immediately following the deposit. That payment will be the final distribution for the certificates of the series. If the proceeds of the sale are not sufficient to pay the outstanding principal and interest on the series, the investors in that series will suffer an investor loss, which will be borne first by investors in the most junior class, and then by investors in each more senior class, in reverse order of seniority.

CREDIT ENHANCEMENT

     The credit enhancement for a series may include a cash collateral account, a letter of credit, a surety bond, an insurance policy, or any other form of credit enhancement described in the related prospectus supplement. Credit enhancement may also be provided to a series or a class of a series by subordination provisions that require the trust to distribute principal and/or interest for the certificates of that series or class before it makes distributions to one or more other series or other classes of that series.

     The related prospectus supplement will describe any credit enhancement provided for a series. The description will include such information as:

     - the amount payable under the credit enhancement;

     - any conditions to that payment;

     - the circumstances under which the credit enhancement will be available;

     - the class or classes of the series that will receive the direct benefit of the credit enhancement;

     - the conditions, if any, under which the amount payable under the credit enhancement may be terminated, reduced or replaced; and

     - other material provisions of the related credit enhancement agreement.

REPURCHASE OF TRUST PORTFOLIO

     A Trust Portfolio Repurchase Event will occur upon discovery that as of October 27, 1993 or, for any additional Accounts, as of the date on which the applicable seller assigned the Receivables in those additional Accounts to the trust:

     - the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute a valid and binding obligation of each seller, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles;

     - the Pooling and Servicing Agreement or appropriate assignment, as the case may be, does not constitute:

      - a valid transfer and assignment to the trust of all right, title and interest of each seller in and to the Receivables, whether then existing or thereafter created, and the proceeds of those Receivables; or

      - the grant of a perfected security interest of first priority under the UCC as in effect in the state in which the chief executive office of the applicable seller is located, in those Receivables and the proceeds of those Receivables, effective as to each Receivable at the time it was or is created;

     - any seller or a person claiming through or under any seller has any claim to or interest in any investor account, other than the interests of the investors or the interest of any seller as a debtor for purposes of the UCC as in effect in the state in which the chief executive office of the applicable seller is located; or

     - certain representations and warranties of any seller regarding:

      - its corporate status and authority to assign Receivables and perform its obligations under the Pooling and Servicing Agreement and any Series Supplement; and

      - the accuracy of information furnished by that seller to the trustee,

are not true and the applicable seller does not cure the breach within a specified time period.

     If a Trust Portfolio Repurchase Event occurs, either the trustee or investors holding certificates that represent at least 51% of the Aggregate Invested Amount, may direct Discover Bank to purchase Receivables transferred to the trust on or before the distribution date for each series then outstanding within 60 days of that notice. However, if an assignment of additional Accounts results in a Trust Portfolio Repurchase Event, Discover Bank will repurchase only the Receivables in those additional Accounts. Discover Bank will not be required to make such a purchase, however, if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investors as a whole. The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment.

     The purchase price for each series then outstanding will equal the investor interest in Receivables plus all accrued but unpaid interest for the series. However, if an assignment of additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those additional Accounts will be repurchased at a price for each series equal to:

     - the sum of the Class Percentages for each class of the series for Principal Collections for the next following distribution date for the series; multiplied by

     - the amount of Receivables attributable to the additional Accounts, and the trustee will apply the purchase price as collections of those Receivables in accordance with each applicable Series Supplement. The trustee will deposit the purchase price in the Group Collections Account relating to that series. If Discover Bank's obligation to repurchase the trust portfolio is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank's obligation to repurchase the trust portfolio will be conditioned on Discover Bank's ability to enforce those concurrent obligations against the other parties to that agreement.

REPURCHASE OF SPECIFIED RECEIVABLES

     A Receivable Repurchase Event will occur if each Receivable that is transferred to the trust is not, as of the time of transfer, an Eligible Receivable, and

     - this has a material adverse effect on the investors' interest in the Receivables as a whole; and

     - it is not cured within 60 days of the earlier of:

      - actual knowledge of the breach by the relevant seller; or

      - receipt by that seller of written notice of the breach given by the trustee.

     The determination of materiality referred to above will be made by an officer of the master servicer in his or her sole reasonable judgment. "Eligible Receivable" means each Receivable:

     - which is payable in United States dollars;

     - which was created in compliance, in all material respects, with all requirements of law applicable to the seller and the servicer with respect to that Receivable, and pursuant to a credit agreement that complies, in all material respects, with all requirements of law applicable to that seller and servicer;

     - as to which, if the Receivable was created before October 27, 1993, or the relevant addition date if the Account was added to the trust after October 27, 1993,

      - at the time the Receivable was created, the seller of the Receivable had good and marketable title to the Receivable free and clear of all liens arising under or through the seller, and

      - at the time the seller conveyed the Receivable to the trust, the seller had, or the trust will have, good and marketable title to the Receivable free and clear of all liens arising under or through the seller;

     - as to which, if the Receivable was created on or after October 27, 1993 or the relevant addition date if the Account was added to the trust after October 27, 1993, at the time the Receivable was created, the trust will have good and marketable title to the Receivable free and clear of all liens arising under or through the seller with respect to the Receivable; and

     - which constitutes an "account" or "general intangible" under and as defined in Article 9 of the UCC as then in effect in the state in which the chief executive office of the seller of that Receivable is located.

Discover Bank will purchase all the Receivables in each Account in which there is any Receivable to which the Receivable Repurchase Event relates on the terms and conditions set forth below.

     Discover Bank will purchase the Receivables in those Accounts by directing the master servicer to deduct the amount of those Receivables that are Principal Receivables from the aggregate amount of Principal Receivables in the trust. If, however, excluding those Receivables from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, then on the following Trust Distribution Date, Discover Bank will deposit into the Collections Account in immediately available funds an amount equal to the amount by which the Seller Interest would be reduced below zero. The deposit will be considered a repayment in full of the Receivables, and will be treated as collections of Principal Receivables in the preceding calendar month. If Discover Bank's obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate

Ownership Agreement, then Discover Bank's obligation to repurchase Receivables will be conditioned on Discover Bank's ability to enforce those concurrent obligations against the other parties to that agreement.

REPURCHASE OF A SERIES

     A Series Repurchase Event for a series will occur upon discovery that, as of the date the trust issues the series, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each seller enforceable against each seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles.

     If a Series Repurchase Event for a series occurs, either the trustee or investors holding certificates of that series that represent at least 51% of the invested amount of that series, may direct Discover Bank to purchase the certificates of that series within 60 days after Discover Bank receives that direction. Discover Bank will not be required to make the purchase, however, if, on any day during the 60-day period, the Series Repurchase Event does not adversely affect in any material respect the interests of the investors in the series as a whole.

     On the distribution date set for the purchase, Discover Bank will deposit into the applicable investor account for that series an amount equal to the sum of the series investor interest in Receivables and all accrued but unpaid interest. The amount on deposit in the applicable investor account will be paid to the investors in the series when they present and surrender their certificates.

REPURCHASE OF CERTIFICATES

     Sellers may become holders of certificates, and Discover Bank may cancel any certificates owned by a seller by providing notice of cancellation to the trustee. However, Discover Bank may not cancel any Class B certificates of any series unless Discover Bank has been advised by the Rating Agencies that cancellation will not cause the Rating Agencies to lower or withdraw their ratings of any certificates then outstanding. Simultaneously with any cancellation of certificates of a series, the invested amount of the applicable class of the series will be reduced, the invested amount for the series will be reduced, and the Seller Interest will be increased by the invested amount represented by the canceled certificates of the series. No reduction of a class invested amount as described in the preceding sentence will result in a decrease in any Class Percentage for the affected class if a Fixed Principal Allocation Event for that series has previously occurred.

SALE OF SELLER INTEREST

     The Seller Certificate was issued to Discover Bank. Any Additional Sellers will also become holders or owners of the Seller Certificate, as tenants-in-common with Discover Bank, and will enter into a Seller Certificate Ownership Agreement with Discover Bank. If there are Additional Sellers, all references to actions taken by Discover Bank as holder of the Seller Certificate will be deemed to be taken by Discover Bank on behalf of the holders of the Seller Certificate. Under the Pooling and Servicing Agreement, neither Discover Bank nor any Additional Seller may transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate except that:

     - any seller may transfer all or part of its interest in the Seller Certificate to an affiliate of Discover Bank that is included in the same "affiliated group" as Discover Bank for United States federal income tax purposes; and

     - any seller may transfer a portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement, so long as

      - the agreements and other related documentation are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is required on the part of the master servicer, any seller, the trustee or any servicer by the Pooling and Servicing Agreement or any Series Supplement or necessary to protect the interests of the investors; and

      - the Rating Agencies advise the seller that they will not lower or withdraw the rating of any class of any outstanding series as a result of the transfer.

Notwithstanding the above, the Rating Agencies' advice is not required if the transfer is made to comply with certain regulatory requirements.

REALLOCATION OF SERIES AMONG GROUPS

     The master servicer may elect, at any time, subject to certain conditions, to move any series from the group of which it is then a member to any other group, including without limitation to a new group established at that time, of which the series to be moved is the only series. The master servicer may move a series from one group to another group only if the following conditions are satisfied:

     - the group from which the series is moved and the group to which the series is moved have the same distribution date;

     - the master servicer has certified to the trustee that the master servicer reasonably believes that moving the series would not delay any payment of principal to the investors in any series then outstanding;

     - the master servicer has certified to the trustee that the master servicer reasonably believes that moving the series would not cause an Amortization Event to occur with respect to any series then outstanding; and

     - the Rating Agencies have advised the master servicer and Discover Bank that moving the series would not cause them to lower or withdraw their ratings of any class of any series then outstanding.

AMENDMENTS

     The master servicer, the sellers, the trustee and the servicers may amend the Pooling and Servicing Agreement and any Series Supplement from time to time without the consent of the investors in any outstanding series, for any of the following purposes:

     - to add to the covenants and agreements contained in the Pooling and Servicing Agreement or the Series Supplement or to surrender any right or power in those agreements reserved to or conferred upon the sellers, the master servicer or any servicer, provided that the amendment will not adversely affect in any material respect the interests of the investors in any class of any series then outstanding;

     - to add provisions to or change or eliminate any of the provisions of the Pooling and Servicing Agreement or any Series Supplement, provided that the amendment will not adversely affect in any material respect the interests of the investors in any class of any series then outstanding;

     - to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement to accommodate the addition of interests in other pools of credit card receivables to the trust; or

     - to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Pooling and Servicing Agreement, in any Series Supplement or in any amendment to the Pooling and Servicing Agreement or any Series Supplement.

     The master servicer, the sellers, the trustee and the servicers may also amend the Pooling and Servicing Agreement and any Series Supplement for any series from time to time with the consent of investors holding certificates that represent at least 66 2/3% of the invested amount for each class adversely affected by the amendment. Each amendment may add any provisions to, or change in any manner or eliminate any of the provisions of the Pooling and Servicing Agreement and the applicable Series Supplement, or modify in any manner the rights of the investors of the series, provided that:

     - the trustee will have been advised by each Rating Agency that the Rating Agency will not lower or withdraw its ratings assigned to the certificates of the series as a result of the amendment; and

     - the amendment will not materially and adversely affect the interests of the certificateholders of any class of the series by reducing in any manner the amount of, or delaying the timing of, distributions that are required to be made to them without the consent of the affected certificateholders, or by reducing the percentage required to consent to any such amendment, without the consent of each certificateholder of each affected class.

     For purposes of calculating whether a 66 2/3% consent has been achieved, the trustee will calculate the applicable class invested amount or series invested amount without taking into account the invested amount represented by any certificates beneficially owned by any seller or any affiliate of any seller. No seller or affiliate of a seller will be entitled to vote on any amendment described in this paragraph. If any amendment to the Pooling and Servicing Agreement would adversely affect the interests of any class of any other series of certificates then outstanding, the certificateholders of each class adversely affected by the proposed amendment will also have to consent to the amendment. Promptly after the execution of any amendment or consent described in this paragraph, the trustee will notify the certificateholders of the substance of the amendment.

     If the following actions are completed in accordance with the Pooling and Servicing Agreement and/or any Series Supplement, they will not constitute an amendment to the Pooling and Servicing Agreement or any Series Supplement for the purposes of the preceding two paragraphs:

     - the execution and delivery of any Series Supplement;

     - the addition of Receivables to the trust;

     - the removal of Receivables from the trust;

     - the addition or removal of any seller or servicer in connection with an addition to or removal from the trust of Receivables; or

     - the replacement of any servicer, master servicer or trustee.

LIST OF CERTIFICATEHOLDERS

     If the Trust has issued Definitive Certificates with respect to the certificates of any series, then three or more certificateholders of record of any class of that series, holding certificates that represent at least 5% of the invested amount of that class, may request in writing access to the list of certificateholders of that series. After the requesting certificateholders have adequately indemnified the trustee for its costs and expenses, the trustee will afford those certificateholders access during business hours to the current list of certificateholders of that series to communicate with those certificateholders about their rights under the Pooling and Servicing Agreement and the applicable Series Supplement. See "--Definitive Certificates."

MEETINGS

     The Pooling and Servicing Agreement does not provide for any annual or other meetings of certificateholders of any series.

BOOK-ENTRY REGISTRATION

     Discover Bank has obtained the information in this section concerning DTC, Clearstream Banking, and Euroclear and their book-entry systems and procedures from sources that Discover Bank and the trust believe to be reliable, but Discover Bank and the trust take no responsibility for the accuracy of the information in this section.

     Unless otherwise provided in the applicable prospectus supplement, you may hold your certificates through DTC, in the United States, or Clearstream Banking or Euroclear, in Europe. The certificates will be registered in the name of the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of Clearstream Banking's customers and Euroclear's participants, respectively, through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositories, which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Discover Bank has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of the certificates. Unless otherwise provided in the applicable prospectus supplement, you may purchase certificates in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000. You will not be entitled to receive a certificate representing your interest in the certificates. Unless and until the trust issues Definitive Certificates under the limited circumstances described in this prospectus, when we refer to actions by investors or certificateholders, we refer to actions taken by DTC upon instructions from its participants, and when we refer to distributions and notices to investors or certificateholders, we refer to distributions and notices to DTC or Cede, as the registered holder of the certificates, for distribution to investors in accordance with DTC procedures. See "--Definitive Certificates."

     DTC is:

     - a limited-purpose trust company organized under the laws of the State of New York,

     - a member of the Federal Reserve System,

     - a "clearing corporation" within the meaning of the New York UCC, and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream Banking's customers and Euroclear's participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking's customers or Euroclear's participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking's customers and Euroclear's participants may not deliver instructions directly to the depositories.

     Because of time zone differences, credits of securities in Clearstream Banking or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream Banking customer or Euroclear participant on that business day. Cash received in Clearstream Banking or

Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC. For additional information on tax documentation procedures for the certificates, see "Federal Income Tax Consequences--Foreign Investors."

     If you are not a participant or an indirect participant in DTC, you may purchase, sell or otherwise transfer ownership of, or other interests in, the certificates only through DTC participants and indirect participants. In addition, you will receive all distributions of principal and interest from the trustee through the participants. Under a book-entry format, you may experience some delay in your receipt of payments, since the trustee will forward the payments to Cede, as nominee for DTC. DTC will forward the payments to its participants, which then will forward them to indirect participants or beneficial owners. Discover Bank anticipates that the only "certificateholder" will be Cede, as nominee of DTC. You will not be recognized by the trustee as a certificateholder, as that term is used in the Pooling and Servicing Agreement, and you will only be permitted to exercise the rights of certificateholders indirectly through the DTC participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required:

     - to make book-entry transfers among participants on whose behalf it acts with respect to the certificates; and

     - to receive and transmit distributions of the principal of and interest on the certificates.

Participants and indirect participants with which you have accounts with respect to the certificates similarly are required to make book-entry transfers and receive and transmit these payments on your behalf.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised Discover Bank that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more participants to whose account with DTC the certificates are credited. DTC may take conflicting action with respect to other undivided interests in the certificates to the extent that those actions are taken on behalf of participants whose holdings include those undivided interests.

     Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Morgan Guaranty Trust Company of New York, as the Operator of the Euroclear System in Brussels, to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking currently accepts over 110,000 securities issues on its books.

     Clearstream Banking's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Banking's customers are limited to securities brokers and dealers. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Banking customer.

     Clearstream Banking is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, which supervises Luxembourg banks.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the "Euroclear Operator," under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative corporation. The Euroclear cooperative corporation establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks--including central banks--securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of the certificates. Other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly, also have indirect access to the Euroclear System.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms, conditions and operating procedures govern:

     - transfers of securities and cash within the Euroclear System;

     - withdrawal of securities and cash from the Euroclear System; and

     - receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under its terms, conditions and operating procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Clearstream Banking or Euroclear will credit distributions on the certificates held through them to the cash accounts of Clearstream Banking's customers or Euroclear's participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Clearstream Banking customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and they may discontinue those procedures at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise provided in the applicable prospectus supplement, the trust will issue a class of certificates in fully registered, certificated form to you or your nominees--"Definitive Certificates"--rather than to DTC or its nominees, only if:

     - the master servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for that class, and the trustee or the master servicer is unable to locate a qualified successor;

     - the master servicer, at its option, elects to terminate the book-entry system through DTC; or

     - after a Master Servicer Termination Event occurs, beneficial owners representing in the aggregate at least 51% of the respective class invested amount advise the trustee and DTC through DTC participants in writing that continuing a book-entry system through DTC, or a successor to DTC, is no longer in the best interest of the beneficial owners of that class.

     If any of the events described in the immediately preceding paragraph occurs, DTC is required to notify all DTC participants that Definitive Certificates of the class affected by the event will be available through DTC. When DTC surrenders the applicable certificates held by it and the trustee receives instructions for re-registration, the trustee will issue the applicable certificates as Definitive Certificates. Thereafter the trustee will recognize the registered holders of the Definitive Certificates as certificateholders under the Pooling and Servicing Agreement and the applicable Series Supplement.

     The trustee will distribute principal and interest on the certificates directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement and the applicable Series Supplement. On each distribution date, the trustee will mail a check to holders in whose names the Definitive Certificates were registered at the close of business on the last day of the preceding calendar month, to the address of that holder as it appears on the register maintained by the trustee. The final payment on any certificate, whether a Definitive Certificate or one of the certificates registered in the name of Cede representing the certificates, however, will be made only upon presentation and surrender of the certificate at the office or agency specified in the notice of final distribution to certificateholders. The trustee will provide that notice to registered certificateholders not later than the tenth day of the month of that final payment.

     You may transfer and exchange Definitive Certificates at the offices of the trustee, or at another office that Discover Bank designates. The transfer agent will not impose a service charge to register any transfer or exchange, but the transfer agent may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

                                   SERVICING

MASTER SERVICER AND SERVICER

     Discover Bank acts as master servicer for the trust. In addition to the master servicer, there also may be one or more servicers of the Accounts. Discover Bank is currently the only servicer. Additional servicers may be added to the trust at a later date if receivables in accounts other than credit accounts originated by Discover Bank are added to the trust. Each servicer will perform servicing functions with respect to the Accounts for which it is the servicer. The master servicer will coordinate the activities of the various servicers for the trust. The duties of the master servicer include:

     - aggregating collections from the servicers and distributing those collections to the various investor accounts;

     - directing the investment of funds on deposit in the investor accounts and the credit enhancement accounts in Permitted Investments;

     - receiving the monthly servicing fee and allocating it among the servicers;

     - preparing reports for investors; and

     - making any filings on behalf of the trust with the Securities and Exchange Commission or other governmental agencies.

     The master servicer has no duty to pay an amount in lieu of collections from its own funds if any servicer fails to transfer collections to the master servicer or to the trust, at the direction of the master servicer. Upon appointment of any additional servicer, Discover Bank as master servicer and servicer and the additional servicer will enter into a master servicing agreement, which will govern the relationship among the master servicer and the servicers.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer is paid a monthly servicing fee, on behalf of the certificateholders of each outstanding series and the sellers, for each calendar month in an amount equal to no less than 2% per annum, calculated on the basis of a 360-day year of twelve 30-day months, of the amount of Principal Receivables in the trust on the first day of that calendar month. The monthly servicing fee compensates the master servicer for its activities and reimburses it for its expenses. If there is more than one servicer, the master servicer's expenses will include the payment of a servicing fee to each servicer, pursuant to the terms of a master servicing agreement to be entered into by Discover Bank as master servicer and servicer and any other servicer. The monthly servicing fee is allocated among the Seller Interest and each outstanding series. The share of each monthly servicing fee allocable to the holder of the Seller Certificate on any Trust Distribution Date equals:

     - the investor servicing fee percentage of 2% per year, divided by twelve, unless otherwise specified in the related prospectus supplement; multiplied by

     - the amount of Principal Receivables in the trust as of the first day of the calendar month preceding that Trust Distribution Date; multiplied by

     - the amount of the Seller Interest, divided by

     - the greater of

      - the amount of Principal Receivables in the trust and

      - the Aggregate Investor Interest.

     The holder of the Seller Certificate pays this share of each monthly servicing fee to the master servicer on or before each Trust Distribution Date. Unless otherwise specified in the related prospectus supplement, the portion of the fee allocated to the investor interest for each class of each series equals:

     - the amount of the servicing fee for a given calendar month, multiplied by

     - the class investor interest on the first day of the calendar month divided by

     - the series investor interest on the first day of the calendar month.

     The servicing fee for any given calendar month for each series will be equal to the investor servicing fee percentage divided by twelve multiplied by the series investor interest on the first day of the calendar month, or in the case of the first distribution date, as of the first day of the calendar month in which the trust issued the series. The class monthly servicing fee for each class will be funded from Finance Charge Collections allocated to that class and may be funded from certain other sources as described in "The Certificates--Cash Flows" and "Annex A--Cash Flows" in the related prospectus supplement. The remainder of the monthly servicing fee will be allocated to each other outstanding series. Neither the trustee nor the certificateholders of any series will have any obligation to pay that portion of the monthly servicing fee that is payable by any class of any other series issued by the trust or that is payable by the sellers.

     The master servicer pays from its servicing compensation the servicing fees for each servicer and certain other expenses incurred in connection with servicing the Receivables. These include, without limitation, payment of the fees and disbursements of the trustee and independent accountants and other fees and expenses of the trust not expressly stated in the Pooling and Servicing Agreement or any Series Supplement to be for the account of the certificateholders. However, neither the master servicer nor any servicer will be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect to any tax, assessed on the trust, the trustee or the investors.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SERVICERS

     Neither the master servicer nor any servicer may resign from its obligations and duties as master servicer or servicer under the Pooling and Servicing Agreement or any Series Supplement unless it determines that it is no longer permitted to perform its duties under applicable law or unless certain other limited circumstances apply. The master servicer or any servicer may not effectively resign until the trustee or a successor to the master servicer or servicer, as applicable, has assumed the master servicer's or servicer's responsibilities and obligations under the Pooling and Servicing Agreement and the Series Supplements.

     The master servicer or any servicer may delegate any of its duties under the Pooling and Servicing Agreement or any Series Supplement. However, the master servicer or the servicer will continue to be responsible and liable for the performance of delegated duties, and will not be deemed to have resigned under the Pooling and Servicing Agreement.

     Any of the following entities will become a successor to the master servicer or the servicer, as applicable, under the Pooling and Servicing Agreement and the Series Supplements if it executes a supplement to the Pooling and Servicing Agreement and each Series Supplement then outstanding:

     - any corporation into which the master servicer or the servicer is merged or consolidated in accordance with the Pooling and Servicing Agreement;

     - any corporation resulting from any merger or consolidation to which the master servicer or any servicer is a party; or

     - any corporation succeeding to the business of the master servicer or any servicer.

MASTER SERVICER TERMINATION EVENTS

     If any Master Servicer Termination Event occurs, either the trustee or holders of certificates that represent at least 51% of the invested amount for any class of any series that is materially adversely affected by the Master Servicer Termination Event, may terminate all of the rights and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement and any outstanding Series Supplement. The trustee may terminate these rights and obligations by giving written notice to Discover Bank as master servicer; the holders of the requisite amount of certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the trustee. The trustee will appoint a successor master servicer as promptly as possible. If the trustee has not appointed a successor master servicer who has accepted the appointment by the time Discover Bank ceases to act as master servicer, all authority, power and obligations of Discover Bank as master servicer under the Pooling and Servicing Agreement and any Series Supplement then outstanding will pass to and be vested in the trustee.

     A Master Servicer Termination Event refers to any of the following events:

     - the master servicer fails to make any payment, transfer or deposit, or to give instructions to the trustee to make any withdrawal, on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, or within five business days after the date it was required to do so;

     - the master servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee, or for 60 days after it and the trustee receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the failure;

     - any representation, warranty or certification made by the master servicer in the Pooling and Servicing Agreement, any Series Supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

      - has a material adverse effect on the rights of the investors of any class of any series then outstanding, and

      - continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the master servicer by the trustee, or to the master servicer and the trustee by holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the incorrect representation, warranty or certification; or

     - certain events of bankruptcy, insolvency or receivership of the master servicer occur. However, the FDIC may have the power to prevent the trustee or investors from effecting a transfer of servicing if the Master Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as master servicer. Similarly, if a Master Servicer Termination Event occurs with respect to a master servicer subject to Title 11 of the United States Code, and no Master Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the master servicer, the trustee or investors may be prevented from effecting a transfer of servicing.

SERVICER TERMINATION EVENTS

     If any Servicer Termination Event occurs with respect to any servicer, either the trustee or holders of certificates that represent at least 51% of the invested amount for any class of any series that is materially adversely affected by the Servicer Termination Event, may terminate all of the rights and obligations of that servicer under the Pooling and Servicing Agreement, any Series Supplement and any master servicing agreement. The trustee may terminate these rights and obligations by giving written notice to Discover Bank as master servicer and to the servicer to which the Servicer Termination Event relates; the holders of the requisite amount of certificates may terminate these rights and obligations by giving written notice to Discover Bank as master servicer, to the servicer to which the Servicer Termination Event relates, and to the trustee. If the trustee has not appointed a successor servicer who has accepted the appointment by the time the servicer ceases to act as a servicer, all authority, power and obligations of the servicer under the Pooling and Servicing Agreement, any Series Supplement then outstanding and any master servicing agreement will pass to and be vested in the trustee.

     A Servicer Termination Event, for any servicer, refers to any of the following events:

     - the servicer fails to make any payment, transfer or deposit on the date it is required to do so under the Pooling and Servicing Agreement, any Series Supplement, or any master servicing agreement, or within five business days after the date it was required to do so;

     - the servicer fails duly to observe or perform in any material respect any of its other covenants or agreements set forth in the Pooling and Servicing Agreement, any Series Supplement or any master servicing agreement, and does not cure that failure for 60 days after it receives notice that it has failed to perform from the trustee, or for 60 days after it and the trustee receive notice that it has failed to perform from holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the failure;

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

     - any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement, any Series Supplement, any master servicing agreement or in any certificate delivered pursuant to any of these agreements proves to have been incorrect when made, which:

      - has a material adverse effect on the rights of the investors of any class of any series then outstanding, and

      - continues to be incorrect in any material respect for 60 days after written notice of its incorrectness has been given to the servicer by the trustee, or to the servicer and the trustee by holders of certificates that represent at least 25% of the invested amount for any class of any series materially adversely affected by the incorrect representation, warranty or certification; or

     - certain events of bankruptcy, insolvency or receivership of the servicer occur. However, the FDIC may have the power to prevent the trustee or investors from effecting a transfer of servicing if the Servicer Termination Event relates only to the appointment of a conservator or receiver or the insolvency of Discover Bank, or any other FDIC-insured depository institution, as servicer. Similarly, if a Servicer Termination Event occurs with respect to a servicer subject to Title 11 of the United States Code, and no Servicer Termination Event exists other than the filing of a bankruptcy petition by or against the servicer, the trustee or investors may be prevented from effecting a transfer of servicing.

EVIDENCE AS TO COMPLIANCE

     On or before March 15 of each calendar year, the master servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the trustee, the master servicer and each servicer to the effect that:

     - in the opinion of those accountants, each of the master servicer and each servicer had in effect on the date of their report a system of internal accounting controls relating to its servicing procedures that was sufficient to prevent errors and irregularities that would be material to the assets of the trust;

     - nothing has come to the accountants' attention that would cause them to believe that the master servicer or any servicer has failed to conduct its servicing in compliance with the Pooling and Servicing Agreement and any Series Supplement, except for such exceptions that the accountants believe to be immaterial and such other exceptions as will be set forth in their report; and

     - the accountants have compared the mathematical calculations of the amounts set forth in the master servicer's monthly certificates delivered during the preceding fiscal year with the computer reports of the master servicer and each servicer that generated those amounts, and confirmed that those amounts agree, except for such exceptions that the accountants believe to be immaterial and such other exceptions as will be set forth in their report.

The accountants will not follow procedures that constitute an audit conducted in accordance with generally accepted auditing standards.

     The master servicer will deliver to the trustee, Discover Bank on behalf of the holder of the Seller Certificate and the Rating Agencies, on or before March 15 of each calendar year, an annual statement signed by an officer of the master servicer stating:

     - that in the course of the officer's duties as an officer of the master servicer, the officer would normally obtain knowledge of any Master Servicer Termination Event, and

     - whether or not the officer has obtained knowledge of any Master Servicer Termination Event during the preceding fiscal year ended November 30, and if so, specifying each Master Servicer Termination Event of which the signing officer has knowledge and the nature of that event.

Each servicer will deliver a similar annual statement covering the applicable period with respect to Servicer Termination Events.

                                   THE SELLER

DISCOVER BANK

     Discover Bank is a wholly owned subsidiary of NOVUS Credit Services Inc. and an indirect subsidiary of Morgan Stanley Dean Witter & Co., or MSDW. NOVUS acquired Discover Bank in January 1985. Discover Bank was chartered as a banking corporation under the laws of the State of Delaware in 1911, and its deposits are insured by the FDIC. Discover Bank is not a member of the Federal Reserve System. The executive office of Discover Bank is located at 12 Read's Way, New Castle, Delaware 19720. In addition to the experience obtained by Discover Bank in the bank card business since 1985, a majority of the senior management of the credit, operations and data processing functions for the Discover Card at Discover Bank and Discover Financial Services, Inc., or DFS, has had extensive experience in the credit operations of other credit card issuers. DFS performs sales and marketing activities, provides operational support for the Discover Card program and maintains merchant relationships.

     The Competitive Equality Banking Act of 1987, or CEBA, as amended by the Gramm-Leach-Bliley Financial Modernization Act of 1999, places certain limitations on Discover Bank. See "Risk Factors--Legislation," in the prospectus supplement. Discover Bank believes that in light of the programs it has in place, the limitations of CEBA, as amended, will not have a material impact on the level of the Receivables or on Discover Bank's ability to service the Receivables.

     Discover Bank and its affiliates may own certificates in their own names.

INSOLVENCY-RELATED MATTERS

     It is possible that a receiver or conservator of Discover Bank may argue that Discover Bank's transfer to the trust of all of Discover Bank's right, title and interest in and to the Receivables, is a pledge of the Receivables rather than an absolute transfer. Accordingly, Discover Bank has granted to the trustee, on behalf of the trust, a security interest in the Receivables. To the extent that this security interest is validly perfected prior to an insolvency of Discover Bank and not taken in contemplation of that insolvency or with the intent to hinder, delay or defraud Discover Bank or its creditors, a receiver or conservator of Discover Bank should not be able to invalidate this security interest or recover payments made in respect of the Receivables, other than payments made to Discover Bank by the trust related to Discover Bank's interest in the Seller Certificate. If, however, a receiver or conservator of Discover Bank were to assert a contrary position or were to submit a claim and complete the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, requiring the trust to establish its right to cash collections that Discover Bank possesses as servicer or in any other capacity, the trust may be required to delay or possibly reduce payments to you on the certificates. In addition, if the FDIC is appointed as conservator or receiver for Discover Bank, it has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of Discover Bank such as the Pooling and Servicing Agreement. The Federal Deposit Insurance Act, as amended, provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." If the FDIC were to be appointed as conservator or receiver of Discover Bank and were to repudiate the Pooling and Servicing Agreement, then the trust may not have adequate collateral to pay you the outstanding principal and accrued interest on your certificates. For example, the Resolution Trust Corporation, which ceased to exist as of December 31, 1995--the FDIC has taken over its responsibilities--repudiated certain secured zero-coupon bonds issued by a savings association. In a 1993 case involving that repudiation, a United States federal district court decided that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.

     On August 11, 2000, the FDIC adopted a final rule effective September 11, 2000 regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, such as Discover Bank, of financial assets transferred by an institution in connection with a securitization. Subject to the conditions described in the rule, the FDIC will not seek to recover or reclaim such financial assets in

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

exercising its statutory authority to repudiate contracts described above. However, we cannot assure you that the rule will apply in the event of a receivership or conservatorship involving Discover Bank.

     Unless otherwise specified in the related prospectus supplement, Discover Bank will receive on the date it issues each series, an opinion of Latham & Watkins, Discover Bank's counsel, concluding on a reasoned basis--although there is no precedent based on directly similar facts--that subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under "Certain Legal Matters Relating to the Receivables--Transfer of Receivables" and "--Certain UCC Matters":

     - under New York law, the law of the jurisdiction in which the debtor--in this case, Discover Bank--is located governs the perfection and the effect of perfection or nonperfection of a security interest in the Receivables;

     - if Discover Bank's transfer of the Receivables to the trust constitutes an absolute transfer, then the transfer is a transfer of all right, title and interest of Discover Bank in and to those Receivables to the trust; and

     - if the transfer is deemed not to be an absolute transfer, it would be treated as a security interest created by the Pooling and Servicing Agreement in favor of the trust in Discover Bank's right, title and interest in and to the Receivables.

     Unless otherwise specified in the related prospectus supplement, Discover Bank also will receive on the date it issues each series, an opinion of Young Conaway Stargatt & Taylor, LLP, Discover Bank's Delaware counsel, concluding on a reasoned basis that, subject to certain facts, assumptions and qualifications specified in the opinion, including matters set forth under "Certain Legal Matters Relating to the Receivables--Transfer of Receivables" and "--Certain UCC Matters":

     - to the extent Delaware law applies, the security interest created by the Pooling and Servicing Agreement in favor of the trust is a valid security interest in all right, title and interest of Discover Bank in and to the Receivables;

     - the security interest is a perfected security interest; and

     - the security interest is a first priority security interest.

     The above descriptions are qualified in their entirety by reference to the forms of opinions filed as exhibits to the registration statement of which this prospectus is a part.

               CERTAIN LEGAL MATTERS RELATING TO THE RECEIVABLES

TRANSFER OF RECEIVABLES

     When the trust was formed, Discover Bank transferred to the trust without recourse, all Receivables existing under the Accounts as of October 1, 1993. In addition, Discover Bank transferred to the trust all Receivables existing under additional Accounts as of the date specified in the applicable assignment, and may do so again in the future. Discover Bank also transfers additional Receivables generated in the Accounts to the trust on an ongoing basis. In exchange, Discover Bank received the Seller Certificate, the right to direct the trust to issue new series and the right to receive the proceeds from the sale of new series of certificates. Discover Bank has agreed to repurchase Receivables if either the sale of the Receivables is not a valid transfer of all right, title and interest of Discover Bank or any Additional Seller in and to the Receivables or, if the transfer of Receivables by Discover Bank or any Additional Seller to the trust is deemed to be a pledge of Receivables, the trust does not have a first priority perfected security interest in the Receivables. If Discover Bank's obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank will not be obligated to repurchase Receivables unless Discover Bank is able to enforce those concurrent obligations. A tax or statutory lien on Discover Bank's property that existed before Receivables were created may have priority over the trust's interest in those Receivables. In

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

addition, subject to conditions that we describe in "The Trust--Collections," each servicer may use all or a portion of the cash collections received by it during any given month until the applicable distribution date for those collections. However, if any servicer becomes bankrupt or goes into receivership or custodianship, the trust may not have a perfected interest in the collections held by that servicer. See "The Certificates--Repurchase of the Trust Portfolio."

     The Receivables are "accounts" or "general intangibles" as defined in
Article 9 of the UCC as in effect in the state in which the chief executive office of the seller of that Receivable is located. To the extent the Receivables constitute accounts, Article 9 of the UCC treats both the absolute transfer of those Receivables and the transfer of those Receivables to secure an obligation as creating a security interest in those Receivables. The trustee must file financing statements to perfect the trust's security interest in those Receivables. To the extent Receivables constitute general intangibles and the transfer of those Receivables is deemed to be a transfer to secure an obligation, Article 9 of the UCC applies to the same extent as it applies to Receivables constituting accounts. The trustee has filed a financing statement, and the trustee will file continuation statements covering the Receivables, under the UCC as in effect in Delaware to protect the trust in the event that
Article 9 of the UCC applies to Discover Bank's transfer of Receivables to the trust. If a transfer of Receivables constituting general intangibles is deemed to be an absolute transfer, then the UCC does not apply, and no further action is required to perfect the trust's interest in those Receivables from third-party claims. However, if the FDIC were appointed as receiver of Discover Bank, certain administrative expenses of the receiver might have priority over the interest of the trust in Receivables originated by Discover Bank, whether those Receivables are accounts or general intangibles.

CERTAIN UCC MATTERS

     Unless the trustee files continuation statements within the time specified in the UCC in respect of the trust's security interest in the Receivables, the perfection of its security interest will lapse. In addition, some sellers may acquire the Receivables they transfer to the trust from third parties. Unless those sellers file continuation statements within the time specified in the UCC in respect of their security interests in the Receivables, the perfection of their security interests will lapse.

     There are also certain limited circumstances under the UCC under which Receivables could be subject to an interest that has priority over the interest of the sellers or the trust. Under the Pooling and Servicing Agreement, however, Discover Bank has agreed to repurchase the Receivables in any Account containing a Receivable that has been transferred to the trust and that is not free and clear of the lien of any third party, if the existence of those liens has a material adverse effect on the certificateholders' interest in the Receivables as a whole. If Discover Bank's obligation to repurchase Receivables is at any time the subject of concurrent obligations of one or more other parties to the Seller Certificate Ownership Agreement, then Discover Bank will not be obligated to repurchase Receivables unless Discover Bank is able to enforce those concurrent obligations. See "The Certificates--Repurchase of Specified Receivables." Each seller also will covenant that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables transferred by it, or any interest in those Receivables, other than to the trust. A tax or other statutory lien on property of a transferor also may have priority over the interest of the sellers or the trust in the Receivables.

     Because the trust's interest in the Receivables is dependent upon the relevant seller's interest in the Receivables, any adverse change in the priority or perfection of a seller's security interest would correspondingly affect the trust's interest in the affected Receivables.

     As set forth under "Risk Factors--Certain Legal Aspects" in the prospectus supplement, under certain circumstances all or a portion of the cash collections of Receivables received by each servicer may be used by that servicer before those collections are distributed on each distribution date. If that servicer becomes insolvent or goes into receivership or, in certain circumstances, if certain time periods lapse, the trust may not have a perfected interest in those cash collections.

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

CONSUMER PROTECTION LAWS AND DEBTOR RELIEF LAWS APPLICABLE TO THE RECEIVABLES

     Federal and state consumer protection laws and regulations regulate the relationships among credit cardmembers, credit card issuers and sellers of merchandise and services in transactions financed by the extension of credit under credit accounts. These laws and regulations include the Federal Truth-in-Lending Act and Fair Credit Billing Act, and the provisions of the Federal Reserve Board's Regulation Z issued under each of them, the Equal Credit Opportunity Act and the provisions of the Federal Reserve Board's Regulation B issued under it, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act. These statutes and regulations require credit disclosures on credit card applications and solicitations, on an initial disclosure statement required to be provided when a credit card account is first opened, and with each monthly billing statement. They also prohibit certain discriminatory practices in extending credit, impose certain limitations on the charges that may be imposed and regulate collection practices. In addition, these laws and regulations entitle cardmembers to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A cardmember may be entitled to assert violations of certain of these consumer protection laws and, in certain cases, claims against the lender or seller, by way of set-off against his or her obligation to pay amounts owing on his account. For example, under the Federal Truth-in-Lending Act, a credit card issuer is subject to all claims, other than tort claims, and all defenses arising out of transactions in which a credit card is used to purchase merchandise or services, if certain conditions are met. These conditions include requirements that the cardmember make a good faith attempt to obtain satisfactory resolution of the dispute from the person honoring the credit card and meet certain jurisdictional requirements. These jurisdictional requirements do not apply where the seller of the goods or services is the same party as the card issuer, or controls or is controlled by the card issuer directly or indirectly. These laws also provide that in certain cases a cardmember's liability may not exceed $50 with respect to charges to the credit card account that resulted from unauthorized use of the credit card. The application of federal and state consumer protection, bankruptcy and debtor relief laws would affect the interests of the investors if those laws result in any Receivables being charged off as uncollectible. Discover Bank has agreed to repurchase all Receivables in the Accounts containing a Receivable that did not comply in all material respects with all applicable requirements of law when it was created, if that noncompliance continues beyond a specified cure period and has a material adverse effect on the interest of the trust in all the Receivables. Discover Bank has also agreed to indemnify the trust, among other things, for any liability arising from these violations. For a discussion of the trust's rights arising from the breach of these warranties, see "The Trust--Indemnification of Trust and Trustee." See also "Risk Factors--Consumer Protection Laws and Regulations; Litigation," in the prospectus supplement.

CLAIMS AND DEFENSES OF CARDMEMBERS AGAINST THE TRUST

     The UCC provides that unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the trust, as assignee, are subject to all the terms of the contract between Discover Bank and the obligor and any defense or claim arising from that contract, and to any other defense or claim of the obligor against Discover Bank that accrues before the obligor receives notification of the assignment. The UCC also states that any obligor is authorized to continue to pay Discover Bank until:

     - the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee, and

     - if requested by the obligor, the trustee has furnished reasonable proof of the assignment.

                                USE OF PROCEEDS

     Discover Bank receives the net proceeds from the sale of each series of certificates. Unless otherwise specified in the related prospectus supplement, Discover Bank will add these proceeds to its general funds.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This summary of the material federal income tax consequences to investors in certificates of any series is based on the opinion of Latham & Watkins as tax counsel to Discover Bank. This summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," Treasury Regulations and judicial and administrative rulings and decisions as of the date of this prospectus. We cannot assure you that the Internal Revenue Service will agree with the conclusions in this summary, and we have not sought and will not seek a ruling from the IRS on the expected federal tax consequences described in this summary. Subsequent legislative, judicial or administrative changes--which may or may not be applied retroactively--could change these tax consequences.

     Although we provide certain limited discussions of particular topics, in general we have not considered your particular tax consequences in this summary if you are subject to special treatment under the federal income tax laws because, for example, you are:

     - a life insurance company;

     - a tax-exempt organization;

     - a financial institution;

     - a broker-dealer;

     - an investor that has a functional currency other than the United States dollar; or

     - an investor that holds certificates as part of a hedge, straddle or conversion transaction.

We also do not deal with all aspects of federal income taxation that may affect you in light of your individual circumstances. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF PURCHASING, OWNING AND DISPOSING OF CERTIFICATES.

     This summary assumes that your certificate:

     - is issued in registered form;

     - has all payments denominated in United States dollars and not determined by reference to the value of any other currency;

     - has a term that exceeds one year;

     - has an interest formula that meets the requirements for "qualified stated interest" under Treasury Regulations relating to original issue discount--"OID"--unless Section 1272(a)(6) of the Code applies to the certificate; and

     - does not have any OID arising from any excess of its stated redemption price at maturity--generally, its principal amount--over its issue price, or has only a de minimis amount of OID. OID generally is de minimis if it is less than 1/4% of the certificate's principal amount multiplied by the number of full years until the certificate's maturity date.

If we issue certificates that do not satisfy these conditions, we will describe additional tax considerations in the applicable prospectus supplement. This summary assumes that you are an initial purchaser of a certificate and hold it as a capital asset--generally property held for investment--within the meaning of Section 1221 of the Code.

TAX TREATMENT OF THE CERTIFICATES AS DEBT

     Discover Bank will treat the certificates of each series as debt for federal, state and local income and franchise tax purposes. By accepting a certificate, you also will commit to treat your certificates as debt of Discover Bank for federal, state and local income and franchise tax purposes. However, the Pooling and

Servicing Agreement and each Series Supplement generally refer to the transfer of the Receivables as a "sale," and Discover Bank has informed its tax counsel that:

     - Discover Bank uses different criteria to determine the nontax accounting treatment of the transaction, and

     - for regulatory and financial accounting purposes, Discover Bank will treat the transfer of the Receivables under the Pooling and Servicing Agreement and each Series Supplement as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation.

     In general, whether for federal income tax purposes a transaction constitutes a sale and purchase or a loan secured by the transferred property is a question of fact. This question is generally resolved based on the economic substance of the transaction, rather than its form. In the case of the certificates, the issue is whether the investors have loaned money to Discover Bank or have purchased Receivables from Discover Bank through ownership of the certificates. In some cases, courts have held that a taxpayer is bound by the form of the transaction even if the substance does not comport with its form. Although the matter is not free from doubt, Discover Bank's tax counsel believes that the rationale of those cases will not apply to this transaction, based, in part, upon:

     - Discover Bank's expressed intent to treat the certificates for federal, state and local income and franchise tax purposes as debt secured by the Receivables and other assets held in the trust, and

     - each investor's commitment, by accepting a certificate, similarly to treat the certificate for federal, state and local income and franchise tax purposes as debt.

     Although the IRS and the courts have established several factors to be considered in determining whether, for federal income tax purposes, a transaction in substance constitutes a purchase and sale of property or a loan secured by the transferred property, including the form of the transaction, it is the opinion of Discover Bank's tax counsel that the primary factor in this case is whether the investors, through ownership of the certificates, have assumed the benefits and burdens of ownership of the Receivables. Unless we indicate otherwise in the applicable prospectus supplement, Discover Bank's tax counsel has concluded for federal income tax purposes that, although the matter is not free from doubt, the benefits and burdens of ownership of the Receivables have not been transferred to the investors through ownership of the certificates.

     Unless we indicate otherwise in the applicable prospectus supplement, for the reasons described above, Discover Bank's tax counsel will advise Discover Bank that, in their opinion, under applicable law, the certificates of a series will be treated as debt of Discover Bank for federal income tax purposes, although the matter is not free from doubt as the IRS or the courts may not agree. See "--Possible Characterization of the Certificates" for a discussion of your federal income tax consequences if your certificates are not treated as debt of Discover Bank for federal income tax purposes. Except for that discussion, the following discussion assumes that your certificates will be treated as debt of Discover Bank for federal income tax purposes.

UNITED STATES INVESTORS

     The rules set forth below apply to you only if you are a "United States Person." Generally, a "United States Person" is a beneficial owner of a certificate that is:

     - a citizen or resident of the United States,

     - a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state,

     - an estate the income of which is subject to United States federal income taxation regardless of the source of that income, or

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

     - a trust if a court within the United States is able to exercise primary supervision over the trust's administration, and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts in existence on August 20, 1996 that have validly elected to be treated as United States Persons.

     Stated Interest on Certificates. Subject to the discussion below:

     - if you use the cash method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it is paid to you; or

     - if you use the accrual method of accounting for tax purposes, you generally will be taxed on the interest on your certificate at the time it accrues.

The interest on your certificate will be treated as ordinary income and generally will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. The certificates of a series will be issued with OID to the extent that a certificate's stated redemption price at maturity--generally, the certificate's principal amount--exceeds its issue price by an amount that is equal to or greater than the product of 1/4% of your certificate's principal amount multiplied by the number of full years until the certificate's expected maturity date. The issue price of a certificate will be the first price at which a substantial amount of the certificates are sold for money, excluding sales to bond houses or brokers acting in the capacity of underwriters, placement agents or wholesalers. If your certificates are issued with OID, you generally will be required to include OID in income for each accrual period before you receive the cash representing the OID. You will be required to recognize as ordinary income the amount of OID on your certificates as the discount accrues, in accordance with a constant yield method. If your certificate's stated redemption price at maturity -- generally, its principal amount -- exceeds the issue price by an amount that is less than the product described above, then the excess will generally be includible in your gross income when the trust pays principal on your certificate at maturity and will be treated as gain on disposition of a certificate, subject to tax in accordance with the rules described below in "--Dispositions of Certificates."

     Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments or, to the extent provided in Treasury Regulations, by reason of other events. If Section 1272(a)(6) applies, you must compute any OID and market discount by taking into account both the prepayment assumptions used in pricing your certificates and the actual prepayment events. See "--Market Discount." As a result, the amount of OID on your certificate that will accrue in any given accrual period may either increase or decrease depending on the actual prepayment rate. Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should consult your own tax advisors about the possible impact of Section 1272(a)(6) if your certificates are issued with OID.

     Market Discount. In general, subject to a statutorily-defined de minimis exception, you will acquire a certificate at a market discount if you acquire it at a price that is less than its stated redemption price at maturity--generally, the certificate's principal amount--and

     - you acquire your certificate upon its original issue at a price that is less than the certificate's issue price; or

     - you acquire a certificate that is issued with OID at a price that is less than the certificate's revised issue price. A certificate's revised issue price should generally be its issue price plus the amount of OID previously includible in income by all prior holders of the certificate.

     The market discount rules generally provide that if you acquire a certificate at a market discount and you later recognize gain upon a disposition of the certificate, you must treat as ordinary interest income at the time of disposition the lesser of your gain or the portion of the market discount that accrued while you held the certificate. Similarly, if you dispose of the certificate in certain nonrecognition transactions, such as a gift, you will be treated for purposes of the market discount rules as realizing an amount equal to the
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

fair market value of the certificate and you must treat as ordinary interest income at the time of disposition the lesser of your deemed gain or the portion of the market discount that accrued while you held the certificate. If you acquire a certificate with a market discount, you should contact your own tax advisors as to the possible application of Section 1272(a)(6) of the Code and its effect on your accrual of market discount. See the discussion of Section 1272(a)(6) in "--Original Issue Discount." In addition, you may also be required to defer a portion of any interest expense that you might otherwise be able to deduct on any debt you incurred or maintained to purchase or carry the certificate until you dispose of the certificate in a taxable transaction.

     If you acquire a certificate at a market discount, you will generally be required to treat as ordinary interest income the portion of any principal payment, including a payment on maturity, attributable to accrued market discount on your certificate. If you acquire a certificate with a market discount that is less than a statutorily-defined de minimis amount--which amount is generally equal to the product of 1/4% of your certificate's principal amount multiplied by the number of full years until the certificate's maturity date--the rules described above will not apply to you and the discount will generally be includible in your gross income when the principal is paid on your certificate at maturity.

     If you acquire your certificate at a market discount, you may elect to include market discount in income as the discount accrues, either on a ratable basis or, if you elect, on a constant interest rate basis. Once you make this election, it applies to all market discount obligations that you acquire on or after the first day of the first taxable year to which your election applies, and you may not revoke the election without the consent of the IRS. If you make this election, you will not recognize ordinary income on sales, principal payments and certain other dispositions of the certificates and you will not have to defer interest deductions on debt related to the certificates.

     Amortizable Bond Premium. Generally, if the price you pay for your certificate or your tax basis in your certificate exceeds the sum of all amounts payable on the certificate after your acquisition date other than payments of qualified stated interest -- generally, the principal amount of the certificate -- the excess may constitute amortizable bond premium that you may elect to amortize under the constant interest rate method over the period from your acquisition date to the certificate's maturity date. If your certificates are subject to Section 1272(a)(6) of the Code, the application of the amortizable bond premium rules is unclear, as the amortizable bond premium Treasury Regulations specifically exclude from their application instruments subject to Section 1272(a)(6). Because no Treasury Regulations have been issued interpreting Section 1272(a)(6), you should consult your own tax advisors about the possible application of these rules. See the discussion of Section 1272(a)(6) in "--Original Issue Discount." You may generally treat amortizable bond premium as an offset to interest income on the certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. If you elect to amortize bond premium, you must generally reduce your tax basis in the related certificate by the amount of bond premium used to offset interest income.

     Dispositions of Certificates. In general, you will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of your certificate measured by the difference between:

     - the amount of cash and the fair market value of any property received for the certificate, other than the amount attributable to, and taxable as, accrued but unpaid interest, and

     - your tax basis in the certificate, as increased by any OID or market discount, including de minimis amounts, that you previously included in income, and decreased by any deductions previously allowed to you for amortizable bond premium and by any payments reflecting principal or OID that you received with respect to the certificate.

     Subject to the OID and market discount rules discussed above, if you hold your certificate for more than one year before its taxable disposition, any gain or loss generally will be long-term capital gain or loss. The deductibility of capital losses may be subject to limitation. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts.

FOREIGN INVESTORS

     The following summary of the United States federal income and estate tax consequences of the purchase, ownership, sale or other disposition of a certificate applies to you only if you are a "Non-U.S. Holder." You are generally a "Non-U.S. Holder" if, for United States federal income tax purposes, you are a beneficial owner of a certificate and you are:

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - a foreign estate or trust,

as each term is defined in the Code. Some Non-U.S. Holders, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

     Interest, including OID, if any, paid to you on your certificate will not be subject to withholding of United States federal income tax, provided that:

     - you are not a "10 percent shareholder" of Discover Bank or a "controlled foreign corporation" with respect to which Discover Bank is a "related person" within the meaning of the Code, and either

      - you represent that you are not a United States Person and provide your name and address to Discover Bank or its paying agent on a properly executed IRS Form W-8BEN, signed under penalties of perjury; or

      - a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its business holds your certificate on your behalf, certifies to Discover Bank or its paying agent under penalties of perjury that it has received the appropriate certification form from you or from another qualifying financial institution intermediary, and provides a copy to Discover Bank or its paying agent; or

     - these interest payments are effectively connected with your conduct of a trade or business within the United States and you provide a properly executed IRS Form W-8ECI.

Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to Discover Bank or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from you. If the exemptions from withholding do not apply to you, interest, including OID, if any, paid to you generally will be subject to withholding of United States federal income tax at a 30% rate, unless reduced by an applicable tax treaty.

     You generally will not be subject to United States federal income tax on gain realized on the disposition of your certificate, including gain attributable to accrued interest or OID, as addressed in the preceding paragraph, provided that

     - the gain is not effectively connected with your conduct of a trade or business within the United States, and

     - if you are an individual,

      - you have not been present in the United States for 183 days or more in the taxable year of the disposition, or

      - you do not have a "tax home" in the United States and the gain is not attributable to an office or other fixed place of business that you maintain in the United States.

     If the interest or gain on your certificate is effectively connected with your conduct of a trade or business within the United States, then although you will be exempt from the withholding of tax previously discussed if you provide an appropriate certification form, you generally will be subject to United States federal income tax on the interest, including OID, if any, or gain at regular federal income tax rates in a similar fashion to a United States Person. See "--United States Investors." In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless you qualify for a lower rate under an applicable tax treaty.

     If you are an individual and are not a citizen or resident of the United States at the time of your death, your certificates will generally not be subject to United States federal estate tax as a result of your death if, immediately before death,

     - you were not a "10 percent shareholder" of Discover Bank, and

     - your interest on the certificate was not effectively connected with your conduct of a trade or business within the United States.

     THE ABOVE DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS IS NECESSARILY INCOMPLETE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS ABOUT THESE MATTERS.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     If you are a United States Person but not a corporation, financial institution or certain other type of entity, information reporting requirements will apply to certain payments of principal and interest, including accrued OID, if any, on a certificate and to proceeds of certain sales before maturity. In addition, if you do not provide a correct taxpayer identification number and other information, or do not comply with certain other requirements or otherwise establish an exemption, Discover Bank, a paying agent, or a broker, as the case may be, will be required to withhold from such payments to you a tax equal to 31% of each payment.

     If you are a Non-United States Holder, backup withholding and information reporting generally will not apply to payments to you of principal and interest, including accrued OID, if any, on a certificate if you properly certify under penalties of perjury that you are not a United States Person or otherwise establish an exemption. Certain information reporting requirements and backup withholding generally will apply to payments of the proceeds of your sale of a certificate to or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States, unless:

     - the broker has evidence in its records that you are not a United States Person and certain other conditions are met; or

     - you otherwise establish an exemption.

Information reporting and backup withholding generally will apply to payments of the proceeds of your sale of a certificate to or through the United States office of a broker unless:

     - you properly certify under penalties of perjury that you are not a United States Person and certain other conditions are met, or

     - you otherwise establish an exemption.

     If you provide the IRS with the information it requires, you will receive a refund or a credit against your United States federal income tax liability for any amounts withheld from your payments under the backup withholding rules.

     THESE WITHHOLDING AND REPORTING RULES ARE COMPLEX AND THE DISCUSSION ABOVE IS NECESSARILY INCOMPLETE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS ABOUT THESE MATTERS.

POSSIBLE CHARACTERIZATION OF THE CERTIFICATES

     The above discussion assumes that the certificates of a series will be treated as debt of Discover Bank for federal income tax purposes. However, although Discover Bank's tax counsel will render an opinion to that effect with respect to each series of certificates, the matter is not free from doubt, and we cannot assure you that the IRS or the courts will agree with the opinion of Discover Bank's tax counsel. If the IRS were to contend successfully that the certificates of a series are not debt of Discover Bank for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related Series Supplement should be classified as a "publicly traded partnership" taxable as a corporation or as a partnership that is not taxable as a corporation.

     If your certificates were treated as interests in a partnership, the partnership in all likelihood would be treated as a "publicly-traded partnership" taxable as a corporation, in which case the income from the assets of the trust would be subject to federal income tax and tax imposed by certain states where the entity would be considered to have operations at corporate rates, which would reduce the amounts available for distribution to you. See "State Tax Consequences." Under these circumstances, your certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity, in which latter case interest payments to you could be treated as dividends and, if you are a Non-U.S. Holder, could be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable tax treaty.

     Alternatively, if the partnership were nevertheless not taxable as a corporation--for example, because of an exception for a "publicly traded partnership" whose income is interest that is not derived in the conduct of a financial business--the partnership would not be subject to federal income tax. Rather, you would be required to include in income your share of the income and deductions generated by the assets of the trust, as determined under partnership tax accounting rules. In that event, the amount, timing and character of the income required to be included in your income could differ materially from the amount, timing and character of income if your certificates were characterized as debt of Discover Bank. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that you, as a partner in such a partnership, could be taxed on your share of the partnership's income in those states.

     In addition, if such a partnership is considered to be engaged in a trade or business within the United States, the partnership would be subject to a withholding tax on distributions to Non-U.S. Holders or, at its election, income allocable to Non-U.S. Holders, and each Non-U.S. Holder would be credited for the Non-U.S. Holder's share of the withholding tax paid by the partnership. Moreover, the Non-U.S. Holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax, in the case of a corporate Non-U.S. Holder, as previously described. See "--Foreign Investors." Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding would be required in the case of any Non-U.S. Holder that is engaged in a trade or business within the United States to which the certificate income is effectively connected. Although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to a certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder, the Non-U.S. Holder would be subject to United States federal income tax and withholding at a rate of 30%, unless reduced by an applicable treaty, on the Non-U.S. Holder's distributive share of the partnership's interest income.

     Finally, with respect to a series having a class of subordinated certificates, the IRS might contend that even though the Class A certificates are properly classified as debt for federal income tax purposes, the Class B certificates are not properly classified as debt. Under this approach, the Class B certificates might be viewed as equity interests in an entity--such as Discover Bank or a joint venture consisting of Discover Bank and the Class B investors--with the Class A certificates treated as debt obligations of that entity. If that entity were characterized as a partnership not taxable as a corporation, the entity would not be subject to federal income tax, although the Class B investors would be subject to the tax consequences previously described with respect to interests in a partnership that is not taxable as a corporation. Alternatively, if such an entity were characterized as a "publicly traded partnership" taxable as a corporation, the tax liability on the income of the entity might, in certain circumstances, reduce distributions on both the Class A certificates and the Class B certificates, and the Class B investors would be subject to the tax consequences previously described with respect to interests in a "publicly traded partnership" taxable as a corporation. In addition, any Non-U.S. Holder of a Class A certificate who is the actual or constructive owner of 10% or more of the outstanding principal amount of the Class B certificates may be treated as a "10 percent shareholder." See "--Foreign Investors."

     Based on the advice of Discover Bank's tax counsel as to the likely treatment of the certificates for federal income tax purposes, Discover Bank and the trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement for a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If this arrangement were later held to constitute a partnership or corporation for tax purposes, it is not clear how the arrangement would comply with applicable reporting requirements.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE RISK THAT THE CERTIFICATES WILL NOT BE TREATED AS DEBT OF DISCOVER BANK, AND THE POSSIBLE TAX CONSEQUENCES OF POTENTIAL ALTERNATIVE TREATMENTS.

                             STATE TAX CONSEQUENCES

     This summary of the material state tax consequences to investors in certificates of any series is based on the opinion of Discover Bank's tax counsel. The summary is based upon currently applicable tax laws of certain states as of the date of this prospectus. We cannot assure you that the taxing authorities of any state will agree with the conclusions in this summary, and we have not sought and will not seek a ruling from the taxing authorities of those states on the expected state tax consequences described in this summary. Subsequent legislative, judicial or administrative changes--which may or may not be applied retroactively--could change these tax consequences. Except as discussed below, this discussion of state tax consequences assumes that the certificates of a series will be treated as debt of Discover Bank for federal tax purposes.

     Your state tax consequences will depend upon the provisions of the state tax laws to which you are subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals usually pay state tax on 100% of the state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax laws vary, it is impossible to predict the tax consequences to investors in all of the state taxing jurisdictions in which they are already subject to tax.

     Discover Bank's headquarters are located in Delaware and that is where Discover Bank originates and owns the Accounts and services the Receivables pursuant to the Pooling and Servicing Agreement. Unless otherwise specified in the related prospectus supplement, Discover Bank's tax counsel will advise Discover Bank with respect to a series, that, in their opinion, although the matter is not free from doubt, the certificates of the series will be treated as debt of Discover Bank for purposes of the Delaware income tax. Accordingly, although the matter is not free from doubt, if the certificates of a series are treated as debt of Discover Bank in Delaware and if you are not otherwise subject to taxation in Delaware, you will not become subject to the Delaware income tax solely because you own certificates.

     Generally, you are required to pay, in states in which you are already subject to state tax, additional state tax as a result of interest earned on your investment in certificates. Moreover, a state could claim that the trust has undertaken activities within that state and therefore the trust is subject to taxation by that state. Were any state to make and sustain that claim, the treatment of the certificates would be determined under that state's tax laws, and it is possible that the certificates would not be treated as debt of Discover Bank for purposes of that state taxation.

     If your certificates were treated as interests in a partnership or a corporation, your state tax consequences could be materially different, especially in states that may be considered to have a business connection with the Receivables. See "Federal Income Tax Consequences--Possible Characterization of the Certificates."

THE ABOVE DESCRIPTION OF THE POTENTIAL STATE TAX CONSEQUENCES IS NECESSARILY INCOMPLETE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS ABOUT THESE MATTERS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities--collectively "IRAs"--to which they apply and on fiduciaries of those plans. In accordance with ERISA's general fiduciary standards, before investing in certificates, a plan fiduciary should determine whether the governing plan instruments permit the investment. Additionally, the plan fiduciary should determine if the certificates are appropriate for the plan in view of the risks associated with the investment, the plan's overall investment policy and the composition and diversification of its portfolio. ERISA and the Code prohibit certain transactions involving the assets of a plan and persons who have certain specified relationships to the plan--"parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code. Prohibited transactions may generate excise taxes and other liabilities. Prohibited transactions involving IRAs may result in the disqualification of the IRAs. Thus, a plan fiduciary considering an investment in certificates should also consider whether the investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Certain transactions involved in operating the trust might be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the trust were deemed to be assets of an investing plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor, or the DOL, has published a regulation that defines when a plan's investment in an entity will be deemed to include an interest in the underlying assets of that entity, such as the trust, for purposes of the provisions of ERISA and the Code. Unless the plan's investment is an "equity interest," the underlying assets of the entity will not be considered assets of the plan under the DOL regulation. Under the DOL regulation, a beneficial ownership in a trust is deemed to be an equity interest. The DOL has ruled in an opinion letter, which is not binding upon Discover Bank, the trustee or any underwriter, that similar "pass through" certificates in a trust constituted equity interests.

     Discover Bank has received an administrative exemption from the DOL, which we discuss below under "--Discover Bank's Prohibited Transaction Exemption," that, if applicable, would exempt certain transactions from the prohibited transaction rules in connection with a plan's acquisition of Class A certificates. In addition, certain transactions concerning plans holding either Class A certificates or Class B certificates would not be prohibited transactions, if, under the DOL regulation, assets of the trust were not considered assets of plans holding certificates.

DISCOVER BANK'S PROHIBITED TRANSACTION EXEMPTION

     The DOL has granted to Discover Bank an administrative exemption that, if applicable, excludes certain transactions relating to the trust and the Class A certificates from the prohibited transaction rules. See approval of individual prohibited transaction relief for Greenwood Trust Company, Final Authorization Number (FAN) 2000-05E (February 12, 2000) pursuant to Prohibited Transaction Exemption No. 96-62 (the "Exemption"). If the conditions of the Exemption are satisfied, the Exemption applies to the acquisition, holding and disposition of Class A certificates by a plan, as well as to transactions relating to Class A certificates in connection with servicing, managing and operating the trust. We cannot assure you, however, that even if the conditions of the Exemption are satisfied, the Exemption will exclude all transactions involving the trust and the Class A certificates from the prohibited transaction rules. Moreover, the Exemption applies in only a limited fashion to a plan sponsored by any member of the "Restricted Group," which includes Discover Bank, the trustee, the master servicer or any servicer, or, with respect to any particular series, an underwriter, a party providing credit support, or the counterparty on an interest rate swap or cap with respect to the series, or any of their affiliates.

     A number of the requirements of the Exemption relate to the general structure and operation of the trust, such as the trustee, the assets of the trust, Discover Bank's interest in the trust, transfers of Receivables into and out of the trust, and the operation of the trust in accordance with the Pooling and Servicing Agreement. Discover Bank believes that the trust satisfies these conditions.

     Other requirements of the Exemption relate to the terms and conditions of the particular Class A certificates to be acquired by plans. These requirements include the requirements that:

     - the Class A certificates cannot be subordinated to any other similar interests in the trust,

     - the Class A certificates must be rated, at the time a plan acquires them, in one of the two highest rating categories by at least one rating agency, or, if they have a maturity of one year or less, they must have the highest short-term rating,

     - the Class A certificates must have specified levels of credit support,

     - certain other rating agency conditions must be satisfied,

     - the certificates must be subject to early amortization or cash accumulation under certain circumstances,

     - any interest rate swaps and caps must meet certain conditions,

     - the Class A certificates must be sold initially in an underwriting or private placement, including a placement by underwriters or dealers on behalf of the trust,

     - the initial sale must be by an entity that received an individual "Underwriter Exemption" from the DOL, an affiliate of such an entity, or a member of a selling group of which such an entity or affiliate is a manager or co-manager, and

     - the trustee cannot be affiliated with any underwriter or member of the selling group for the Class A certificates, any provider of credit support for the Class A certificates, or any swap counterparty for the Class A certificates.

     If Discover Bank believes that the conditions of the Exemption relating to the terms and conditions of the Class A certificates of a series will be satisfied at the time of initial issuance of the certificates of that series, the prospectus supplement will state that plans are generally permitted to purchase Class A certificates of that series.

     However, even if the terms and conditions of the Class A certificates of a particular series satisfy the requirements of the Exemption, the purchase of the Class A certificates by a particular plan will be eligible for the benefits of the Exemption only if certain other conditions are satisfied. The fiduciary of the plan must itself determine whether these conditions are satisfied. These conditions include but are not limited to the following:

     - The acquisition of Class A certificates must be on terms, including price, that are at least as favorable to the plan as those terms would be in an arm's-length transaction with an unrelated party.

     - Amounts retained by underwriters or selling agents for selling or placing the Class A certificates must be reasonable in amount, the servicing fee must be reasonable in amount, and the amounts received by Discover Bank upon the sale of Receivables to the trust cannot exceed the fair market value of the Receivables.

     - The plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     - If the particular Class A certificates are supported by one or more interest rate swaps or caps, the decision to acquire the Class A certificates must be made by an independent fiduciary that is qualified to analyze and understand the terms of the swaps or caps and any resulting effect on the credit rating of the Class A certificates. Moreover, the fiduciary must be either a "QPAM" or "INHAM" as described in the applicable DOL Prohibited Transaction Exemptions, or a plan fiduciary with at least $100 million of total assets under management.

     - In order for an acquisition of Class A certificates by a plan to be exempt from certain of the prohibited transaction rules concerning "self-dealing"--i.e., Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code--the Exemption imposes additional requirements relating to the particular plan. See Section I.B. of the Exemption. Plans investing in Class A certificates should carefully consider whether or not they need to rely on these particular provisions of the Exemption and, if so, whether they satisfy these requirements of Section I.B.

     More generally, before investing in Class A certificates in reliance on the Exemption, a fiduciary of a plan should carefully consider the terms of the Exemption, the terms of the Class A certificates, the eligibility of the Class A certificates for the Exemption in light of, among other factors, the identity of the particular plan, and whether the Exemption will protect against all potential prohibited transactions.

THE DOL REGULATION

     The DOL Regulation contains an exception that provides that if a plan acquires a publicly-offered security, then the assets of the issuer of the security will not be deemed to be plan assets. A publicly-offered security is a security that is

     - freely transferable,

     - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and

     - either is

      - part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or

      - sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     If Discover Bank expects the certificates of a series to meet the criteria of publicly-offered securities, that information will be set forth in the related prospectus supplement. If the certificates of a series do meet the criteria of publicly-offered securities, certain prohibited transactions would not arise even if the Exemption did not apply.

     If the certificates are deemed to be debt and not equity interests for ERISA purposes, the purchase of the certificates by a plan with respect to which Discover Bank or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless an exemption applies. There are at least five prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the certificates for the plan:

     - DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers);

     - PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds);

     - PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts);

     - PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and

     - PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers).

     Moreover, whether the certificates are debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if a fiduciary purchased certificates during the offering with assets of a plan and Discover Bank, the trustee, any underwriter or any of their affiliates was a fiduciary for that plan. Under ERISA and the Code, a person is a fiduciary for a plan to the extent

     - that person exercises any discretionary authority or discretionary control respecting management of the plan or exercises any authority or control respecting management or disposition of its assets,

     - that person renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan, or has any authority or responsibility to do so, or

     - that person has any discretionary authority or discretionary responsibility in the administration of the plan.

Accordingly, the fiduciaries of any plan should not purchase the certificates during the offering with assets of any plan if Discover Bank, the trustee, the underwriters or any of their affiliates is a fiduciary for the plan.

     IN LIGHT OF THE FOREGOING, FIDUCIARIES OF PLANS CONSIDERING THE PURCHASE OF CERTIFICATES SHOULD CONSULT THEIR OWN BENEFITS COUNSEL OR OTHER APPROPRIATE COUNSEL ABOUT HOW ERISA AND THE CODE WILL APPLY TO THEIR PURCHASE OF CERTIFICATES.

     In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under that reasoning a purchase of certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of section 401(c) of ERISA, Prohibited Transaction Exemption 95-60, Labor Department Regulation 29 CFR sec. 2550.401c-1, and the fact that the Exemption has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.

                              PLAN OF DISTRIBUTION

     Discover Bank may sell certificates:

     - through underwriters or dealers;

     - directly to one or more purchasers; or

     - through agents.

     These underwriters, dealers or agents in the United States may include Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited or Dean Witter Reynolds Inc. The related prospectus supplement will set forth the terms of the offering of certificates, including

     - the name or names of any underwriters,

     - the purchase price of the certificates,

     - the proceeds to Discover Bank from the sale,

     - any underwriting discounts and other items constituting underwriters' compensation,

     - any initial offering price,

     - any discounts or concessions allowed or reallowed or paid to dealers and

     - any securities exchanges on which the certificates may be listed.

Only underwriters so named in the related prospectus supplement will be deemed to be underwriters in connection with the certificates offered pursuant to that prospectus supplement.

     Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited and Dean Witter Reynolds Inc. are affiliates of Discover Bank. Following the initial distribution of a series of certificates, they and other affiliates of Discover Bank may offer and sell previously issued certificates in the course of their businesses as broker-dealers. Morgan Stanley & Co. Incorporated, Morgan Stanley International Limited, Dean Witter Reynolds Inc. and those other affiliates may act as a principal or agent in those transactions, and they may use this prospectus and the accompanying prospectus supplement in connection with those transactions. Those sales, if any, will be made at varying prices relating to market prices prevailing at the time of sale.

     If Discover Bank uses underwriters to sell the certificates, the underwriters will acquire the certificates for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. These underwriters may offer the certificates to the public without a syndicate, or they may offer them to the public through underwriting syndicates represented by managing underwriters. The underwriters will only be obligated to purchase the certificates if certain conditions precedent are satisfied, and they will be obligated to purchase all the certificates of the series offered by the related prospectus supplement if they purchase any of those certificates. The underwriters may, from time to time, change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     Discover Bank or agents designated by Discover Bank may also sell certificates directly from time to time. Discover Bank will name any agent involved in the offering and sale of the certificates, and any commissions payable by Discover Bank to that agent, in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any such agent is acting solely as an agent for the period of its appointment.

     If so indicated in the related prospectus supplement, Discover Bank will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase certificates providing for payment for delivery on a future date specified in the related prospectus supplement. There may be limitations on the minimum amount that may be purchased by any institutional investor or on the portion of the aggregate principal amount of the particular certificates that may be sold pursuant to those arrangements. Institutional investors to which these offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions that Discover Bank may approve. Unless otherwise specified in the related prospectus supplement, the obligations of any purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions except:

     - the institution shall not, at the time of delivery, be prohibited from purchasing the certificates under the laws of any jurisdiction of the United States to which the institution is subject, and

     - if Discover Bank is selling the certificates to underwriters, Discover Bank will have sold to those underwriters the total principal amount of the applicable certificates minus the principal amount of those certificates covered by delayed delivery and payment arrangements.

Underwriters will not have any responsibility for the validity of those arrangements or the performance of Discover Bank or the institutional investors under those arrangements.

     Underwriters, dealers and agents that participate in the distribution of the certificates may be deemed to be underwriters, and any discounts or commissions received by them from Discover Bank and any profit on the resale of the certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Discover Bank may agree to indemnify underwriters, dealers and agents that participate in the distribution of certificates against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters, dealers or agents may be required to make with respect to those liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, Discover Bank in the ordinary course of their respective businesses.

     The certificates may or may not be listed on a national securities exchange. Discover Bank cannot predict whether a secondary market will develop for the certificates or, if it does develop, whether it will continue.

     The distribution of certificates will conform to the requirements set forth in Rule 2720 of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, Latham & Watkins will give opinions on the legality of the certificates, the tax consequences of the issuance of the certificates and certain creditors' rights matters for Discover Bank. Young Conaway Stargatt & Taylor, LLP will also give opinions on certain creditors' rights matters for Discover Bank. Unless otherwise specified in the related prospectus supplement, Cadwalader, Wickersham & Taft will also give opinions on the legality of the certificates for any underwriters.

                               GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement and the applicable Series Supplement. The following glossary of terms is not complete. You should also refer to the prospectus supplement, the Pooling and Servicing Agreement and the applicable Series Supplement for additional definitions. If you send a written request to the trustee at its corporate trust office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules, and the applicable Series Supplement, without exhibits.

     "ACCOUNT" will mean:

     - a Discover Card account established pursuant to a credit agreement between Discover Bank and any person, receivables under which are transferred to the trust by Discover Bank pursuant to either the Pooling and Servicing Agreement or an Assignment of Additional Accounts;

     - a Discover Card account established pursuant to a credit agreement between an Additional Seller and any person, receivables under which are transferred to the trust by the Additional Seller pursuant to an Assignment of Additional Accounts; and

     - a credit account that is not a Discover Card account, established pursuant to a credit agreement between Discover Bank or an Additional Seller and any person, receivables under which are transferred to the trust by Discover Bank or the Additional Seller pursuant to an Assignment of Additional Accounts.

No Account will be a Charged-Off Account as of the date the Account is selected to be added to the trust. The definition of an Account will include the surviving credit account of a combination of credit accounts if:

     - an Account or another credit account is combined with an Account pursuant to the credit guidelines for the Account; and

     - the surviving credit account was an Account before the accounts were combined.

The term "Account" will be deemed to refer to an additional Account only from and after the addition date for that additional Account. The definition of Account will not include any Account removed from the trust after it has been reassigned to the holder of the Seller Certificate.

     "ADDITIONAL SELLER" will mean an affiliate of Discover Bank that is included in the same "affiliated group" as Discover Bank for United States federal income tax purposes and that transfers Receivables in additional Accounts to the trust.

     "AGGREGATE INVESTED AMOUNT" will mean at any time the sum of the invested amounts of all series of certificates then issued and outstanding.

     "AGGREGATE INVESTOR INTEREST" will mean at any time the sum of the investor interests of all series of certificates then issued and outstanding.

     "AGGREGATE INVESTOR PERCENTAGE" will mean the sum of the allocation percentages for all series of certificates then issued and outstanding.

     "AMORTIZATION EVENT" will mean an event that may adversely affect the trust and your investment in the certificates, and that may cause the trust to begin to repay the certificates. We describe these events in more detail in "The Certificates--Amortization Events," in the prospectus supplement.

     "AMORTIZATION PERIOD" will mean, for any series, the period beginning when an Amortization Event occurs for that series and continuing until the trust has fully paid the principal of the applicable series or until the Series Termination Date for that series. The first distribution date of the Amortization Period will be the distribution date in the calendar month following the date on which the Amortization Event occurred.

     "ASSIGNMENT OF ADDITIONAL ACCOUNTS" will mean an assignment entered into between Discover Bank, the trustee, and if applicable an Additional Seller, pursuant to which additional accounts are designated as Accounts for the trust.

     "CCA INVESTOR INTEREST" means, with respect to Series 1993-3, a collateral interest in receivables arising under certain circumstances relating to the credit enhancement for that series.

     "CHARGED-OFF ACCOUNT" will mean each Account with respect to which the servicer has charged off the Receivables in the Account as uncollectible.

     "CHARGED-OFF AMOUNT" will mean, for any distribution date or Trust Distribution Date, the total amount of Receivables in Accounts that became Charged-Off Accounts in the previous calendar month minus:

     - the cumulative, uncollected amount previously billed by the servicers to Accounts that became Charged-Off Accounts during the prior calendar month with respect to finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges, and any other type of charges that the servicer has designated as "Finance Charge Receivables" for Accounts that are not Charged-Off Accounts, and

     - the full amount of any Receivables in these Charged-Off Accounts that Discover Bank repurchased.

     "CLASS PERCENTAGE" will mean, for any class of any series, with respect to any distribution date or any Trust Distribution Date, as applicable, the allocation percentages by which the trust allocates Finance Charge Collections, Principal Collections and the Charged-Off Amount to that class. The allocation percentage for a class may vary for each of these items. We describe the Class Percentage for each class of your series in more detail in the glossary of terms in the applicable prospectus supplement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTIONS ACCOUNT" will mean the non-interest bearing segregated trust account for collections established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in the trust.

     "DEFINITIVE CERTIFICATE" will mean any certificate issued to an investor in fully registered, certificated form, rather than to DTC or its nominees.

     "DFS" will mean Discover Financial Services, Inc.

     "DOL" means the U.S. Department of Labor.

     "EARLY ACCUMULATION EVENT," if applicable for any series, will mean an event that is designed to protect investors from certain events that may adversely affect the trust and that will obligate the trust to accumulate Principal Collections and similar amounts allocated to the series on a monthly basis in the series principal funding account. If your series could have an Early Accumulation Event, we will describe those events in more detail in the related prospectus supplement.

     "EARLY ACCUMULATION PERIOD," if applicable for any series, will mean the period beginning when an Early Accumulation Event occurs and continuing until an Amortization Event occurs, the trust has fully paid the principal of the applicable series or the Series Termination Date for the applicable series.

     "ELIGIBLE RECEIVABLE" will mean each Receivable which is eligible to be transferred to the trust by a seller. We describe the eligibility criteria for an Eligible Receivable in "The Certificates--Repurchase of Specified Receivables."

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

     "EXEMPTION" means the approval of individual prohibited transaction relief for Greenwood Trust Company, Final Authorization Number (FAN) 2000-05E (February 12, 2000) pursuant to Prohibited Transaction Exemption No. 96-62.

     "FINANCE CHARGE COLLECTIONS" for any calendar month will mean the sum of:

     (a) the lesser of:

      - the aggregate amount of Finance Charge Receivables for the preceding calendar month and

      - collections actually received in the applicable calendar month; and

     (b) all amounts received during the calendar month with respect to Receivables in the trust that have previously been charged-off as uncollectible, including all proceeds from sales of those receivables by the trust to third parties pursuant to the Pooling and Servicing Agreement.

     "FINANCE CHARGE RECEIVABLES" will mean, for any Account for any calendar month,

     - the net amount billed by the servicer during that month as periodic finance charges on the Account and cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges billed during that month to the Account and any other charges that the servicer may designate as "Finance Charge Receivables" from time to time, provided that the servicer will not designate amounts owing for the payment of goods and services or cash advances as "Finance Charge Receivables," minus

     - if the Account becomes a Charged-Off Account during that month, the cumulative, uncollected amount previously billed by the servicer to the Account as periodic finance charges, cash advance fees, annual membership fees, if any, fees for transactions that exceed the credit limit on the Account, late payment charges and any other type of charges that the servicer has designated as "Finance Charge Receivables" with respect to Accounts that are not Charged-Off Accounts.

     "FIXED PRINCIPAL ALLOCATION EVENT" will mean an event that causes the trust to allocate principal collections to a series based on a previous investor interest in Receivables for that series. We will describe the Fixed Principal Allocation Events for your series in "The Certificates--Class Principal Collections" and the glossary of terms in the applicable prospectus supplement.

     "GROUP COLLECTIONS ACCOUNT" will mean the non-interest bearing segregated trust account for collections allocated to a group established and maintained by the trustee with an office or branch of the trustee or a Qualified Institution for the benefit of the investors in each series that is a member of that group.

     "HIGHEST RATING" will mean, for purposes of the definition of Permitted Investments, with respect to Moody's, P-1 or Aaa, and, with respect to Standard & Poor's, A-1+ or AAA, or with respect to either Standard & Poor's or Moody's, any rating category that will not cause the Rating Agency to reduce or withdraw its rating on any class of any series then outstanding, as confirmed in writing by the applicable Rating Agency.

     "IRA" means any Individual Retirement Account or Individual Retirement Annuity.

     "MASTER SERVICER TERMINATION EVENT" will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the class invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

     - terminate the master servicer's rights and obligations under the Pooling and Servicing Agreement and any Series Supplement then outstanding, and

     - cause the trustee to appoint a successor master servicer.

These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the master servicer. We describe these events in more detail under "Servicing--Master Servicer Termination Events."

     "MINIMUM PRINCIPAL RECEIVABLES BALANCE" will mean, on any date of determination, an amount equal to the sum of the series minimum principal receivables balances for each series then outstanding.

     "MSDW" means Morgan Stanley Dean Witter & Co.

     "NON-U.S. HOLDER" means the beneficial owner of a certificate that, for United States federal income tax purposes, is

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - a foreign estate or trust,

as those terms are defined in the Code.

     "OID" means original issue discount.

     "PERMITTED INVESTMENTS" will mean:

     (i) negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

        (a) obligations issued or fully guaranteed, as to timely payment, by the United States of America or any instrumentality or agency of the United States of America, when those obligations are backed by the full faith and credit of the United States of America;

        (b) time deposits in, or bankers' acceptances issued by, any depository institution or trust company:

             - incorporated under the laws of the United States of America or any state of the United States, or which is a domestic branch of a foreign bank,

             - subject to supervision and examination by federal or state banking or depository institution authorities; and

             - that has, at the time the trust invests or contractually commits to invest in its time deposits or bankers' acceptances, the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations;

        (c) commercial paper or other short-term obligations having the Highest Rating at the time the trust invests or contractually commits to invest in that commercial paper or other short-term obligations; or

        (d)  investments in money market funds having the Highest Rating;

     (ii) demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to in clause (i)(b) above;

     (iii) shares of an open end diversified investment company that is registered under the Investment Company Act of 1940, as amended, and that:

        (a) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency of the United States of America, having in each instance a final maturity date of less than one year from their date of purchase, or other Permitted Investments;

        (b)  seeks to maintain a constant net asset value per share; and

        (c) has aggregate net assets of not less than $100,000,000 on the date the trust purchases those shares.

        These securities will not be represented by an instrument, will be registered in the name of the trustee upon books maintained for that purpose by or on behalf of the issuer of these securities and will be identified on books maintained for that purpose by the trustee as held for the benefit of the trust or the investors. The trust may only invest in these securities if they will not result in a reduction or withdrawal of the rating of any class of any series then outstanding, as confirmed in writing by the Rating Agencies;

     (iv) a guaranteed investment contract--guaranteed as to timely payment--the terms of which meet the criteria of the Rating Agencies and with an entity whose credit standards meet the criteria of the Rating Agencies necessary to preserve the rating of each class of each series then outstanding; and

     (v)  repurchase agreements transacted with either

        (a) an entity subject to the United States federal bankruptcy code, provided that:

             (1) the term of the repurchase agreement is consistent with the requirements set forth in Section 4.02(c) of the Pooling and Servicing Agreement with regard to the maturity of Permitted Investments or is due on demand,

             (2) the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

             (3) as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

             (4) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

             (5) the failure to maintain the requisite collateral level will obligate the trustee to liquidate the collateral immediately,

             (6) the securities subject to the repurchase agreement are certificates of deposit, bankers acceptances or obligations of, or fully guaranteed as to principal and interest by, the United States of America or an agency of the United States of America,

             (7) as evidenced by a certificate of a servicing officer of the master servicer delivered to the Trustee, the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or

        (b) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp., or SIPC, provided that:

             (1) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies,

             (2) the trustee or a third party acting solely as agent for the trustee has possession of the collateral,

             (3) as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the trustee on behalf of the trust has a perfected first priority security interest in the collateral,

             (4) as evidenced by a certificate of a servicing officer of the master servicer delivered to the trustee, the collateral is free and clear of third party liens; and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and

             (5) failure to maintain the requisite collateral percentage will obligate the trustee to liquidate the collateral.

        At the time the trust invests or contractually commits to invest in any repurchase agreement, the entity or institution must have the Highest Rating on its short-term deposits or commercial paper or, if its short-term deposits or commercial paper are unrated, the Highest Rating on its long-term unsecured debt obligations. Permitted Investments will include, without limitation, securities of Discover Bank or any of its affiliates which otherwise qualify as a Permitted Investment under clause (i), (ii), (iii), (iv) or (v) above.

     "POOLING AND SERVICING AGREEMENT" will mean the Pooling and Servicing Agreement dated as of October 1, 1993, by and between Discover Bank, formerly Greenwood Trust Company, as master servicer, servicer and seller, and U.S. Bank National Association, formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association, as trustee, as that agreement may be amended or supplemented from time to time.

     "PRINCIPAL COLLECTIONS" will mean, for any calendar month, all collections other than Finance Charge Collections.

     "PRINCIPAL RECEIVABLE" will mean each Receivable other than Finance Charge Receivables.

     "QUALIFIED INSTITUTION" will mean a depository institution organized under the laws of the United States of America or any one of the states of the United States of America that at all times has a short-term certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 or better by Moody's, and whose deposits are insured by the FDIC.

     "RATING AGENCY" will mean Moody's or Standard & Poor's, and "Rating Agencies" will mean Moody's and Standard & Poor's.

     "PTE" means a Department of Labor Prohibited Transaction Exemption.

     "RECEIVABLE" will mean any amounts owing by the obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, cash advances, finance charges and other charges, if any. A Receivable will be deemed to have been created at the end of the day on the date the servicer first records the transaction on the cardmember master file of the accounts maintained by the servicer or on the servicer's behalf, without regard to the effective date of recordation. A Receivable will not include any amount owing under a Charged-Off Account or an Account the Receivables in which have been repurchased pursuant to the Pooling and Servicing Agreement. Reference to a "receivable" will include any amount owing by an obligor under a Charged-Off Account or an Account in which the Receivables have been repurchased pursuant to the Pooling and Servicing Agreement.

     "RECEIVABLE REPURCHASE EVENT" means the failure of any Receivable to be an Eligible Receivable at the time the seller transfers it to the trust, if that failure has a material adverse effect on the investors' interest in the Receivables as a whole and the seller does not cure that failure within 60 days of:

     - the relevant seller's actual knowledge of the breach, or

     - the relevant seller's receipt of written notice of the event from the trustee.

See "The Certificates--Repurchase of Specified Receivables."

     "REQUIRED DAILY DEPOSIT" will mean, for any series, for any servicer that is required during any month to deposit collections into the Collections Account on a daily basis pursuant to the Pooling and Servicing Agreement, amounts that will be available to pay interest and principal, as applicable, under the cash flows for the applicable series, up to that servicer's proportionate share of the interest and principal expected to be paid to investors in that series on the related distribution date, as more fully specified in the applicable Series Supplement.

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     "RESTRICTED GROUP" means, for purposes of ERISA, Discover Bank, the trustee, the master servicer or any servicer, or, with respect to any particular series, an underwriter, a party providing credit support, or the counterparty on an interest rate swap or cap for the series, or any affiliate of any of them.

     "SELLER CERTIFICATE" will mean:

     - if a seller elects to evidence its interest in the trust in certificated form pursuant to the Pooling and Servicing Agreement, the certificate executed by Discover Bank and authenticated by the trustee, or

     - an uncertificated interest in the trust as evidenced by a recording in the books and records of the trustee,

in each case representing a residual interest in the assets of the trust not represented by the certificates of any series.

     "SELLER CERTIFICATE OWNERSHIP AGREEMENT" will mean, if applicable, the agreement entered into by Discover Bank, as seller, and any Additional Seller, as that agreement may be amended or supplemented from time to time.

     "SELLER INTEREST" will mean, for any trust distribution date or distribution date, the aggregate amount of Principal Receivables in the trust at the end of the previous calendar month minus the Aggregate Investor Interest at the end of that day; provided, however, that the Seller Interest will not be less than zero.

     "SELLER PERCENTAGE" will mean, on any date of determination, for any specified category, an amount equal to 100% minus the applicable Aggregate Investor Percentage for that category.

     "SERIES REPURCHASE EVENT" means the discovery that as of the date the trust issues a series, the applicable Series Supplement does not constitute a legal, valid and binding obligation of each seller, enforceable against each seller in accordance with its terms, subject to usual and customary exceptions relating to bankruptcy, insolvency and general equity principles. See "The Certificates--Repurchase of a Series."

     "SERIES SUPPLEMENT" will mean the Series Supplement to the Pooling and Servicing Agreement, dated as of the date the trust issues a series of certificates, between Discover Bank and the trustee, that establishes each series of certificates.

     "SERIES TERMINATION DATE" will mean, for any series, the last date on which the trust will pay principal or interest to the investors of that series.

     "SERVICER TERMINATION EVENT" will mean an event that will give either the trustee or investors holding certificates representing at least 51% of the invested amount for any class of any series then outstanding that is materially adversely affected by the event the right to:

     - terminate the servicer's rights and obligations under the Pooling and Servicing Agreement and any Series Supplement then outstanding, and

     - cause the trustee to appoint a successor servicer.

These events include certain breaches of representations, warranties or covenants, or certain events of insolvency with respect to the servicer. We describe these events in more detail under "Servicing--Servicer Termination Events."

     "TRUST DISTRIBUTION DATE" will mean November 10, 1993 and the tenth day of each calendar month thereafter, or, if that tenth day is not a business day, the next succeeding business day.

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     "TRUST PORTFOLIO REPURCHASE EVENT" means the discovery that as of October
1, 1993, or with respect to any additional Accounts, as of the date the applicable seller assigned the Receivables in those Accounts to the trust,

     - certain legal defects existed under the Pooling and Servicing Agreement or the assignments,

     - certain defects existed in the trust's rights in the Receivables, or

     - certain representations and warranties of any seller were not true and the breach is not cured within a specified time period.

For more information about these events and their consequences, see "The Certificates--Repurchase of Trust Portfolio."

     "UNITED STATES PERSON" means, generally, a beneficial owner of a certificate that is:

     - a citizen or resident of the United States,

     - a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state,

     - an estate the income of which is subject to United States federal income taxation regardless of the source of that income, or

     - a trust if a court within the United States is able to exercise primary supervision over the trust's administration, and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts in existence on August 20, 1996 that have validly elected to be treated as United States Persons.

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